CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R.
Sections 200.80(b)(4), 200.83 and 230.406.

                                                                  EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT
                          DATED AS OF OCTOBER 28, 1998


                                 BY AND BETWEEN


                              GENERAL MAGIC, INC.,
                             A DELAWARE CORPORATION


                                       AND


                         DATAROVER MOBILE SYSTEMS, INC.,
                            A CALIFORNIA CORPORATION




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                                TABLE OF CONTENTS
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ARTICLE I.  TERMS OF PURCHASE AND SALE......................................................1
        1.1    Sale of Common Stock, Series A Preferred Stock and Warrant...................1
        1.2    The Closing..................................................................1
        1.3    Allocation of Asset Consideration............................................2
        1.4    GM Expenses..................................................................2

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................3
        2.1    Organization, Standing and Power.............................................3
        2.2    Authority and Enforceability.................................................3
        2.3    Subsidiaries.................................................................4
        2.4    No Violations Resulting From Transactions....................................4
        2.5    Compliance with Laws.........................................................4
        2.6    Litigation...................................................................4
        2.7    Capitalization...............................................................5
        2.8    Offering Valid...............................................................5

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF GENERAL MAGIC...............................5
        3.1    Organization, Standing and Power.............................................5
        3.2    Authority....................................................................6
        3.3    No Violations Resulting From Transactions....................................6
        3.4    Compliance with Laws.........................................................6
        3.5    Litigation...................................................................6
        3.6    Real/Tangible Personal Property..............................................7
        3.7    DR Contracts.................................................................7
               (a)    List of DR Contracts..................................................7
               (b)    Enforceability; Defaults..............................................7
        3.8    Employee Confidential Information and Inventions Agreements..................7
        3.9    Preexisting Relationship with the Company....................................7
        3.10   Investigation; Economic Risk.................................................8
        3.11   Purchase for Own Account.....................................................8
        3.12   Accredited Investor..........................................................8
        3.13   Exemption from Registration; Restricted Securities...........................8
        3.14   Restrictive Legends..........................................................8

ARTICLE IV.  COVENANTS RELATING TO CONDUCT OF BUSINESS......................................9

ARTICLE V.  ADDITIONAL AGREEMENTS; WAIVER...................................................9
        5.1    Access to Information........................................................9

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        5.2    Additional Agreements........................................................9
               (a)    Obtaining Consents, Etc...............................................9
               (b)    Further Assurances...................................................10
               (c)    Non-Assignable Agreements............................................10
        5.3    Publicity...................................................................10
        5.4    Assignment of Rights........................................................11
        5.5    Taxes.......................................................................11
        5.6    DR Employees................................................................11
        5.7    Arrangements Relating to OEM Supply Agreement...............................12
        5.8    No Third-Party Licensing....................................................13
        5.9    Non-Solicitation............................................................13
        5.10   Company Repurchase Limitations..............................................13
        5.11   Books, Documents and Records................................................14

ARTICLE VI.  CONDITIONS PRECEDENT..........................................................14
        6.1    Conditions to Obligations of All Parties....................................14
               (a)    Governmental Approvals...............................................14
               (b)    Contractual Consents.................................................14
               (c)    No Injunctions or Restraints.........................................14
               (d)    Amendment to Charter.................................................14
               (e)    Board Composition....................................................14
               (f)    Ancillary Agreements.................................................14
               (g)    Founder Stock Purchase Agreements....................................15
               (h)    Release of Lien on DR Assets and Licensed Assets.....................15
               (i)    Stock Option Plan....................................................15
        6.2    Conditions of Obligations of the Company....................................15
               (a)    Representations and Warranties.......................................15
               (b)    Performance of Obligations...........................................15
               (c)    Secretary's Certificate..............................................15
               (d)    Good Standing Certificates...........................................16
               (e)    DR Assets/Liabilities Transfer Documents.............................16
               (f)    DR Employees Termination Letters.....................................16
        6.3    Conditions of Obligations of General Magic..................................16
               (a)    Representations and Warranties.......................................16
               (b)    Performance of Obligations...........................................16
               (c)    Secretary's Certificate..............................................16
               (d)    Good Standing Certificates...........................................16
               (e)    Employment Offer Letters.............................................17

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ARTICLE VII.  TERMINATION PRIOR TO CLOSING.................................................17
        7.1    Termination.................................................................17
        7.2    Effect on Obligations.......................................................17

ARTICLE VIII.  SURVIVAL OF REPRESENTATIONS, WARRANTIES
                AND COVENANTS AND INDEMNIFICATION..........................................17
        8.1    Agreement Survival of Representations, Warranties and Covenants.............17
        8.2    Indemnification by General Magic............................................17
        8.3    Indemnification by the Company..............................................18
        8.4    Additional Indemnification by General Magic.................................18
        8.5    Additional Indemnification by the Company...................................19
        8.6    Limitations on Indemnification..............................................19
        8.7    Procedure for Indemnification...............................................20

ARTICLE IX.  MISCELLANEOUS.................................................................22
        9.1    Interpretive Provisions.....................................................22
        9.2    Entire Agreement............................................................22
        9.3    Successors and Assigns......................................................22
        9.4    Headings....................................................................22
        9.5    Modification and Waiver.....................................................22
        9.6    Expenses....................................................................22
        9.7    Notices.....................................................................23
        9.8    Governing Law...............................................................23
        9.9    Third Party Beneficiaries...................................................23
        9.10   Severability................................................................24
        9.11   Dispute Resolution..........................................................24
        9.12   Counterparts and Facsimile Signatures.......................................25
        9.13   California Corporate Securities Law.........................................25
        9.14   Advice of Legal Counsel.....................................................25

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                                     -iii-

                                    SCHEDULES

       Schedule 1.3              Asset Allocation

       Schedule 2.4              No Violations of DataRover

       Schedule 3.3              No Violations of General Magic

       Schedule 3.4              Compliance with Laws by General Magic

       Schedule 3.5              General Magic Litigation

       Schedule 3.6              Real/Tangible Personal Property

       Schedule 3.7              List of  DR Contracts

       Schedule 5.6              DR Employees


                             EXHIBITS and APPENDICES

       Exhibit A                 License Agreement

       Exhibit B                 Bill of Sale

       Exhibit C                 Assignment and Assumption Agreement

       Exhibit D                 Amended and Restated Articles of Incorporation

       Exhibit E                 DR Employee Offer Letter

       Exhibit F                 Registration Rights Agreement

       Exhibit G                 Real Estate License Agreement

       Exhibit H                 Management Services Agreement

       Exhibit I                 Founder Stock Purchase Agreement

       Exhibit J                 Employment Termination Letter

       Exhibit K                 Warrant

       Exhibit L                 Stock Option Plan

       Appendix A                DR Assets

       Appendix B                Assumed Liabilities

       Appendix C                Founder Purchase Amounts

                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (this "Agreement") is entered into as of October 28, 1998 by and between General Magic, Inc., a Delaware corporation ("General Magic") and DataRover Mobile Systems, Inc., a California corporation (the "Company").

                              W I T N E S S E T H:

        WHEREAS, General Magic desires to (i) invest $2,000,000 in cash in the Company, (ii) assign to the Company certain assets (the "DR Assets") set forth on Appendix A and (iii) license to the Company certain assets (the "Licensed Assets"), pursuant to a license agreement substantially in the form attached hereto as Exhibit A (the "License Agreement"), in exchange for (w) the assumption of certain liabilities by the Company set forth on Appendix B (the "Assumed Liabilities" and together with the DR Assets and the Licensed Assets, the "DR Assets/Liabilities"), (x) 490,000 shares of Common Stock of the Company ("Common Stock"), (y) 6,600,000 shares of Series A Preferred Stock of the Company ("Series A Preferred Stock"), and (z) a warrant to purchase up to 100,000 shares of Common Stock at a per share price of $0.50, substantially in the form attached hereto as Exhibit K (the "Warrant").

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                           TERMS OF PURCHASE AND SALE

        1.1 Sale of Common Stock, Series A Preferred Stock and Warrant. At the Closing (as defined below), upon the terms and subject to the conditions set forth herein, as consideration for the assignment or license, as the case may be, of the DR Assets and the Licensed Assets (the "Asset Consideration") and the payment of $2,000,000 in cash (the "Cash Consideration"), less the GM Expenses, on or before the Closing Date, General Magic shall (i) purchase from the Company, and the Company shall sell to General Magic, 490,000 shares of Common Stock at a purchase price of $0.10 per share, 6,600,000 shares of Series A Preferred Stock at a purchase price of $0.50 per share and a warrant to purchase up to 100,000 shares of Common Stock at a per share price of $0.50 and (ii) the Company shall assume the Assumed Liabilities.

        1.2 The Closing.

                (a) The closing of the transactions contemplated hereby (the "Closing") shall take place at the Palo Alto offices of Gary Cary Ware & Freidenrich LLP, commencing at 9:00 a.m. on November 4, 1998 or at such other time and/or place and/or such other date as the parties may mutually agree (the "Closing Date"); provided, however, that the Closing Date shall not be later than November 6, 1998 unless otherwise mutually agreed by the parties.

                (b) At the Closing, upon the terms and subject to the conditions set forth herein, the Company shall issue and deliver or cause to be issued and delivered to General Magic a stock certificate representing 490,000 shares of Common Stock, a stock certificate representing 6,600,000 shares of Series A Preferred Stock and the Warrant.

                (c) At the Closing, upon the terms and subject to the conditions set forth herein, General Magic shall (i) tender cash, payable by check or wire transfer, in an amount equal to the Cash Consideration less the GM Expenses and
(ii) execute and deliver such documentation and agreements necessary to effectuate the assignment or license, as the case may be, of the DR Assets and the Licensed Assets and the transfer of the Assumed Liabilities to the Company, including but not limited to, the License Agreement, a bill of sale substantially in the form attached hereto as Exhibit B, an assignment and assumption agreement substantially in the form attached hereto as Exhibit C, and any other instruments of conveyance or transfer which may be reasonably necessary as requested by the Company, each in form and substance reasonably acceptable to the Company, pursuant to which General Magic shall (A) sell, convey, assign, transfer and deliver to the Company all right, title and interest in, to and under the DR Assets, free and clear of any and all Liens (as defined below) and (B) license to the Company the Licensed Assets pursuant to the License Agreement, and the Company shall assume the Assumed Liabilities from General Magic. General Magic shall simultaneously with such deliveries take all additional steps as may be necessary to put the Company in actual possession and operating control of all of the DR Assets and the Licensed Assets.

                (d) On and after the Closing Date, the parties hereto shall enter into, execute and deliver such other and further agreements, documents and instruments, as any of them may reasonably request, for the purpose of effectuating the transactions contemplated by this Agreement, in each case upon the terms and conditions of Section 5.2(b) below.

        1.3 Allocation of Asset Consideration. General Magic and the Company agree to allocate the Asset Consideration among the DR Assets and Licensed Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule set forth on Schedule 1.3. Neither General Magic nor the Company shall take any position for purposes of any federal, state, provincial or local income tax with respect to the allocation of the Asset Consideration that is inconsistent with such allocation.

        1.4 GM Expenses. For the purposes of this Agreement, the term "GM Expenses" shall be the (A) sum of the following: (x) $10,500 (which represents the rental payment for the month of October 1998 that would have been owing to General Magic by the Company under the Real Estate License Agreement, substantially in the form attached hereto as Exhibit G, had such agreement been in effect on October 1, 1998); (y) $20,000 (that represents the payment for the month of October 1998 which would have been owing to General Magic by the Company under the Management Services Agreement, substantially in the form attached hereto as Exhibit H, had such agreement been in effect on October 1,
1998) and (z) the aggregate dollar amount of payroll and other operating expenses incurred by General Magic directly attributable to the operation of the DR Business (as defined below) from October 1, 1998 until the Closing Date, to be estimated at the Closing Date (the "GM Operating Expenses"); provided, that the GM Operating Expenses shall not include any other allocations of expenses by General Magic to the DR Business that are not directly attributable to the DR Business minus (B) the revenue from sales and services related to the DR Business accrued or received on and after October 1, 1998 until the Closing Date, to be estimated at the Closing Date. The parties agree that General Magic shall pay, or the Company shall reimburse, whichever the case may be, any difference in the amounts estimated at the Closing Date and the actual amounts as determined by General Magic within a reasonable period after the Closing Date.

                                   ARTICLE II.
                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to General Magic as follows:

        2.1 Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of California and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted (the "Business"). The Company is duly qualified and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, except where the failure to be so qualified would not result in a Business Material Adverse Effect (as defined below). For purposes of this Agreement, the term "Business Material Adverse Effect" means any material adverse change in, or material adverse effect on, the business, assets, prospects, results of operations, value or condition (financial or otherwise) of the Company and/or the Business (individually or taken as a whole), or any event or circumstance which would likely prevent, hinder or materially delay the consummation of any of the transactions contemplated by this Agreement or any other agreements executed in connection herewith and substantially in the forms attached hereto as exhibits (collectively, the "Ancillary Agreements").

        2.2 Authority and Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and, assuming this Agreement and the Ancillary Agreements constitute valid and binding agreements of the other parties hereto and thereto, this Agreement and the Ancillary Agreements constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

        2.3 Subsidiaries. The Company does not (i) own beneficially or of record any shares of capital stock or any other security of any other entity or (ii) have any other investment in any other entity.

        2.4 No Violations Resulting From Transactions. Except as set forth in
Schedule 2.4, the execution and delivery by the Company of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by the Company will not (a) conflict with or violate any provision of the Amended and Restated Articles of Incorporation or by-laws of the Company, (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, (c) result in or constitute a Default (as defined below), or require any consent or approval of or notice to any person or entity, or result in the creation of a Lien (as defined below) other than as contemplated herein, under or pursuant to any material agreement which in any way relates to the Business of the Company or by which any of its assets are bound, or (d) violate any court order or injunction or Law (as defined below) applicable to the Company or by which any of its assets are bound. For purposes of this Agreement, (w) the term "Lien" shall mean any mortgage, lien, pledge, security interest, conditional sale agreement, charge, claim, easement, right, condition, restriction or other encumbrance or defect of title of any nature whatsoever (including without limitation, any assessment, charge or other type of notice which is levied or given by any Governmental Entity and for which a lien could be filed), (x) the term "Governmental Entity" shall mean any governmental authority, court, administrative agency or commission or other governmental or regulatory body or entity, whether federal, state, local or foreign, (y) the term "Law" shall mean any statute, law, ordinance, rule, regulation or administrative ruling or any governmental permit, franchise or license or any injunction, judgment, order or consent or similar decree or agreement, whether federal, state, local or foreign, and (z) the term "Default" means, with respect to any contract, agreement or other arrangement (a "Contract") (A) any breach or violation of, or default under, such Contract, (B) any event which could (either with or without notice or lapse of time or both) give rise to any right of termination, cancellation or acceleration or any obligation to repay with respect to such Contract or (C) any event which could result in either an increase in the obligations or liabilities of, or a loss of any benefit to which, the party in question or any of its affiliates may be entitled or subject to under such Contract.

        2.5 Compliance with Laws. Except for those matters which in the aggregate would not result in a Business Material Adverse Effect, (x) the Business is, and at all times has been, in compliance with all Laws applicable to the Business or the use of its properties (including any leased properties) and assets and (y) the Company has not received, and does not know of the issuance or threatened issuance by any Governmental Entity, of any notices of violation or alleged violation of any Law applicable to the Business.

        2.6 Litigation. There is no action, suit, claim, investigation or proceeding, whether at law or in equity (each, a "Legal Proceeding"), pending or, to the knowledge of the Company, threatened that relates in any way to the Business or that questions the validity of this Agreement or the Ancillary Agreements or any action taken or to be taken by the Company in connection with the consummation of the transactions contemplated hereby or thereby. There is no outstanding or, to the knowledge of the Company, threatened judgment, injunction, order or consent or similar decree or agreement of any Governmental Entity against, affecting or naming the Company or affecting any of its properties or assets.

        2.7 Capitalization.

                (a) Prior to the consummation of the transactions contemplated herein, the authorized capital stock of the Company consisted solely of 20,000,000 shares of Common Stock, none of which is issued and outstanding, and of 10,000,000 shares of Preferred Stock, none of which is issued and outstanding. There are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, rights, calls, agreements, demands or other arrangements or commitments of any character obligating the Company to issue, offer or dispose of any of its equity securities or any ownership interest therein or otherwise relating to the capital stock of the Company.

                (b) Upon the filing of the Amended and Restated Articles of Incorporation of the Company substantially in the form attached hereto as Exhibit D in accordance with the terms of this Agreement, the shares of Common Stock and Series A Preferred Stock, and the shares of Common Stock underlying the Warrant, when issued and sold to General Magic in accordance with the terms of this Agreement, and in the case of the shares of Common Stock underlying the Warrant, in accordance with the terms of the Warrant, and against payment therefor as described herein and therein, will be duly and validly issued, fully paid and non-assessable.

        2.8 Offering Valid. Assuming the accuracy of certain representations and warranties of General Magic contained in Article III hereof, the offer, sale and issuance of the Common Stock, the Series A Preferred Stock and the Warrant to General Magic in accordance with the terms of this Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell, or has offered to sell or will offer to sell, any shares of Common Stock or Series A Preferred Stock to any person or persons so as to bring the sale of the Common Stock or Series A Preferred Stock by the Company within the requirements for registration under the Act.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF GENERAL MAGIC


        General Magic hereby represents and warrants to the Company as follows:

        3.1 Organization, Standing and Power. General Magic is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        3.2 Authority. General Magic has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of General Magic. This Agreement and the Ancillary Agreements have been duly executed and delivered by General Magic and, assuming this Agreement and the Ancillary Agreements constitute valid and binding agreements of the other parties hereto, this Agreement and the Ancillary Agreements constitute the legal, valid and binding obligations of General Magic, enforceable against General Magic in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        3.3 No Violations Resulting From Transactions. Except as set forth in
Schedule 3.3 and except for those matters which in the aggregate would not result in a DR Material Adverse Effect (as defined below), the execution and delivery by General Magic of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by General Magic will not (a) conflict with or violate any provision of the Certificate of Incorporation or by-laws of General Magic, (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, (c) result in or constitute a Default, or require any consent or approval of or notice to any person or entity, or result in the creation of a Lien, under or pursuant to any DR Contract (as defined below) or
(d) violate any court order or injunction or Law applicable to General Magic or by which any of its assets are bound.

        3.4 Compliance with Laws. Except as set forth in Schedule 3.4 and except for those matters which in the aggregate would not result in a DR Material Adverse Effect (as defined below), (x) General Magic is, and at all times has been, in compliance with all Laws applicable to the DR Assets/Liabilities, and
(y) General Magic has not received, and does not know of the issuance or threatened issuance by any Governmental Entity, of any notices of violation or alleged violation of any Law applicable to the Assets/Liabilities. For the purposes of this Agreement, (y) the term "DR Business" means the business and operations of General Magic's DataRover hand-held communications products division, prior to the Closing, and (z) the term "DR Material Adverse Effect" means any material adverse change in, or material adverse effect on, the business, assets, prospects, results of operations, value or condition (financial or otherwise) of the DR Business, or any event or circumstance which would likely prevent, hinder or materially delay the consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements.

        3.5 Litigation. Except as set forth in Schedule 3.5, there is no Legal Proceeding, pending or, to the knowledge of General Magic, threatened that relates in any way to the DR Assets/Liabilities or that questions the validity of this Agreement or the Ancillary Agreements or any action taken or to be taken by General Magic in connection with the consummation of the transactions contemplated hereby or thereby. To the knowledge of General

Magic, no event has occurred and no circumstance, matter or set of facts exist which would constitute a valid basis for the assertion by any third party of any claim or Legal Proceeding, other than those listed on Schedule 3.5, which could reasonably be expected to result in a DR Material Adverse Effect. No event has occurred and no circumstance, matter or set of facts exists that would constitute a valid basis for an assertion by General Magic against a third party of any claim or Legal Proceeding, other than those listed on Schedule 3.5, which could reasonably be expected to result in a DR Material Adverse Effect, and General Magic has no intention of pursuing any such Legal Proceeding against a third party.

        3.6 Real/Tangible Personal Property. General Magic does not own or have the right to acquire, pursuant to any agreement, arrangement or understanding, any real property used in the DR Business. General Magic is in possession of and has good title to all the tangible personal property included on Appendix A. Except as set forth in Schedule 3.6, all the tangible personal property is free and clear of all Liens.

        3.7 DR Contracts.

                (c) List of DR Contracts. Schedule 3.7(a) sets forth a complete and accurate list of the contracts, agreements and other arrangements included in the DR Assets to be assigned by General Magic to the Company (collectively, the "DR Contracts").

                (d) Enforceability; Defaults. Except as set forth in Schedule 3.7(b) and except for those matters which in the aggregate would not result in a DR Material Adverse Effect: (i) each of the DR Contracts listed on Schedule 3.7(a) is a valid and enforceable obligation of General Magic in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (ii) General Magic is not aware of the assertion (written or oral) by any third party of any claim of Default or breach under any of the DR Contracts listed, or required to be listed, in Schedule 3.7(a); and (iii) none of the terms of this Agreement nor the consummation of the transactions contemplated hereby conflicts with or would cause a Default under any of the DR Contracts.

        3.8 Employee Confidential Information and Inventions Agreements. To the knowledge of General Magic, each former and current employee, officer and consultant who has performed services in connection with the DR Business has executed a confidential information and inventions agreement with respect to the DR Business. To the knowledge of General Magic, no Default exists under any such agreements by any party thereto.

        3.9 Preexisting Relationship with the Company. General Magic has a preexisting personal or business relationship with the Company or its officers, directors and controlling shareholders of a nature and duration that allows General Magic to be aware of the general business and financial circumstances of the Company.

        3.10 Investigation; Economic Risk. General Magic has had an opportunity to discuss the business, affairs and current prospects of the Company and to ask questions and receive answers from the Company regarding the terms and conditions of the issuance by the Company of the shares of Common Stock and Series A Preferred Stock. General Magic has been furnished with, and has had access to, such information that it considers necessary or appropriate for deciding whether to engage in the transactions contemplated by this Agreement. General Magic is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial or business matters necessary to evaluate the merits and risks of the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

        3.11 Purchase for Own Account. The shares of Common Stock and Series A Preferred Stock, including the shares of Common Stock underlying the Warrant, to be purchased by General Magic will be acquired for its own account and not with a view to or in connection with the sale or distribution of any part thereof.

        3.12 Accredited Investor. General Magic is an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the Act.

        3.13 Exemption from Registration; Restricted Securities. General Magic understands that the sale of shares of Common Stock, Series A Preferred Stock and Common Stock underlying the Warrant will not be registered under the Act on the ground that such sale provided for in this Agreement is exempt from registration under the Act, and that the reliance of the Company on such exemption is predicated in part on General Magic's representations set forth in this Agreement. General Magic understands that the shares of Common Stock and Series A Preferred Stock are restricted securities within the meaning of Rule 144 under the Act, and must be held pursuant to the requirements of Rule 144 unless they are subsequently registered or an exemption from such registration is available, or they are sold in compliance with Regulation S.

        3.14 Restrictive Legends. The certificates representing the shares of the Company's Preferred Stock will bear some or all of the following legends giving notice of restrictions on transfer under the Act and this Agreement as follows:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED OR TRANSFERRED IN A TRANSACTION WHICH WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON AN EXEMPTION AFFORDED BY THE ACT. NO SALE OR TRANSFER OF THESE SHARES SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS
        (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT OR
        (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED";

               (b) "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF A REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST OF THE SHARES) WHICH MAY RESTRICT THE TRANSFER OF THE SHARES FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED"; and

                (e) Any other legends required by applicable state securities laws as determined by the Company.

                                   ARTICLE IV.
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

        During the period from the date of this Agreement and continuing until the Closing, the Company agrees that, except as expressly contemplated or permitted by this Agreement, it shall not conduct any business without the prior written consent of General Magic.

                                   ARTICLE V.
                          ADDITIONAL AGREEMENTS; WAIVER

        5.1 Access to Information. The Company agrees that, prior to the Closing Date, General Magic shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations and financial condition of the Business and examination of its books and records as General Magic may reasonably request, and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Company shall cooperate fully therein. In order that General Magic may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Business, the Company shall use its best efforts to cause the Company's officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate fully with such representatives in connection with such review and examination.

        5.2 Additional Agreements.

                (a) Obtaining Consents, Etc. Each of the parties hereto agrees to use its respective best efforts to (i) take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with General Magic and the Company as are necessary for consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (iii) fulfill all conditions precedent applicable to such party pursuant to this Agreement.

                (b) Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the Ancillary Agreements, each party hereto shall use its respective commercially reasonable efforts to take or cause to be taken all such necessary action. Without limiting the generality of the foregoing, at any time and from time to time after the Closing Date, at the request of and reasonable expense of the Company, General Magic shall execute and deliver such other instruments of assignment and transfer, and shall take such action as the Company may reasonably deem necessary or appropriate, in order to more effectively transfer, convey and assign to the Company and to confirm the Company's right, title and interest in, all of the DR Assets to be transferred pursuant to this Agreement, to put the Company in actual possession and operating control thereof and to permit the Company to exercise all rights with respect thereto (including, without limitation, rights under any Non-Assignable Agreements (as defined below)).

                (c) Non-Assignable Agreements. In the event and to the extent that General Magic is unable to obtain any required consent to the transfer at the Closing to the Company of any DR Contract (any such contract, the "Non-Assignable Agreement"), then (i) General Magic shall remain a party to and shall continue to be bound by such Non-Assignable Agreement, (ii) the Company shall pay, perform and discharge fully all of the obligations of General Magic thereunder from and after the Closing Date, upon the terms and subject to the conditions of such Non-Assignable Agreement, (iii) the Company shall indemnify General Magic for any Losses (as defined below) arising out of any failure on the part of the Company to fulfill any of its obligations referred to under clause (ii) above, from and after the Closing Date, (iv) General Magic shall, without further consideration therefor, pay, assign and remit to the Company promptly all monies, rights and other consideration received in respect of such Non-Assignable Agreement on and after the Closing Date, and (v) General Magic shall, without further consideration therefor, exercise and exploit its rights and options under such Non-Assignable Agreement in the manner and only to the extent directed by the Company and at the Company's sole expense. If and when any consent shall be obtained following the Closing Date with respect to the transfer by General Magic to the Company of any such Non-Assignable Agreement or such Non-Assignable Agreement shall otherwise become assignable following the Closing Date, General Magic shall promptly assign all of its rights and obligations thereunder to the Company, without further consideration therefor, and the Company shall, without further consideration therefor, assume such rights and obligations, to the fullest extent permitted. The existence of the provisions of this Section 5.2 shall not reduce or otherwise adversely affect any party's ability to enforce any of its rights under this Agreement.

        5.3 Publicity. On or prior to the Closing Date and for the sixty-day period following the Closing Date, the Company and General Magic will consult with each other and will mutually agree, which agreement shall not be unreasonably withheld or delayed, upon any press release or public announcement pertaining to this Agreement, the Ancillary Agreements, the Company, the Business or the DR Assets/Liabilities, and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except that either party may issue any such release or make any such public announcement as it determines, in its sole discretion, may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the parties shall use reasonable efforts to consult in good faith with each other (but shall not be required to obtain the agreement of either party) before issuing any such press release or making any such public announcement. Notwithstanding the foregoing, the Company may issue a press release or public announcement without the approval or agreement of General Magic with the Company if General Magic fails to respond to the Company regarding any such press release or public announcement within 72 hours of receipt of the proposed press release or public announcement from the Company.

        5.4 Assignment of Rights. Effective as of the Closing, General Magic hereby grants to the Company the right to assert as third party beneficiary any and all rights of General Magic to enforce against any current or former director, officer or employee of General Magic, any remedies it may have to protect any trade secret, trade right, process, formula, customer list, confidential or proprietary report or information of General Magic to the extent related to the DR Assets/Liabilities. General Magic shall cooperate in such enforcement by the Company and, if and to the extent that the Company is unable to enforce such rights directly against any such director, officer or employee, to the maximum extent permitted by law, shall use commercially reasonable efforts to enforce any and all such rights on behalf of and for the benefit of the Company and shall assign to the Company any judgments or awards rendered on behalf of or for the benefit of the Company in connection with the enforcement of such rights. All reasonable costs associated with the enforcement of rights by or on behalf of the Company under this Section 5.4 will be the sole responsibility of the Company. The Company shall indemnify General Magic for all claims or judgments entered against General Magic arising out of General Magic's actions undertaken in good faith pursuant to this Section 5.4 or under the direction of the Company.

        5.5 Taxes. All sales, value added, use, transfer, registration, stamp and similar taxes imposed in connection with the assignment of the DR Assets (the "Taxes") will be borne by General Magic, and General Magic will indemnify, and hold the Company harmless against, any such Taxes.

        5.6 DR Employees. As of the Closing Date, the Company will offer employment to each employee of General Magic set forth on Schedule 5.6 (the "DR Employees") by delivering to each of the DR Employees an offer of employment substantially in the form attached hereto as Exhibit E. All salary, bonus, benefits, severance and other compensation, payments or other obligations accrued or due to any DR Employees and any other employees of General Magic as of the Closing Date, whether or not they are offered or accept employment with the Company as of the Closing Date, shall be the exclusive responsibility of General Magic; and General Magic shall indemnify, and hold the Company harmless against, any and all such obligations.

        5.7 Arrangements Relating to OEM Supply Agreement. In connection with the assignment by General Magic to the Company and the assumption by the Company of the OEM Supply Agreement for Magic Cap Devices dated as of August 11, 1997 by and between General Magic and OKI Electric Industry Co., Ltd. ("OKI"), as amended (the "OKI Agreement"), the Company and General Magic agree as follows:

               (a) General Magic shall, notwithstanding the assignment to and assumption by the Company of the OKI Agreement, take no action to withdraw or terminate the documentary letter of credit (the "Letter of Credit") established by General Magic in favor of OKI to permit payments to OKI of amounts due and owing OKI under the OKI Agreement.

               (b) The Company agrees to reimburse General Magic upon notice by General Magic to the Company for each remittance General Magic is required to make to the lending institution which issued the Letter of Credit (each such remittance is referred to as an "OKI Obligation" and all such remittances collectively as the "OKI Obligations") in connection with each draw (a "Draw") made by OKI on the Letter of Credit on or after October 1, 1998. The Company shall reimburse General Magic for each OKI Obligation upon the earlier of (i) five business days following the receipt by the Company of payment for the sale of the products the supply of which under the OKI Agreement gave rise to a Draw and subsequent OKI Obligation and (ii) 120 days following the specific Draw which gave rise to an OKI Obligation.

               (c) As collateral security for the prompt reimbursement when due of the OKI Obligations by the Company to General Magic, effective as of the Closing, the Company hereby grants to General Magic a continuing first priority security interest in all personal property of the Company whether owned as of the Closing (including such property acquired by the Company pursuant to this Agreement) or created or acquired thereafter including, without limitation, (i) all accounts, goods, fixtures, instruments, documents, chattel paper (as such terms are defined in Article 9 of the California Uniform Commercial Code as now in existence or hereafter amended (the "UCC")), wherever located, and all replacements and substitutions therefor and products and proceeds thereof, and
(ii) all general intangibles (as such term is defined in the UCC), together with all renewals, replacements and substitutions therefor, all rights accruing therefrom and all proceeds thereof (the "Collateral"). In the event the Company fails to make the required payments when due to General Magic required under
Section 5.7(b), General Magic shall be entitled to exercise all rights and remedies of a secured party under the UCC or any other applicable law. Nothing herein shall prevent the Company from granting security interests in the Company's assets so long as such security interests are expressly subordinate to the security interest granted in this Section 5.7(c).

               (d) The Company hereby irrevocably constitutes and appoints General Magic and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in General Magic's discretion, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary to accomplish the purposes of Section 5.7(c).

               (e) At the Closing or any time thereafter, the Company agrees to take such further action and to execute such additional agreements, documents and instruments as General Magic shall reasonably request to effect the security interest granted in Section 5.7(c).

        5.8 No Third-Party Licensing. During the period from the date of this Agreement and continuing until the Closing, General Magic shall not license, assign or otherwise transfer any right, title or interest in the Licensed Technology (as defined in the License Agreement) to any third party, except as would have been permitted under the License Agreement had it been effective during such period.

        5.9    Non-Solicitation.

               (a) General Magic agrees that it will not without the prior written consent of the Company (i) solicit, engage, compensate, induce away or hire for employment or other representation, any employee, agent, representative or independent contractor known by General Magic to be employed or retained by the Company, (ii) solicit or induce any such person to terminate any relationship such person may have with the Company or (iii) encourage any third party to do any of the foregoing (provided that General Magic shall not be prevented from hiring any person who contacts General Magic pursuant to a general employment solicitation or advertisement placed by General Magic in a newspaper or other medium of general circulation or on his or her own initiative without direct or indirect solicitation from General Magic).

               (b) The Company agrees that it will not without the prior written consent of General Magic (i) solicit, engage, compensate, induce away or hire for employment or other representation, any employee, agent, representative or independent contractor known by the Company to be employed or retained by General Magic, (ii) solicit or induce any such person to terminate any relationship such person may have with General Magic, or (iii) encourage any third party to do any of the foregoing (provided that the Company shall not be prevented from hiring any person who contacts the Company pursuant to a general employment solicitation or advertisement placed by the Company in a newspaper or other medium of general circulation or on his or her own initiative without direct or indirect solicitation from the Company).

        5.10 Company Repurchase Limitations. The Company agrees that it shall not, without the prior written consent of General Magic, repurchase any shares of its Common Stock under any circumstances, if such repurchase would cause General Magic to own fifty percent (50%) or more of the total shares of Common Stock outstanding immediately following such repurchase.

        5.11 Books, Documents and Records. The parties agree that at any time after the Closing, they will take any actions necessary to the transfer of books, documents and records related to the DR Business as both parties deem necessary.

                                   ARTICLE VI.
                              CONDITIONS PRECEDENT

        6.1 Conditions to Obligations of All Parties. The respective obligations of each party under this Agreement shall be subject to the satisfaction prior to the Closing Date of the following conditions:

               (a) Governmental Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, prerequisite to the transactions contemplated hereby, shall have been filed, occurred or been obtained, as the case may be; provided, however, that any other state or federal securities law filings shall be made after the Closing Date within the time frame required by applicable law.

               (b) Contractual Consents. General Magic shall have given all notices to, and obtained all assignments, consents, approvals or authorizations of or from, any individual, corporation or other party which may be necessary to permit the consummation of the transactions contemplated hereby (including, without limitation, any assignments or consents required under contracts and agreements to which General Magic is a party, or by which General Magic or any DR Assets may be bound, or which may be required to permit the assignment and license of the DR Assets and the Licensed Assets, respectively).

               (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements shall be in effect; provided that prior to invoking this condition, each party shall use all commercially reasonable efforts to have any such order, injunction, legal restraint or prohibition vacated.

               (d) Amendment to Charter. The Amended and Restated Articles of Incorporation substantially in the form attached hereto as Exhibit D shall have been filed with the Secretary of State of the State of California.

               (e) Board Composition. Steven D. Schramm, Jeffrey J. Ellis, Mary
E. Doyle, James P. McCormick and Michael R. Migliore shall have been duly elected or appointed, effective as of the Closing, to the Board of Directors of the Company.

               (f) Ancillary Agreements. Each Ancillary Agreement, including, without limitation, the Registration Rights Agreement substantially in the form attached hereto as Exhibit F, the License Agreement substantially in the form attached hereto as Exhibit A, the Real Estate License Agreement substantially in the form attached hereto as Exhibit G, the Management Services Agreement substantially in the form attached hereto as Exhibit H and a

Shareholders' Agreement by and among General Magic and the Founders (as defined below) in a form mutually satisfactory to the parties thereto, shall have been duly executed and delivered by the Company and the other parties thereto.

                (g) Founder Stock Purchase Agreements. Each of Steven D. Schramm, Jeffrey J. Ellis, Michael R. Migliore and Eric D. Popejoy (the "Founders") shall have entered into a Founder Stock Purchase Agreement, substantially in the form attached hereto as Exhibit I, for the amount set forth on Appendix C hereto opposite such Founder's name.

                (h) Release of Lien on DR Assets and Licensed Assets. Silicon Valley Bank shall have executed a consent and release terminating its security interest in and releasing its lien on the DR Assets and consenting to the license of the Licensed Assets by General Magic.

                (i) Stock Option Plan. The Company shall have duly authorized and adopted a Stock Option Plan (the "Plan") with an initial reserve of 750,000 shares of Common Stock, substantially in the form attached hereto as Exhibit L, and entered into Stock Option Agreements with each DR Employee, substantially in the form attached to the Plan.

        6.2 Conditions of Obligations of the Company. The obligations of the Company to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions (which are for the exclusive benefit of the Company) prior to the Closing Date, any or all of which may be waived in whole or in part by the Company (provided that such waiver, to be binding upon the Company, must be in a writing duly executed by the Company):

                (a) Representations and Warranties. The representations and warranties of General Magic set forth in this Agreement and qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified, earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received an officer's certificate of General Magic certifying to such effect.

                (b) Performance of Obligations. General Magic shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received an officer's certificate of General Magic certifying to such effect.

                (c) Secretary's Certificate. General Magic shall have delivered to the Company at the Closing a certificate of the Secretary or Assistant Secretary of General Magic certifying (a) attached copies of the charter and by-laws as currently in effect, (b) attached copies of the resolutions of the Board of Directors of General Magic authorizing this Agreement and each of the other documents and transactions contemplated hereby and (c) the signatures and titles of the officers of General Magic who have executed any agreement delivered in connection herewith.

               (d) Good Standing Certificates. General Magic shall have delivered or caused to be delivered to the Company a current good standing certificate of General Magic in each jurisdiction in which it is qualified to transact business.

               (e) DR Assets/Liabilities Transfer Documents. General Magic shall have delivered a duly executed Bill of Sale substantially in the form attached hereto as Exhibit B, and an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit C.

               (f) DR Employees Termination Letters. General Magic shall have delivered to each DR Employee a Termination of Employment Letter substantially in the form attached hereto as Exhibit J.

               6.3 Conditions of Obligations of General Magic. The obligations of General Magic to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions (which are for the exclusive benefit of General Magic) prior to the Closing Date, any or all of which may be waived in whole or in part by General Magic (provided that such waiver, to be binding upon General Magic, must be in a writing duly executed by General Magic):

               (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified, earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and General Magic shall have received an officer's certificate of the Company certifying to such effect.

               (b) Performance of Obligations. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and General Magic shall have received an officer's certificate of the Company certifying to such effect.

               (c) Secretary's Certificate. The Company shall have delivered to General Magic at the Closing a certificate of the Secretary or Assistant Secretary of the Company certifying (a) attached copies of the Amended and Restated Articles of Incorporation and by-laws of the Company, as currently in effect, (b) attached copies of the resolutions of the Board of Directors of the Company authorizing the Amended and Restated Articles of Incorporation, this Agreement and each of the other documents and transactions contemplated hereby and (c) the signatures and titles of the officers of the Company who have executed any agreement delivered in connection herewith.

               (d) Good Standing Certificates. The Company shall have delivered or caused to be delivered to General Magic a current good standing certificate of the Company in each jurisdiction in which it is qualified to transact business.

               (e) Employment Offer Letters. Each DR Employee shall have received an offer of employment reasonably acceptable to General Magic from the Company substantially in the form attached hereto as Exhibit E.

                                  ARTICLE VII.
                          TERMINATION PRIOR TO CLOSING

        7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

               (a) By the mutual written consent of the Company and General Magic; or

               (b) By either General Magic or the Company by written notice, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if there shall have been a breach by the other party of any of its representations, warranties, covenants or agreements contained herein, which breach results in a failure to satisfy a condition to the terminating party's obligation to consummate the transactions provided herein.

        7.2 Effect on Obligations. Termination of this Agreement pursuant to this Article VII shall terminate all obligations of the parties hereunder, except for their obligations under Sections 5.3, 9.6 and 9.11; provided, however, that termination pursuant to Section 7.1(b) shall not relieve the defaulting or breaching party from any liability to the other party hereto.

                                  ARTICLE VIII.
                   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                          COVENANTS AND INDEMNIFICATION

        8.1 Agreement Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained in this Agreement and any certificate, document or instrument delivered hereunder or in connection herewith shall be deemed continuing representations, warranties and covenants and shall survive the Closing Date for a period of one year.

        8.2 Indemnification by General Magic. General Magic shall indemnify and hold the Company and each of its affiliates, officers and directors (collectively, the "Company Indemnitees") harmless against and with respect to, and shall reimburse the Company Indemnitees for:

               (a) Any and all Losses resulting from a breach of any representation or warranty of or nonfulfillment of any covenant or agreement by it contained herein or in any Ancillary Agreement (other than the License Agreement) to which General Magic is a party and are delivered to the Company hereunder or in connection herewith; and

               (b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

        For purposes of this Article VIII, "Losses" shall mean all assessments, losses, damages, costs, expenses, liabilities, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds actually received), including (a) interest on cash disbursements in respect of any of the foregoing at the rate of 7%, compounded quarterly, from the date each such cash disbursement is made until the person incurring the same shall have been indemnified in respect thereof and (b) reasonable costs, fees and expenses of attorneys, accountants and other agents of such person.

        8.3 Indemnification by the Company. The Company shall indemnify General Magic and each of its affiliates, officers and directors (the "General Magic Indemnitees") harmless against and with respect to, and shall reimburse each of General Magic Indemnitees for:

               (a) Any and all Losses resulting from a breach of any representation or warranty of the Company or nonfulfillment of any covenant or agreement by it contained herein or in any Ancillary Agreement delivered to General Magic hereunder or in connection herewith; and

               (b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

        8.4 Additional Indemnification by General Magic. In addition to the indemnification obligations of General Magic under Section 8.2, General Magic shall indemnify and hold the Company Indemnitees harmless against and with respect to, and shall reimburse the Company Indemnitees for:

               (a) Any and all obligations and liabilities of General Magic relating to the DR Assets prior to the Closing Date;

               (b) Any and all Losses relating to the conduct or operation of the DR Business (other than the Assumed Liabilities) prior to the Closing Date;

               (c) Any and all Losses imposed upon or incurred by the Company arising out of General Magic's infringement or misappropriation of the intellectual property rights (including, without limitation, patents, copyrights, trade secrets, trademarks, software, technology, know-how or processes) of any third party relating to the DR Business, prior to the Closing Date; and

               (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

        8.5 Additional Indemnification by the Company. In addition to the indemnification obligations of the Company under Section 8.3, the Company shall indemnify and hold General Magic and each General Magic Indemnitee harmless against and with respect to, and shall reimburse each of the General Magic Indemnitees for:

               (a) Any and all obligations and liabilities of the Company relating to the DR Assets/Liabilities from and after the Closing Date;

               (b) Any and all Losses relating to the conduct or operation of the Company's Business from and after the Closing Date;

               (c) Any and all Losses imposed upon or incurred by General Magic arising out of the Company's infringement or misappropriation of the intellectual property rights (including, without limitation, patents, copyrights, trade secrets, trademarks, software, technology, know-how or processes) of any third party relating to the DR Assets/Liabilities, subsequent to the Closing Date; and

               (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

        8.6 Limitations on Indemnification.

        (a) Notwithstanding Sections 8.2, 8.3, 8.4 and 8.5 hereof, the rights and obligations under this Article VIII of the General Magic Indemnitees and the Company Indemnitees are subject to the following:

                        (i) neither the General Magic Indemnitees nor the Company Indemnitees shall be entitled to any recovery unless a claim for indemnification is made in accordance with Section 8.7(a), the claim for indemnification is made within the time period of survival set forth in Section
8.1 and the entity seeking indemnification complies with the procedures set forth in Section 8.7;

                        (ii) the General Magic Indemnitees, on the one hand, and the Company Indemnitees, on the other hand, shall not be entitled to any indemnification pursuant to Sections 8.2, 8.3, 8.4 and 8.5 hereunder and Section
8.1 of the License Agreement, as applicable, unless and until the Losses that the relevant party is entitled to be indemnified for pursuant to Sections 8.2, 8.3, 8.4 and 8.5 hereunder and Section 8.1 of the License Agreement, as applicable, exceed, in the aggregate, $50,000 (the "Deductible"), in which event the relevant party shall be entitled to recover any Losses exceeding such amount; provided that the maximum aggregate amount that General Magic shall be liable for pursuant to Section 8.2 and Section 8.1 of the License Agreement is $250,000 and that the maximum aggregate amount that the Company shall be liable for pursuant to Section 8.3 is $250,000; and

                        (iii) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH ANY CLAIMS, LOSSES, DAMAGES, OR INJURIES ARISING OUT OF THE CONDUCT OF THE PARTIES PURSUANT TO THIS AGREEMENT.

        Notwithstanding anything herein to the contrary, the limitations set forth in this Section 8.6 shall not apply to any claims arising out of fraud or intentional misconduct in the making of representations and warranties set forth herein.

               (b) Notwithstanding Sections 8.2 and 8.4 hereto, General Magic shall have no indemnification obligation with respect to any breach of any representation or warranty made by General Magic in this Agreement if such breach is based solely on a claim that, or arises solely as a result of the fact that: (i) intellectual property of General Magic included in the DR Assets or the Licensed Assets infringes on the intellectual property rights of any third party, (ii) the intellectual property of General Magic included in the DR Assets or the Licensed Assets does not constitute all of the intellectual property necessary for the operation by the Company of its business as contemplated to be conducted as of the Closing Date or (iii) General Magic did not have title to, or had insufficient rights to, the intellectual property included in the DR Assets or the Licensed Assets.

               (c) Except as otherwise provided in this Agreement, the indemnification provisions in this Article VIII shall be the exclusive remedy for any breach of the representations and warranties set forth in this Agreement.

        8.7 Procedure for Indemnification. The procedure for indemnification shall be as follows:

               (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) in reasonable detail, the factual basis for such and
(ii) in good faith, the estimated amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against the Claimant, such notice shall be given by Claimant within ten business days after written notice of such action, suit or proceeding was received by Claimant. The failure of the Claimant to provide such written notice within the time period specified shall not relieve the Indemnifying Party of its indemnification liability under Sections 8.2, 8.3, 8.4 and 8.5, unless such failure materially prejudices the rights of the Indemnifying Party in defending against the claim or action.

               (b) Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have 30 days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), subject to clause (0) below with respect to third party claims, the Claimant may seek appropriate legal remedy.

               (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. Claimant shall have the right to approve legal counsel selected by Indemnifying Party, which approval shall not be unreasonably withheld. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim with legal counsel of its own selection; provided, however, that the Claimant shall pay the fees and expenses of such counsel unless the named parties to any such claim include both the Claimant and the Indemnifying Party and the Claimant has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, it being understood that the Indemnifying Party shall not, in connection with any one claim, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Claimant. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such Claim; provided, however, that no settlement or compromise of any claim which may result in any indemnification liability may be made by the Claimant without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. No settlement or compromise of any claim may be made by the Indemnifying Party without the prior written consent of the Claimant, which written consent shall not be unreasonably withheld or delayed.

               (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

               (e) Upon satisfaction of any third party claim pursuant to this
Article VIII, the Indemnifying Party shall be subrogated to all rights and remedies of the Claimant against any third party with respect to such claim; provided that such right of subrogation shall be limited in amount to the amount actually received by the Claimant from the Indemnifying Party with respect to such claim; and provided, further, that any claim by an Indemnifying Party against any such third party resulting from such right of subrogation shall be subordinated to any claim of the Claimant against such third party for amounts in excess of the amount actually received by the Claimant from the Indemnifying Party pursuant to this Article VIII.

               (f) The indemnification rights provided in Sections 8.2, 8.3, 8.4 and 8.5 shall extend to the shareholders, members, directors, officers, employees and representatives of the Claimant, although for the purpose of the procedures set forth in this Section 8.7, any indemnification claims by such parties shall be made by and through the Claimant.

                                   ARTICLE IX.
                                  MISCELLANEOUS

        9.1 Interpretive Provisions. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto.

        9.2 Entire Agreement. This Agreement, the Schedules to this Agreement, the Registration Rights Agreement, and the documents referred to or implementing the provisions hereof and thereof, set forth the entire agreement between the parties with regard to the subject matter of this Agreement. No other covenants, representations or warranties, express or implied, oral or written, have been made by either party to the other with respect to the subject matter of this Agreement.

        9.3 Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, executors, beneficiaries and permitted assigns of the parties hereto.

        9.4 Headings. The headings of the articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

        9.5 Modification and Waiver. No amendment, modification, alteration or supplement of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

        9.6 Expenses. Each party shall bear its own costs and expenses incurred in connection with the negotiation of this Agreement and the performance of the transactions contemplated hereby, including, without limiting the generality of the foregoing, the reasonable fees and expenses of its and their accountants and legal counsel against receipt of itemized invoices.

        9.7 Notices. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any return receipt express courier (prepaid), or one (1) business day after transmission by telecopier, addressed to the other party at its address (or facsimile number, in the case of transmission by telecopier) as follows:

               if to General Magic:

                      General Magic, Inc.
                      420 North Mary Avenue
                      Sunnyvale, California 94086
                      Attention:  General Counsel
                      Telecopier No.:  (408)744-4023

               if to the Company, to:

                      DataRover Mobile Systems, Inc.
                      420 North Mary Avenue
                      Sunnyvale, California 94086
                      Attention:  President
                      Telecopier No.:  (408)744-4014

               in each case, with a copy to:

                      Gray Cary Ware & Freidenrich LLP
                      400 Hamilton Avenue
                      Palo Alto, California 94301
                      Attention:  Diane Holt Frankle, Esq.
                      Telecopier No.:  (650) 327-3699

or at such other address for a party as shall be designated in writing by like notice.

        9.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California applicable to agreements made among California residents and to be performed wholly within such jurisdiction, without regard to conflicts of laws principles.

        9.9 Third Party Beneficiaries. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give any person or entity, other than the parties hereto, and their respective successors, executors, beneficiaries, permitted assigns and affiliates, any rights or remedies under or by reason of this Agreement.

        9.10 Severability. If any provisions of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        9.11 Dispute Resolution.

               (a) Any controversy or claim arising out of or relating to this Agreement (or breach thereof), whether arising in tort, contract or otherwise, shall be settled in accordance with the following procedures:

                        (i) With the exception of injunctive relief sought by either party, the parties shall attempt to resolve any disputes that may arise between them in connection with this Agreement on an amicable basis through their good faith discussions;

                        (ii) If the parties are not able to resolve their dispute through good faith discussions within sixty (60) days of one party notifying the other of a dispute, except for injunctive relief sought by either party, the parties agree to submit any disputes arising under this Agreement to binding arbitration under the rules and auspices of the American Arbitration Association ("AAA") in San Francisco, California. The arbitration site shall be in San Francisco, California; and

                        (iii) A single arbitrator shall be selected according to AAA rules within thirty (30) days of submission of the dispute to AAA. The arbitrator shall conduct the arbitration in accordance with the California Evidence Code. The parties shall be entitled to discovery as provided in Sections 1283.05 and 1283.1 of the California Code of Civil Procedure.

               (b) The arbitrator shall have the power to enter any award that could be entered by a Judge of the Superior Court of the State of California sitting without a jury, and only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of California or any other applicable law.

               (c) The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. The award from any binding arbitration shall be binding upon the parties and their successors and permitted assigns, whether or not any party fails or refuses to participate therein, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

               (d) The parties irrevocably consent to the non exclusive personal jurisdiction of the federal and state courts located in California for the purpose of any action for injunctive relief.

               (e) Each party shall bear its own costs and expenses in connection with any proceeding commenced under this Section 9.11, including, without limitation, legal fees and disbursements, travel expenses, witness fees and costs, photocopying and other preparation expenses. The costs and other fees charged by the independent mediator or AAA, whether in connection with a mediation and/or arbitration, shall be borne fifty percent (50%) by the Company, on the one hand, and fifty percent (50%) by General Magic, on the other.

        9.12 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute one and the same instrument. This Agreement may be executed by facsimile signature and facsimile signatures shall be fully binding and effective for all purposes and shall be given the same effect as original signatures. If any party delivers a copy of this Agreement containing a facsimile signature, such party shall promptly forward an originally executed copy to the other party; however, the failure by any party to so deliver an originally executed copy shall not affect in any way the binding nature of such party's facsimile signature.

        9.13 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

        9.14 Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement and the Ancillary Agreements, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by or on behalf of each of the parties hereto as of the date first above written.


                                       GENERAL MAGIC, INC.
                                       a Delaware corporation


                                       By:  /s/ Steven Markman
                                            ---------------------------------
                                       Name:  Steven Markman
                                            ---------------------------------
                                       Title:  Chairman, President & CEO
                                            ---------------------------------


                                       DATAROVER MOBILE SYSTEMS, INC.
                                       a California corporation


                                       By:  Steven D. Schramm
                                            ---------------------------------
                                       Name:  Steven D. Schramm
                                            ---------------------------------
                                       Title:  Chief Executive Officer

                            EXHIBIT A TO EXHIBIT 2.1

                                LICENSE AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. Sections 200.800(b)(4), 200.83 and 230.406.


                                                                       EXHIBIT A


                          TECHNOLOGY LICENSE AGREEMENT

     This TECHNOLOGY LICENSE AGREEMENT (this "Agreement") is entered into as of November 4, 1998 (the "Effective Date") by and between DATAROVER MOBILE SYSTEMS, INC., a California corporation ("DataRover") and GENERAL MAGIC, INC., a
Delaware corporation ("Magic").

                                   BACKGROUND

     A. Magic has developed the Magic Cap platform, associated know-how, development tools and hardware designs (including ASICs) for Magic Cap-based devices and applications, and other related technology for mobile computing and communication devices.

     B. DataRover has been formed to carry on the business of developing and marketing Magic Cap-based mobile computing devices. DataRover wishes to obtain various exclusive and non-exclusive licenses to exploit the Magic Cap software, hardware designs and other Magic technology, and to acquire certain Magic trademarks.

     C. Magic wishes to grant DataRover various exclusive and non-exclusive licenses to the Magic Cap software and related hardware design technology and to transfer certain trademarks to DataRover.

     The parties therefore agree as follows:

                                    AGREEMENT

1. DEFINITIONS. As used in this Agreement:

     1.1 "ACTION" means any claim, legal action, suit, arbitration, inquiry, proceeding or investigation by or before any mediator, arbitrator, court or government agency or office.

     1.2 "AFFILIATE" of a party means a person or entity that controls, is controlled by, or is under common control with such party. For these purposes "control" means ownership of more than fifty percent (50%) of the voting stock or other voting securities or interests.

     1.3 "CHANGE OF CONTROL" means any transaction or series of transactions in which a party merges with another entity or in which more than fifty percent (50%) of the voting stock or other voting securities or interests of a party are acquired by another entity (alone or in combination with its Affiliates), provided that an underwritten public offering of common stock shall not be a Change of Control.

     1.4 "CONFIDENTIAL INFORMATION" means any data or information disclosed hereunder (whether written, oral or graphical) that relates to the disclosing party's products, technology, research, development, customers or business activities, and which is confidential or proprietary to or a trade secret of the disclosing party, provided that, if disclosed in a tangible form it is labeled as confidential or proprietary, or if provided orally, is identified as confidential or proprietary at the time of disclosure. Confidential Information shall not include any information,


                                       1.

data or material which: (a) the disclosing party expressly agrees in writing (including, but not limited to, pursuant to this Agreement) is free of any non-disclosure obligations; (b) at the time of disclosure to the receiving party was known to the receiving party (as evidenced by documentation in the receiving party's possession) free of any non-disclosure obligations; (c) is independently developed by the receiving party (as evidenced by documentation in the receiving party's possession); (d) is lawfully received by the receiving party, free of any non-disclosure obligations, from a third party having the right to so furnish such Confidential Information; or (e) is or becomes generally available to the public without any breach of this Agreement or unauthorized disclosure of such Confidential Information by the receiving party. Regardless of (i) whether information contained in the Licensed Technology was known to DataRover, its employees or consultants prior to the Effective Date, or (ii) the Licensed Technology or any portion thereof is labeled as confidential or proprietary when delivered to DataRover by Magic, the Licensed Technology is Confidential Information of Magic.



     1.5 "DATA COMMUNICATOR" means a hand-held mobile computing device designed and intended primarily for data communication and that has no more than an auxiliary capacity for audible voice communication (such that an end user would be unlikely to acquire the device primarily to use it as a telephone). For the purposes of this definition, a "hand-held" device is one that is designed to be used while held in one or both hands without further human or mechanical assistance but may also be strapped to the body, carried in a pouch or sling, or docked in a cradle or other machine.

     1.6 "DATAROVER EXCLUSIVE FIELD OF USE" means the use of the Licensed Technology (including the SRE Technology, but on a non-exclusive basis only) for the design, development, manufacturing, marketing, sale and support of any Data Communicator other than one falling into the Magic Exclusive Field of Use.

     1.7 "DATAROVER IMPROVEMENTS" means all inventions claimed in any patent owned or controlled by DataRover issued in any jurisdiction worldwide (including divisions, continuations in part, renewals and reissues) after the Effective Date which are directed to any improvement, enhancement or derivative work of the Licensed Technology.

     1.8 "HARDWARE DESIGN PACKAGE" means the documentation (including the IC design specifications and a high level description in Verilog or other file format of the Betty and Dino ASICs) for the reference hardware designs of Magic Cap-based devices developed by Magic as of the Effective Date and described in Exhibit A (Magic Cap Technology).

     1.9 "INTELLECTUAL PROPERTY RIGHTS" means all existing and future utility models, copyrights, mask work rights, moral rights, trade secrets and patents and other patent rights, including all applications and registrations with respect thereto, but excluding trademarks, trade names, service marks, logos and other corporate identifiers.

     1.10 "LICENSED TECHNOLOGY" means the Magic Cap Software, the Hardware Design Package, the Magic Cap Documentation, the Magic Development Tools, Magic Application Software and SRE Technology. The Licensed Technology does not include any Safari Technology or Third Party Technology.


                                       2.

     1.11 "MAGIC APPLICATION SOFTWARE" means the web browser, games and other applications for the Magic Cap platform developed by or for Magic in existence as of the Effective Date and described in Exhibit A (Magic Cap Technology).

     1.12 "MAGIC CAP SOFTWARE" means the versions of the Magic Cap platform developed by or for Magic as of the Effective Date and described in Exhibit A (Magic Cap Technology).

     1.13 "MAGIC CAP DOCUMENTATION" means the documentation for the Magic Cap Software developed by or for Magic as of the Effective Date and described in Exhibit A (Magic Cap Technology).

     1.14 "MAGIC EXCLUSIVE FIELD OF USE" means the use of the Licensed Technology for the design, development, manufacturing, marketing, sale, or support of any computing device designed to provide either (1) access to a Virtual Assistant, or (2) a Voice User Interface which is distributed between the device and another computing environment.

     1.15 "MAGIC DEVELOPMENT TOOLS" means the development, test, diagnostic and other tools and documentation for the Magic Cap platform developed by or for Magic as of the Effective Date and described in Exhibit A (Magic Cap Technology).

     1.16 "MAGIC INTELLECTUAL PROPERTY RIGHTS" means all existing utility models, copyrights, mask work rights, moral rights and trade secrets and all Magic Patent Rights, including all applications and registrations with respect thereto, but excluding trademarks, trade names, service marks, logos and other corporate identifiers.

     1.17 "MAGIC PATENT RIGHTS " means the (a) the patents listed on Exhibit H (Magic Patents); (b) the patent applications listed on Exhibit H (Magic Patents) and any additional patent applications filed by Magic pursuant to Section 4.4 ("Maintenance of Intellectual Patent Rights"), and all patents that issue thereon, including all reissues, divisions and continuations in part; and (c) patents owned or controlled (and licensable by Magic without requiring Magic to pay any fees, royalties or other consideration of any kind) by Magic which issue during the term of this Agreement and which would be infringed by the Licensed Technology (other than the SRE Technology) or DataRover Improvements in the absence of a license from Magic.

     1.18 "MAGIC TRADEMARKS" means the trademarks and applications and registrations with respect thereto listed in Exhibit B (Magic Trademarks).

     1.19 "MLAS" means the Master License Agreement between Magic and OKI Electric Industry Co. Ltd. and between Magic and Sanyo Electric Co. Ltd.

     1.20 "PRE-EXISTING LICENSEES" means any entity which has been granted a license, directly or indirectly, in any component of the Licensed Technology or under the Magic Trademarks which is still in effect as of the Effective Date, including but not limited to the following companies and their Affiliates: Apple Computer, Inc., Motorola, Inc., Sony Corporation, Matsushita Electric Industrial Co. Ltd., Philips Electronics N.V., OKI Electric Industry Co. Ltd. and Sanyo Electric Co. Ltd.


                                       3.

     1.21 "OBJECT CODE" means the fully-compiled, machine-readable version of a software program that can be executed by a computer without further compilation.

     1.22 "SAFARI TECHNOLOGY" means the Magic-developed technology and know-how for screen phones described in Exhibit C (Safari Technology).

     1.23 "SPEECH RECOGNITION ENGINE" or "SRE" means the speech recognition and voice user interface software, documentation and other materials developed by Magic and described in Exhibit E (SRE Technology).

     1.24 "SOURCE CODE" means the human-readable version of a software program that requires compilation or other manipulation before it can be executed by a computer.

     1.25 "STOCK PURCHASE AGREEMENT" means that Stock Purchase Agreement of even date herewith between Magic and DataRover.

     1.26 "THIRD PARTY TECHNOLOGY" means the software, documentation and related materials licensed by Magic from third parties as of the Effective Date under the agreements listed in Exhibit D (Third Party Technology).

     1.27 "VIRTUAL ASSISTANT" means an application all or part of which is on a computer other than the end user's device that lets an end user carry out three or more of the following tasks by means of a Voice User Interface: (1) access his or her electronic appointment calendar, (2) access his or her electronic address book, (3) access his or her electronic messages (whether or not they contain human speech, either recorded, synthesized, or both), and (4) place outgoing or receive incoming telephone calls.

     1.28 "VOICE USER INTERFACE" means software, hardware or data, or a combination thereof, that enables a computer user and a computer application to interact by means of the spoken word. A Voice User Interface enables such interaction by using a combination of at least two of the following techniques:
(1) converting human speech to text (speech recognition); (2) converting text to human speech (speech synthesis); or (3) playing previously recorded human speech.

     2. INTENTIONALLY OMITTED

     3. LICENSES TO DATAROVER

     3.1 EXCLUSIVE AND NON-EXCLUSIVE LICENSES IN EXCLUSIVE FIELD OF USE.

          3.1.1 EXCLUSIVE LICENSE TO MAGIC CAP SOFTWARE. Subject to the terms and conditions of this Agreement, Magic hereby grants DataRover, under all of the Magic Intellectual Property Rights in the Magic Cap Software, an exclusive (including with respect to Magic, but not with respect to the Pre-Existing Licensees), perpetual, irrevocable, non-transferable (except as set forth in
Section 12.3 ("Successors and Assigns")), royalty-free, fully-paid, worldwide (except in Japan, until the MLAs terminate or expire) license, subject to the restrictions set forth in Section 3.4 ("Restrictions on Use of Licensed Technology"), to:


                                       4.

               (a) Internally use, modify, reproduce, create derivative works of, display, perform and compile into Object Code for distribution the Magic Cap Software Source Code in the DataRover Exclusive Field of Use; and to make, have made, use, offer for sale, sell and import any product in the DataRover Exclusive Field of Use. DataRover may sublicense the foregoing rights in the Magic Cap Software Source Code through multiple tiers of distribution.

               (b) Internally use, modify, display, perform and reproduce the Magic Cap Software Object Code and to distribute and sublicense copies of such Object Code through multiple tiers of distribution in the DataRover Exclusive Field of Use and to make, have made, use, offer for sale, sell and import any product in the DataRover Exclusive Field of Use.

          3.1.2 HARDWARE DESIGN PACKAGE, MAGIC CAP DOCUMENTATION, MAGIC DEVELOPMENT TOOLS AND MAGIC APPLICATION SOFTWARE. Subject to the terms and conditions of this Agreement, Magic hereby grants DataRover, under all of the Magic Intellectual Property Rights in the Hardware Design Package, Magic Cap Documentation, Magic Development Tools and Magic Application Software, an exclusive (including with respect to Magic, but not with respect to the Pre-Existing Licensees), perpetual, irrevocable, non-transferable (except as set forth in Section 12.3 ("Successors and Assigns")), royalty-free, fully-paid, worldwide (except in Japan, until the MLAs terminate or expire) license, subject to the restrictions set forth in Section 3.4 ("Restrictions on Use of Licensed Technology"), to (a) use, modify, create derivative works of, perform, display, reproduce, distribute and sublicense its rights in the Hardware Design Package, Magic Cap Documentation, Magic Development Tools (in both Source Code and Object Code Form) and Magic Application Software (in both Source Code and Object Code form) through multiple tiers of distribution in the DataRover Exclusive Field of Use; and (b) make, have made, use, offer to sell, sell and import any product in the DataRover Exclusive Field of Use.

          3.1.3 NON-EXCLUSIVE LICENSE TO SRE TECHNOLOGY. Subject to the terms and conditions of this Agreement, Magic hereby grants DataRover, under all the Magic Intellectual Property Rights in the SRE Technology, a non-exclusive, perpetual, irrevocable (subject to Section 11 .4 ("Termination of License to SRE Technology for Change of Control")), non-transferable (except as set forth in
Section 12.3 ("Successors and Assigns")), royalty-free, fully-paid, worldwide (except in Japan, until the MLAs terminate or expire) license, subject to the restrictions set forth in Section 3.4 ("Restrictions on Use of Licensed Technology"), to:

               (a) Internally use, modify, reproduce, create derivative works of, display, perform and compile into Object Code for distribution the SRE Technology Source Code solely in the DataRover Exclusive Field of Use; and to make, have made, use, offer for sale, sell and import any product solely in the DataRover Exclusive Field of Use. DataRover may sublicense the foregoing rights (including any copyright rights) solely for the purposes of exercising DataRover's have made rights and not for any other use or for further distribution.

               (b) Internally use, modify, display, perform and reproduce the SRE Technology Object Code and to distribute and sublicense copies of such Object Code through multiple tiers of distribution solely in the DataRover Exclusive Field of Use and to make, have made, use, offer for sale, sell and import any product in the DataRover Exclusive Field of Use, provided that the SRE Technology Object Code may only be distributed solely for use in a


                                       5.

product containing the Magic Cap Software or derivative works or modifications thereof and not on a standalone basis.

     3.2 NON-EXCLUSIVE LICENSES OUTSIDE EXCLUSIVE FIELD OF USE.

               3.2.1 MAGIC CAP SOFTWARE. Subject to the terms and conditions of this Agreement, Magic hereby grants DataRover, under all of the Magic Intellectual Property Rights in the Magic Cap Software, a non-exclusive, perpetual, irrevocable (except as set forth in Section 11.3 ("Effects of Termination"), non-transferable (except as set forth in Section 12.3 ("Successors and Assigns")), royalty-bearing, worldwide (except in Japan, until the MLAs terminate or expire) license, subject to the restrictions set forth in
Section 3.4 ("Restrictions on Use of Licensed Technology"), to:

                    (a) Internally use, modify, reproduce, create derivative works of, display, perform and compile into Object Code for distribution the Magic Cap Software Source Code outside of the DataRover Exclusive Field of Use; and to make, have made, use, offer for sale, sell and import any product outside the DataRover Exclusive Field of Use. DataRover may sublicense the foregoing rights through multiple tiers of distribution, provided DataRover makes any payments required by Section 6.1 ("Unit Royalties") and Section 6.2 ("Sublicensing Fees") in connection with such sublicenses.

                    (b) Internally use, modify, display, perform and reproduce the Object Code for the Magic Cap Software and to distribute and sublicense copies of the Object Code through multiple tiers of distribution outside the DataRover Exclusive Field of Use; and to make, have made, use, offer for sale, sell and import any product outside the DataRover Exclusive Field of Use.

          3.2.2 HARDWARE DESIGN PACKAGE. Subject to the terms and conditions of this Agreement, Magic hereby grants DataRover, under all of the Magic Intellectual Property Rights in the Hardware Design Package, a non-exclusive, perpetual, irrevocable (except as set forth in Section 11.3 ("Effects of Termination")), non-transferable (except as set forth in Section 12.3 ("Successors and Assigns")), royalty-bearing, worldwide (except in Japan, until the MLAs terminate or expire) license, subject to the restrictions set forth in
Section 3.4 ("Restrictions on Use of Licensed Technology"), to (a) use, modify, create derivative works of, perform, display, reproduce, distribute and sublicense the Hardware Design Package through multiple tiers of distribution outside of the DataRover Exclusive Field of Use; and (b) make, have made, use, offer for sale, sell and import any product outside the DataRover Exclusive Field of Use.

          3.2.3 MAGIC CAP DOCUMENTATION, MAGIC DEVELOPMENT TOOLS AND MAGIC APPLICATION SOFTWARE. Subject to the terms and conditions of this Agreement, Magic hereby grants DataRover, under all of the Magic Intellectual Property Rights in the Magic Cap Documentation, Magic Development Tools and Magic Application Software, a non-exclusive, perpetual, irrevocable (except as set forth in Section 11.3 ("Effects of Termination")), non-transferable (except as set forth in Section 12.3 ("Successors and Assigns")), royalty-free, worldwide (except in Japan, until the MLAs terminate or expire) license, subject to the restrictions set forth in Section 3.4 ("Restrictions on Use of Licensed Technology") to (a) use, modify, create derivative works of, perform, display, reproduce, distribute and sublicense the


                                       6.

Magic Cap Documentation, Magic Development Tools (in both Source
Code and Object Code Form) and Magic Application Software (in both Source Code and Object Code form) through multiple tiers of distribution outside of the DataRover Exclusive Field of Use; and (b) to make, have made, use, offer for sale, sell and import any product outside the DataRover Exclusive Field of Use.

     3.3 THIRD PARTY TECHNOLOGY SUBLICENSES. Magic hereby grants DataRover a non-exclusive sublicense to those rights in the Third Party Technology which are sublicensable without requiring Magic to pay any fees, royalties or other consideration of any kind and which are authorized under the agreements with respect to the Third Party Technology listed in Exhibit D (Third Party Technology) to be sublicensed, subject to all of the applicable terms and conditions for such sublicenses in such agreements. Magic also hereby divisibly assigns its rights and obligations with respect to the Technology Transfer, Development and License Agreement dated February 19, 1997 between Magic and AltoCom, and the License Agreement dated October 17, 1996 between Magic and Refac International, to DataRover, such that both Magic and DataRover shall be entitled to the rights and bound by the obligations of such agreements originally applicable to Magic. Copies of all of the agreements with respect to the Third Party Technology referenced in this Section have been provided to DataRover and are incorporated in this Agreement by reference.

     3.4 RESTRICTIONS ON USE OF LICENSED TECHNOLOGY. DataRover has only the license rights expressly granted under this Agreement, and whatever rights are not granted in this Agreement are reserved by Magic. DataRover may not use or sublicense others to use the Licensed Technology or any component thereof in the Magic Exclusive Field of Use or to design, develop, make, have made, sell, offer for sale or market a Virtual Assistant or Voice User Interface, provided that DataRover may use, and sublicense others to use, the Licensed Technology or any component thereof, to design, develop, make, have made, sell, offer for sale and market a device that uses voice for command-and-control of the device and its resident applications, including personal information management (PIM) applications.

     3.5 DISTRIBUTOR AND END USER AGREEMENTS. Any distribution or sublicensing of the Licensed Technology shall be pursuant to an executed distribution or reseller agreement and/or to a binding end user license agreement ("EULA") that disclaims all representations and warranties, and all liability, on behalf of Magic and Magic's suppliers and requires such distributors and resellers to comply with the provisions in Section 3.4 ("Restrictions on Use of Licensed Technology"), Section 3.6 ("Proprietary Notices") of this Agreement, and, if applicable, Sections 3.1.1 ("Exclusive License to Magic Cap Software") and 3.2.1 ("Magic Cap Software"). The EULA may be in shrink-wrap or electronic click-through form in jurisdictions where such contracts are enforceable, provided that the end user is required to make an affirmative act of assent to the terms of such shrink-wrap or click-through agreement, such as opening a package or tapping on or otherwise selecting a button or icon to initiate a device or install or launch the applicable software only after an opportunity to view and signify agreement to the applicable terms and conditions.

     3.6 PROPRIETARY NOTICES. DataRover will not obfuscate, remove or alter any copyright and other proprietary notices contained on or in the Licensed Technology as delivered to DataRover, and all such markings shall be included on or in all copies of any portion of the


                                       7.

Licensed Technology made by DataRover or any DataRover reseller or OEM. DataRover shall mark, and shall cause all of its sublicensees to mark, any product containing any Licensed Technology with any patent numbers supplied by Magic.

     3.7 TECHNOLOGY TRANSFER . Within five (5) business days after the Effective Date, Magic will deliver complete copies of each component of the Licensed Technology to DataRover at Magic's Sunnyvale, California facilities. All such Licensed Technology shall be deemed accepted upon delivery. Magic and DataRover will cooperate to insure that only software and documentation which are part of the Licensed Technology licensed hereunder are delivered to DataRover pursuant to this Agreement. DataRover will give Magic reasonable access to DataRover's facilities and equipment on three (3) business days notice and other assistance reasonably requested by Magic to verify this, provided that Magic's right to inspect DataRover's facilities and equipment will expire ninety (90) after the Effective Date. In addition, DataRover will cooperate with Magic to insure that Magic retains at least one readily-accessible copy of each component of the Licensed Technology after the Effective Date, and will promptly provide Magic, at Magic's expense, with copies of any component of the Licensed Technology which Magic requests.

     3.8 NO SUPPORT; MAINTENANCE. Magic has no obligation to provide any telephone, on-line or other technical support for the Licensed Technology. Magic will, at DataRover's request, promptly provide DataRover with the first commercially-viable release of the SRE Technology available after the Effective Date, but shall otherwise have no obligation to provide any updates, upgrades or new releases of the Licensed Technology or any component thereof to DataRover.

     3.9 OKI OBLIGATIONS. DataRover acknowledges and agrees that the consideration for the licenses and other rights granted to DataRover in this Agreement includes DataRover's agreement to pay the OKI Obligations, as defined in the Stock Purchase Agreement.

     3.10 CONTRACTORS. DataRover may use independent contractors and consultants to exercise any of the license rights granted in this Agreement, provided such contractors are bound by appropriate written agreements that require them to comply with the applicable terms and conditions of this Agreement.

4. OWNERSHIP

     4.1 MAGIC TECHNOLOGY. Magic shall retain sole and exclusive ownership of the Licensed Technology and Safari Technology and all modifications, improvements or derivative works thereof made by or for Magic before or after the Effective Date, including all Intellectual Property Rights therein.

     4.2 MODIFICATIONS, DERIVATIVE WORKS. DataRover shall own the DataRover Improvements and all other modifications, enhancements and derivative works of the Licensed Technology other than the SRE Technology developed by or for DataRover after the Effective Date, including all Intellectual Property Rights therein, subject to Magic's ownership of the underlying Licensed Technology. All modifications, enhancements and derivative works of the SRE Technology ("SRE Enhancements") developed by or for DataRover after the Effective



                                       8.

Date, including all Intellectual Property Rights therein, shall be the exclusive property of Magic. DataRover shall disclose and deliver copies of all such SRE Enhancements to Magic no later than when made available to any DataRover customer. DataRover hereby assigns all right, title and interest, including all Intellectual Property Rights, in the SRE Enhancements to Magic, subject to the licenses to the SRE Technology granted to DataRover in this Agreement. DataRover will execute all documents and take all actions required to effect such an assignment and to evidence Magic's ownership of the SRE Enhancements, at Magic's expense.

     4.3 PATENT LICENSE TO MAGIC. Subject to the terms and conditions of this Agreement, DataRover hereby grants Magic a perpetual, irrevocable, royalty-free, fully-paid, non-exclusive, worldwide license under the DataRover Improvements to use, make, have made, sell, offer for sale and import any product or service outside the DataRover Exclusive Field of Use, and to sublicense the foregoing rights through multiple tiers of distribution.

     4.4 MAINTENANCE OF INTELLECTUAL PROPERTY RIGHTS. Magic will prosecute at its expense patent applications included in the Magic Patent Rights as of the Effective Date and agrees to file and prosecute at its expense United States patent applications with respect to mutually-agreed inventions concerning improvements of the Licensed Technology in existence as of the Effective Date. Any issued patent resulting from such applications shall be a part of the Magic Patent Rights and subject to the license granted to DataRover under Section 3 ("Licenses to DataRover") of this Agreement.

     4.5 RIGHTS OF DATAROVER IN MAINTENANCE OF INTELLECTUAL PROPERTY. Magic shall provide DataRover with a copy of all patent applications, responses to office actions (along with a copy of the office action triggering such response), and other patent prosecution documents to be filed with any governmental authorities, with sufficient time for DataRover to review and provide written comment on such documents prior to the filing by Magic of the same. Magic will endeavor in good faith to incorporate DataRover's comments in the version of such documents that are eventually filed. In the event that DataRover desires that a patent application be filed on an invention disclosure described in Section 4.4 ("Maintenance of Intellectual Property Rights") for which Magic does not wish to file a patent application, Magic agrees to assign its ownership rights in such invention disclosure to DataRover. DataRover shall then have the right, at DataRover's expense, to file and prosecute one or more patent applications, continuations, continuations-in-part, and divisional applications with respect to such invention disclosure. Magic shall provide DataRover with reasonable cooperation, including but not limited to reasonable access by DataRover's patent attorneys to the inventor(s) of the subject matter of such invention disclosure, with the prosecution of any such patent applications. Any patent issuing from such patent applications shall be a part of the DataRover Improvements for purposes of this Agreement.

5. TRADEMARKS

     5.1 ASSIGNMENT OF MAGIC TRADEMARKS. Magic hereby assigns all right, title and interest in the Magic Trademarks to DataRover, subject to: (a) the rights of Pre-Existing Licensees; (b) the terms and conditions of the Settlement Agreement and Mutual General Release between Magic and Magic Software Enterprises, Ltd., a copy of which is attached hereto as Exhibit B-1 (MSE Settlement Agreement); (c) the terms and conditions of the Consent


                                       9.

Agreement dated January 28, 1993 between Magic and Magic Teleprompter, Inc., a copy of which is attached hereto as Exhibit B-2 (Magic Teleprompter Agreement);
(d) the rights granted to Magic in Section 5.3 ("Trademark Licenses"); and (e) the restrictions in Section 5.6 ("DataRover Covenants"). Magic will pay the costs and fees associated with the recording of the assignment with respect to the Magic Trademarks in the U.S. Patent and Trademark Office. DataRover shall bear the costs and fees for all other filings or other proceedings (including legal fees and disbursements) with respect to the prosecution, recording of assignment and ownership and maintenance of the Magic Trademarks in all jurisdictions worldwide. DataRover shall notify all registries and foreign associates of the assignment of the Magic Trademarks. If Magic receives, directly or indirectly, through its foreign associates or trademark counsel, any notices pertaining to the Magic Trademarks, Magic will use reasonable efforts to promptly forward such notices to DataRover, provided that Magic will have no responsibility to meet any deadlines or take any actions with respect to the Magic Trademarks. Magic undertakes, at the request and expense of DataRover, to do all acts and execute all documents that may be necessary to confirm DataRover's ownership of the Magic Trademarks after the Effective Date.

     5.2 AS IS. The Magic Trademarks are being assigned on an "as is basis." MAGIC MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE MAGIC TRADEMARKS.

     5.3 TRADEMARK LICENSES. DataRover hereby grants to Magic a non-exclusive, limited license to use the Magic Trademarks on or in Magic products and services containing or based on the Licensed Technology and in printed and electronic and online materials related to Magic's past business activities using the Licensed Technology. Magic shall have no obligation to use the Magic Trademarks. Magic hereby grants DataRover the limited license to use the "General Magic" trademark on and in DataRover's products and printed marketing literature as they exist as of the Effective Date until the inventory of such products and literature in existence as of the Effective Date is exhausted.

     5.4 RESTRICTIONS. Magic acknowledges the ownership of the Magic Trademarks in DataRover as of the Effective Date, agrees that it will do nothing inconsistent with such ownership, agrees to use reasonable efforts to preserve DataRover's rights in the Magic Trademarks, and that all uses of the Magic Trademarks by Magic after the Effective Date shall inure to the benefit of and be on behalf of DataRover. Magic acknowledges Magic's use of the Magic Trademarks after the Effective Date will not create any right, title or interest in or to such trademarks. Magic agrees not to do anything contesting or impairing the trademark rights of DataRover in the Magic Trademarks after the Effective Date.

     5.5 QUALITY STANDARDS. DataRover is familiar with and approves of the quality of Magic products and services which contained or were based on the Licensed Technology. The quality of products or services supplied by Magic in connection with the Magic Trademarks after the Effective Date shall be substantially the same as the quality of such Magic products and services. Magic will, at DataRover's request, provide DataRover with samples of Magic's use of the Magic Trademarks.




                                      10.

     5.6 DATAROVER COVENANTS. DataRover agrees that (a) it will not object to Magic's use or registration, worldwide, of any trademarks, trade names, service marks, domain names, corporate identifiers or logos (collectively, "Marks") containing the term "Magic"; (b) it will not adopt, use, register or attempt to register any Mark which is the same or confusingly similar to any Magic Mark or which contains the term "Magic"; (c) the only "Magic"-formative Marks that it will use or register will be "Magic Cap" and "Magic Bus" and that such marks will be used solely on goods and services as described in the respective U.S. registrations for such Magic Trademarks.

6. ROYALTIES

     6.1 UNIT ROYALTIES. DataRover will pay to Magic the royalty per unit set forth in Exhibit F (Royalties) for each product sold by DataRover or (except as set forth below) any of its sublicensees (whether to a distributor, reseller, end user, or any other person) outside the DataRover Exclusive Field of Use that contains any Magic Cap Software or is based on, derived from or incorporating any portion of the Hardware Design Package. For these purposes, a sale will be deemed to have occurred on the date on which DataRover or its sublicensee receives payment of the price therefor, and the term "sale" includes any sale, lease, or other transaction in which title passes but does not include the provision of free demonstration units to manufacturers, developers, distributors, resellers, or independent sales agents, or any alpha or beta versions or any product returns. If a DataRover sublicensee pays DataRover only license fees as consideration for use of the Licensed Technology, and does not pay DataRover any per-unit royalties for units containing or based on the Licensed Technology, such units which are outside the DataRover Exclusive Field of Use shall not be royalty-bearing to Magic, provided DataRover pays Magic the portion of such license fees required by Section 6.2 ("Sublicensing Fees"). Upon any Change of Control, the per-unit royalties shall be increased as set forth in Exhibit F (Royalties).

     6.2 SUBLICENSING FEES. DataRover will pay to Magic [**] of any license fees received by DataRover for any sublicense of the Magic Cap Software or Hardware Design Package for use outside of the DataRover Exclusive Field of Use. It is understood and agreed that "license fees" shall not include any unit royalties (whether pre-paid or otherwise) or payments of non-recurring engineering fees or other payments specifically allocated in good faith (as shown by documentation satisfactory to Magic) to the development of identified enhancements or modifications of DataRover products for DataRover customers.

     6.3 REPORTS AND PAYMENTS. Within thirty (30) days after the end of each calendar quarter, DataRover will provide Magic with a written report stating (a) the number of units of royalty-bearing products (pursuant to Section 6.1 ("Unit Royalties")) sold by DataRover during such quarter (less any units returned for a full refund), (b) the total number of royalty-bearing units that DataRover's sublicensees have reported to DataRover as having been sold during such quarter (less any units reported as having been returned for a full refund), (c) the aggregate amount of royalties owed to Magic as a result of sales and reported sales, and (d) the amount of any licensee fees received by DataRover during such quarter and the portion thereof payable to Magic pursuant to Section 6.2 ("Sublicensing Fees"). Payment of the royalties and fees owed to Magic will be due along with such reports. All payments shall be made in U.S. dollars.




[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                      11.

     6.4 TAXES. DataRover shall pay, and indemnify and hold Magic harmless against, all sales, use, excise, value-added or similar tax, fee or duty not based on Magic's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, levied on the delivery of the Licensed Technology to DataRover or DataRover's use thereof, or any payments made by DataRover to Magic hereunder.

     6.5 RECORDS AND AUDIT RIGHTS. DataRover will keep complete and accurate records of its sales of royalty-bearing products and receipt of license fees for at least three (3) years after the quarter in which such sales are made or such fees received. Magic will have the right to have a nationally recognized independent accounting firm (or any other mutually acceptable independent third party) audit DataRover's relevant books and records no more than once per year to verify that DataRover has paid the correct amount of royalties and license fees due under this Agreement. Magic must give at least thirty (30) days advance written notice to DataRover before any such audit is conducted. All such audits will be conducted during normal business hours and in a manner that does not unreasonably interfere with DataRover's business operations. Magic will pay all costs and fees of the auditing firm unless the audit reveals underpayments by more than five percent (5%) for the audited period, in which case DataRover will pay such costs and fees. DataRover will immediately pay to Magic the amount of any underpayment revealed by any such audit, plus interest on such amount at the rate of one and one half per cent (1.5%) per month or the highest interest rate payable under applicable law, whichever is lower. At DataRover's request, the auditing firm will execute a confidentiality agreement reasonably acceptable to DataRover. The auditing firm may report to Magic the aggregate amount of royalties and license fees owed and paid, respectively, for the period being audited, but otherwise will not disclose any information in the books and records of DataRover to Magic.

7. REPRESENTATIONS AND WARRANTIES

     7.1 RIGHT, POWER, AND AUTHORITY. Magic represents and warrants that it has full right, power, and authority to enter into and perform its obligations under this Agreement and to grant the licenses granted and to make the assignments made in this Agreement.

     7.2 NO INFRINGEMENT. Except for the matters disclosed in Schedule 3.5 of the Stock Purchase Agreement to the best of Magic's knowledge neither the Licensed Technology, nor its use, sale, disclosure, execution, reproduction, distribution, performance, or display, to the extent permitted under this Agreement, infringes or misappropriates any patent, copyright, trade secret, or other Intellectual Property Rights of any third party.

     7.3 DISCLAIMER OF WARRANTIES. The Licensed Technology and Third-Party Technology is licensed on an "as is" basis. EXCEPT AS SET FORTH IN SECTION 7.1 ("RIGHT, POWER AND AUTHORITY") AND SECTION 7.2 ("NO INFRINGEMENT"), MAGIC MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY WITH RESPECT TO THE LICENSED TECHNOLOGY AND THIRD PARTY TECHNOLOGY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.



                                      12.

8. INFRINGEMENT INDEMNITY AND THIRD-PARTY INFRINGEMENT

     8.1 MAGIC INDEMNITY. Subject to the limitation of liability in Section 9 ("Limitation of Liability"), Magic will indemnify DataRover and its officers, directors and employees for, and defend and hold them harmless against, any loss, expense, damages or liability, including, without limitation, any reasonable attorneys' and expert witness fees, arising from any breach of Magic's representations and warranties in Section 7 ("Representations and Warranties") or from any Action alleging that the Licensed Technology infringes or misappropriates any third party's United States patents, United States copyrights or trade secrets recognized as such under the Uniform Trade Secrets Act, provided that (a) Magic is given prompt written notice of the existence of such Action and is given the right to control the investigation, preparation, defense and settlement of such Action; and (b) DataRover provides reasonable cooperation at Magic's request and expense. DataRover may participate in the defense of such claims with its own counsel at its own expense.

     8.2 DATAROVER REMEDIES. In addition to Magic's obligations pursuant to
Section 8.1 ("Magic Indemnity"), following notice of an infringement Action, or if Magic reasonably believes that such a claim may occur, Magic may, at Magic's option and expense, either procure for DataRover the right to continue to use the affected component of the Licensed Technology as furnished, or to replace or modify the affected component of the Licensed Technology to make it non-infringing, provided that such replacement or modification has equivalent functionality and performance.

     8.3 EXCEPTIONS TO MAGIC'S OBLIGATIONS. Magic shall have no liability to DataRover for Actions (a) based on the combination of the Licensed Technology with software, firmware or hardware not provided by Magic when such combination is the object of the Action; or (b) based on any misuse of Licensed Technology or any modification thereof by anyone other than Magic.

     8.4 MAGIC DISCLAIMER. THE FOREGOING SHALL BE DATAROVER'S SOLE AND EXCLUSIVE REMEDIES FOR ANY CLAIM OF INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS.

     8.5 INFRINGEMENT BY THIRD PARTIES. DataRover shall use reasonable efforts to promptly notify Magic in writing in the event that DataRover learns of the existence of actual or potential infringement by a third party of any Intellectual Property Rights in the Licensed Technology. Within thirty (30) days of the receipt of such written notice from DataRover (or such longer time as the parties may agree), Magic will provide a written response to DataRover stating whether or not Magic will promptly prosecute, at Magic's expense, an Action against such third party. If Magic agrees to prosecute the Action against the third party, DataRover shall nevertheless have the right, at DataRover's expense, to participate in such Action with DataRover's choice of counsel. Regardless of whether DataRover chooses to participate in such Action, no such Action shall be settled or compromised, nor shall any injunction be consented to, without DataRover's consent, which shall not be unreasonably withheld. Should Magic prosecute the Action, any recoveries realized from the successful prosecution of such an Action shall first go to pay Magic's damages, costs and expenses, then to DataRover's damages, costs and expenses, if any, and the remainder shall go to Magic. In the event that Magic does not agree to promptly prosecute an Action against the third party, DataRover shall have the right to


                                      13.

bring such an Action in DataRover's own name. Should DataRover prosecute such an action, Magic shall nevertheless have the right, at Magic's expense, to participate in such Action with Magic's choice of counsel. Regardless of whether Magic chooses to participate in such Action, no such Action shall be settled or compromised, nor shall any injunction be consented to, without Magic's consent, which shall not be unreasonably withheld. Should DataRover prosecute the Action, any recoveries realized from the successful prosecution of such an Action shall first go to pay DataRover's damages, costs and expenses, then to Magic's damages, costs and expenses, if any, and the remainder shall go to DataRover.

9. LIMITATIONS OF LIABILITY

     9.1 CONSEQUENTIAL DAMAGES. Except for a breach of Sections 3.1 ("Exclusive and Non-Exclusive Licenses in Exclusive Field of Use"), 3.4 ("Restrictions on Use of Licensed Technology") and 10 ("Confidentiality"), neither party will be liable for any lost profits or other incidental, consequential, indirect, or special damages arising from or relating to this agreement, even if advised of the possibility of such damages and even if any exclusive remedy stated in this Agreement is deemed to fail of its essential purpose.

     9.2 CAP ON MAGIC'S LIABILITY. IN NO EVENT SHALL MAGIC'S AGGREGATE LIABILITY UNDER OR IN CONNECTION WITH SECTION 8.1 OF THIS AGREEMENT AND FOR ANY INDEMNIFICATION OBLIGATION UNDER OR IN CONNECTION WITH SECTION 8.2 OF THE STOCK PURCHASE AGREEMENT EXCEED [**]. THIS LIMITATION IS CUMULATIVE, WITH ALL PAYMENTS FOR ALL CLAIMS UNDER OR IN CONNECTION WITH SECTION 8.1 OF THIS AGREEMENT AND
FOR INDEMNIFICATION OBLIGATIONS UNDER OR IN CONNECTION WITH SECTION 8.2 OF THE STOCK PURCHASE AGREEMENT BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT.

     9.3 LIMITATIONS ARE REASONABLE AND ESSENTIAL. Each party acknowledges and agrees that the limitations of the other party's liability set forth in this
Section 9 are reasonable and a fundamental part of this Agreement and that the other party would not enter into this Agreement without these limitations.

10. CONFIDENTIALITY

     10.1 NON-DISCLOSURE AND NON-USE. Each party receiving Confidential Information shall treat such information as strictly confidential, and shall use the same care to prevent disclosure of such information as such party uses with respect to its own confidential and proprietary information, which shall not be less than the care a reasonable person would use under similar circumstances. In any event, each party receiving Confidential Information shall (a) disclose such Confidential Information to (i) only those authorized employees and contractors of such party whose duties justify their need to know such information and who have been clearly informed of their obligation to maintain the confidential and/or proprietary status of such Confidential Information; or (ii) for Confidential Information other than the Licensed Technology, only those third parties required for the performance of the receiving party's obligations under this Agreement pursuant to a written confidentiality agreement as least as



                                      14.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
     WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

extensive as the confidentiality provisions of this Agreement; and (b) use such Confidential Information only for the purposes set forth in this Agreement.

     10.2 CERTAIN EXCEPTIONS. The obligations set forth in this Section 10 ("Confidentiality") shall not apply to any Confidential Information which must be disclosed pursuant to applicable federal, state or local law, regulation, court order, or other legal process.

     10.3 TERMS OF THIS AGREEMENT . Except as required by law, neither party shall disclose the terms of this Agreement to any third party without the express prior written consent of the other party; provided however that either party may disclose the terms of this Agreement to its attorneys and accountants or as otherwise may be required by law or to a potential investor or purchaser under a duty of confidentiality in connection with a contemplated financing of such party or sale of such party's business, provided, that such investor or purchaser is not a competitor of the other party.

11. TERM AND TERMINATION

     11.1 TERM. This Agreement will commence on the Effective Date and will remain in effect indefinitely unless terminated pursuant to Section 11.2 ("Termination").

     11.2 TERMINATION. This Agreement may be terminated by either party on sixty
(60) days written notice to the other party only if the other party commits a Material Breach of this Agreement and such breach is not cured within such sixty
(60) day period. In all other cases, disputes regarding the parties' obligations and rights under the Agreement shall be resolved in accordance with Section
12.10 ("Dispute Resolution"). For purposes of this Section, a "Material Breach" shall mean:

          (a) Material Breach By Magic: (i) Magic's breach of the scope of the DataRover Exclusive Field of Use; or (ii) any act of infringement of the Intellectual Property Rights in the DataRover Improvements that is not otherwise licensed under Section 4.3 ("Patent License to Magic").

          (b) Material Breach By DataRover: (i) an assignment of DataRover's rights or obligations under the Agreement in contravention of Section 12.3 ("Successors and Assigns"); (ii) a breach of DataRover's obligations under
Section 3.9 ("OKI Obligations"); or (iii) a breach of DataRover's obligations under Section 3.4 ("Restrictions on Use of Licensed Technology").

In the event that either party gives the other party notice of a Material Breach, the parties shall arrange for the following escalation of dispute resolution procedures within the sixty (60) day cure period for such Material
Breaches: First, within five (5) business days after such notice is given, arrange for their chief executive officers (or another senior executive specifically requested to act for such chief executive officer) to seek to resolve the dispute. Second, if the dispute cannot be resolved by the parties' senior executives within a week after such discussions are initiated, the parties shall engage in non-binding mediation to be conducted by a mutually-accepted mediator with specific industry expertise.

     11.3 EFFECTS OF TERMINATION.



                                      15.

          11.3.1 TERMINATION BY MAGIC FOR BREACH. If Magic terminates the Agreement for DataRover's uncured Material Breach, DataRover's licenses to the Licensed Technology (other than the SRE Technology) and the Third Party Technology in the DataRover Exclusive Field of Use granted in Section 3.1 ("Exclusive and Non-Exclusive Licenses in Exclusive Field of Use") and Section
3.3 ("Third Party Technology Sublicenses") shall remain in effect and all of DataRover's other licenses, including the license to the SRE Technology granted in Section 3.1.3 ("Non-Exclusive License to SRE Technology"), shall immediately terminate. DataRover shall cease use, distribution and sublicensing of the Licensed Technology outside of the DataRover Exclusive Field of Use, provided that DataRover and DataRover's resellers may ship any products in their inventories as of the termination date which contain the Licensed Technology or any portion thereof and which are intended for use outside the DataRover Exclusive Field of Use. DataRover shall return or destroy all Magic Confidential Information and certify that it has done so, provided that (a) DataRover may retain any copies of the Source Code for the Magic Cap Software and Magic Application Software and of the other components of the Licensed Technology (other than the SRE Technology) for use as licensed in Section 3.1 ("Exclusive and Non-Exclusive Licenses in Exclusive Field of Use") in the DataRover Exclusive Field of Use and to support DataRover's installed base of products outside the DataRover Exclusive Field of Use; and (b) DataRover shall not be required to purge backup and archival copies of DataRover information made in the ordinary course of business which may contain Magic Confidential Information. All sublicenses for distribution and use granted by DataRover before the termination date shall remain in effect in accordance with their terms. Magic will return or destroy all DataRover Confidential Information and certify that it has done so, provided that Magic shall not be required to purge backup and archival copies of Magic information made in the ordinary course of business which may contain DataRover Confidential Information.

          11.3.2 TERMINATION BY DATAROVER FOR BREACH. If DataRover terminates the Agreement for Magic's uncured Material Breach, DataRover's licenses to the Licensed Technology and the Third Party Technology granted in Section 3.1 ("Exclusive and Non-Exclusive Licenses in Exclusive Field of Use"), Section 3.2 ("Non-Exclusive Licenses Outside Exclusive Field of Use") and Section 3.3 ("Third Party Technology Sublicenses") shall remain in effect. Magic's license under Section 4.3 ("Patent License to Magic") will survive such termination, but only with respect to patents issued as of the effective date of termination. Magic will return or destroy all DataRover Confidential Information and certify that it has done so, provided that Magic shall not be required to purge backup and archival copies of Magic information made in the ordinary course of business which may contain DataRover Confidential Information.

     11.4 TERMINATION OF LICENSE TO SRE TECHNOLOGY FOR CHANGE OF CONTROL. Magic, in Magic's sole discretion, may terminate DataRover's license to the SRE Technology granted in Section 3.1 .3 ("Non-Exclusive License to SRE Technology") in the event of a Change of Control of DataRover. The effects of termination with respect to the SRE Technology shall be the same as set forth in Section
11.3.1 ("Termination by Magic for Breach") for the Licensed Technology.

     11.5 SURVIVAL. Each party's rights and obligations under, and the other provisions of, the following Sections will survive the termination of this Agreement by either party for any reason: Sections 1 ("Definitions"); 3.4 ("Restrictions on Use of Licensed Technology"), 3.5 ("Distributor and End User Agreements"); 3.6 ("Proprietary Notices"); 4 ("Ownership"); 5

                                      16.

("Trademarks"); 7.3 ("Disclaimer of Warranties") 8 ("Infringement Indemnity"); 9 ("Limitations of Liability"); 10 ("Confidentiality"); 11.3 ("Effects of Termination"); and 12 ("General").

12. GENERAL

     12.1 INTERPRETATIVE PROVISIONS. Neither party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto.

     12.2 ENTIRE AGREEMENT. This Agreement, the Stock Purchase Agreement and the Ancillary Agreements (as defined in the Stock Purchase Agreement) set forth the entire agreement between the parties with regard to the subject matter of this Agreement. No other covenants, representations or warranties, express or implied, oral or written, have been made by either party to the other with respect to the subject matter of this Agreement.

     12.3 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any rights or obligations of DataRover under this Agreement may be assigned (by operation of law or otherwise) in whole or in part without the prior written consent of Magic, other than pursuant to a Change of Control or sale of all or substantially all of DataRover's assets, provided (a) any such assignee in the context of a Change of Control or asset sale shall agree in writing to be bound by all of the terms and conditions of this Agreement; (b) the SRE Technology may not be so assigned without Magic's prior written consent; and (c) Magic may terminate DataRover's license to the SRE Technology upon a Change of Control pursuant to Section 11.4 ("Termination of License to SRE Technology for Change of Control"). Magic may assign this Agreement or any rights or obligations hereunder. Any attempted assignment in violation of this Section will be void and will be a Material Breach of this Agreement. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties.

     12.4 HEADINGS. The headings of the articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     12.5 MODIFICATION OR WAIVER. No amendment, modification, alteration or supplement of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     12.6 EXPENSES. Each party hereto shall pay its own costs and expenses incurred in connection with the negotiation of this Agreement and the performance of the transactions contemplated hereby.

     12.7 NOTICES. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement shall be in writing and shall be given (and will be deemed

                                      17.

to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid. Each party may change its address for receipt of notices by giving notice of the new address to the other party.

              DataRover:    DataRover Mobile Systems, Inc.
                            420 North Mary Avenue
                            Sunnyvale, CA 94086
                            Attention: President
                            Telecopier: (408) 774-4014

              Magic:        General Magic, Inc.
                            420 North Mary Avenue
                            Sunnyvale, CA 94086
                            Attention: General Counsel
                            Telecopier: (408) 774-4023

     12.8 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California applicable to agreements made among California residents and to be performed wholly within such jurisdiction, without regard to conflicts of laws principles. The parties agree that the United Nations Convention on the Sale of International Goods will not apply to this Agreement.

     12.9 THIRD PARTY BENEFICIARIES. Nothing herein express or implied is intended to or shall be construed to confer upon or give any person or entity, other than the parties hereto, and their respective successors, executors, beneficiaries , permitted assigns and affiliates, any rights or remedies under or by reason of this Agreement.

     12.10 DISPUTE RESOLUTION. Except as set forth in Section 12.11 ("Injunctive Relief"), any controversy or claim arising out of or related to this Agreement (or breach thereof), whether arising in tort, contract or otherwise, shall be settled in accordance with the dispute resolution procedures set forth in the Stock Purchase Agreement.

     12.11 INJUNCTIVE RELIEF. It is understood and agreed by both parties that a breach of the certain provisions of this Agreement by the other may cause irreparable damage for which recovery of monetary damages would be inadequate, and that either party may seek injunctive or other equitable relief to protect their Confidential Information, Intellectual Property Rights and license rights under the Agreement or to enforce the scope of the DataRover Exclusive Field of Use or the Magic Exclusive Field of Use.

     12.12 COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature and facsimile signatures shall be fully binding and effective for all purposes and shall be given the same effect as original signatures. If any party delivers a copy of this Agreement containing a facsimile signature, such party shall promptly forward an originally executed copy to the other party; however, the failure by any party to so deliver an

                                      18.

originally executed copy shall not affect in any way the binding nature of such party's facsimile signature.

     12.13 SEVERABILITY. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     12.14 EXPORT CONTROL. DataRover shall comply with all U.S. and other governmental laws and regulations concerning the export or re-export of the Licensed Technology.

     12.15 RELATIONSHIP OF PARTIES. Nothing in this Agreement will be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither party will have the authority to act or create any binding obligation on behalf of the other party.

     12.16 FORCE MAJEURE. Each party will have no liability to the other party as a result of any delay or failure in the performance of such party's obligations under this Agreement (except payment obligations) if the delay or failure is caused by events or circumstances beyond such party's control including earthquakes, fires, floods, riots, wars, labor disputes, shortages of materials or supplies, changes in laws or government requirements, and transportation difficulties. If either party is prevented from performing any of its obligations hereunder due to any such event or circumstance beyond its control, it will use reasonable efforts under the circumstances to notify the other party and to resume performance as soon as reasonably possible.

     12.17 FURTHER ASSURANCES. On and after the Effective Date, the parties hereto shall enter into, execute and deliver such other and further agreements, documents and instruments, as any of them may reasonably request, for the purpose of carrying out and effectuating the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Agreement as of the Effective Date.


GENERAL MAGIC, INC.                         DATAROVER MOBILE SYSTEMS,  INC.

By:  /s/ Steven Markman                     By:  /s/ Steven D. Schramm
    ----------------------------------          --------------------------------
Name:  Steven Markman                       Name:  Steven D. Schramm
     ---------------------------------           -------------------------------
Title:  Chairman, CEO and President         Title:  CEO and President
      --------------------------------            ------------------------------


                                      19.

                                    EXHIBIT A
                              MAGIC CAP TECHNOLOGY

1. MAGIC CAP SOFTWARE

     a. Magic Cap native source code, executables and the source control version history information for all internal and external versions of Magic Cap, including but not limited to production releases 1.0, 1.5, 1.6, 3.0, and 3.1, excluding any Telescript implementation in any such version.

     b. Magic Cap for Windows (MCW), source code, executables, and the source control version history information for all internal and external versions of MCW, including but not limited to production release 1.0, excluding any Telescript implementation in any such version.

2. MAGIC CAP DOCUMENTATION

     a. End user manuals and other documentation intended for public release in both electronic and hard copy form, if available.

     b. Design and reference documentation in electronic and hard copy form as available including but not limited to "About Sample Packages," "Magic Cap Concepts," "Class and Methods References," "ICF Reference Manual," "Bowser Pro" (class and source browser), "Telebug", "Interface Design", "Construction", "Using Magic Cap" and "Guide to Magic Cap Developer" and their successor versions in existence as of the Effective Date.

     c. Training documentation

3. MAGIC APPLICATION SOFTWARE

     a. Magic Cap application (package) source code, executables, supporting user and developer documentation and source control version history information for all internal and external versions of these packages (excluding Third Party Technology).

4. MAGIC DEVELOPMENT TOOLS

     a. Windows version of the Magic Cap Software Developers Kit (SDK) source code, executables, supporting user and developer documentation and source control version history information for all internal and external versions of the Magic Cap Software, including but not limited to production releases 1.0, 1.5, 1.6, 3.0, and 3.1. This includes the Magic Cap Remote Access Kit (RAK) and all supporting tools, including the RAK proxy server.

     b. Macintosh version of the SDK source code, executables, supporting user and developer documentation and source control version history information for all internal and external versions of the Magic Cap Software.

     c. Sample application code not included in SDKs.

     d. Windows version of the Magic Cap ROM Developers Kit (RDK) source code, executables, supporting user and developer documentation and source control version history



                                       1.

information for all internal and external versions of the Magic Cap Software, including but not limited to production releases 1.0, 1.5, 1.6, 3.0, and 3.1.

     e. IRIX version of the RDK source code, executables, supporting user and developer documentation and source control version history information for all internal and external versions of the Magic Cap Software, including but not limited to production releases 1.0, 1.5, 1.6, 3.0, and 3.1.

     f. Windows version of the Magic Cap Internal Developers Kit (IDK) source code, executables, supporting user and developer documentation and source control version history information for all internal and external versions of the Magic Cap Software, including but not limited to production releases 1.0, 1.5, 1.6, 3.0, and 3.1.

     g. Macintosh version of the IDK source code, executables, supporting user and developer documentation and source control version history information for all internal and external versions of the Magic Cap Software, including but not limited to production releases 1.0, 1.5, 1.6, 3.0, and 3.1.

     h. IRIX version of the IDK source code, executables, supporting user and developer documentation and source control version history information for all internal and external versions of the Magic Cap Software, including but not limited to production releases 1.0, 1.5, 1.6, 3.0, and 3.1.

     i. Documentation in Web-accessible format (HTML) containing information for supporting Magic Cap developers conferences.

5. HARDWARE DESIGN PACKAGE

     a. Hardware reference design and implementation documentation in both electronic and hard copy forms as available, including the manuals generally referred to as "Magic Cap Device Gen-2" specifications, reference design handbooks and hardware descriptions, for hardware reference devices that can be targeted by versions of Magic Cap Software (internal and external) through Magic Cap version 3.1.

     b. Betty and Dino specifications.

     c. Hardware diagnostics and monitor source code, executables, supporting user and developer documentation and source code control version information for hardware reference devices that can be targeted by versions of Magic Cap Software (internal and external) through Magic Cap version 3.1.

6. BUG DATA

     a. The information concerning Magic Cap Software bugs contained in the "Mantis" tool, but not the tool itself.




                                       2.

                                    EXHIBIT B
                                MAGIC TRADEMARKS

The Magic Trademarks being assigned to DataRover are:

1. "Data Rover"

2. "Magic Cap"

3. "Magic Cap" and design

4. "Magic Bus"

5. Miscellaneous design (rabbit-from-the-hat, aka Bowser)


                                       1.

                                   EXHIBIT B-1

                            MSE SETTLEMENT AGREEMENT

                              SETTLEMENT AGREEMENT
                                      AND
                             MUTUAL GENERAL RELEASE

     THIS AGREEMENT is made and entered into this 31 day of October, 1994 by and between GENERAL MAGIC, INC. ("General Magic") and MAGIC SOFTWARE ENTERPRISES, LTD. ("Magic Software").


                                       I
                                FACTUAL RECITALS

     1.0  This Agreement is entered into with reference to the following facts:

     1.1 On or about December 7, 1993, Magic Software filed a "Notice of Opposition" with the Trademark Trial and Appeal Board, Opposition No. 93,288 (the "93,288 Opposition"), opposing General Magic's application for registration of the mark "MAGIC CAP" (the "MARK"), Application No. 74/361,562, for use on "computer programs; namely, operating system programs, user interface programs and applications software for controlling the operations of personal communicators, digital assistants and computers; computer programs for conducting personal and business communications and for developing applications for personal and business communications" in International Class 9 (the "MAGIC CAP Application").

     1.2 On or about ______, 1994, Magic Software filed a "Notice of Opposition" with the Trademark Trial and Appeal Board, Opposition No. 94,197 (the "94,197 Opposition"), opposing General Magic's application for registration of the "MAGIC CAP" mark and design (the "DESIGN MARK"), Application No. 74/406,695, for use on

"computer programs; namely, operating system programs, user interface programs and applications software for controlling the operations of personal communicators, digital assistants and computers; computer programs for conducting personal and business communications and for developing applications for personal and business communications" in international Class 9 (the "MAGIC CAP DESIGN Application").

      1.3 The 93,288 Opposition and 94,197 Opposition shall be referred to herein collectively as the "Oppositions."

      1.4 It is now the desire and intention of General Magic and Magic Software to settle and resolve all disputes, differences and claims which exist or may exist between them as of the date of this Agreement. Pursuant to and in accordance with this desire and in consideration of the mutual promises and release contained herein, the parties agree as hereinafter set forth.


                                       II

                          OBLIGATIONS OF GENERAL MAGIC

      2.0 General Magic consents to the world-wide registration and use by Magic Software of any trademarks or service marks that consist of the term "MAGIC" alone, or comprise the term "MAGIC" as a component portion of the trademark or service mark, and of any design marks consisting of or comprising the term "MAGIC" (the "MAGIC SOFTWARE MARKS").

      2.1 General Magic will take any reasonably necessary further action in any country, state or other jurisdiction, and execute any further documents, to avoid potential confusion between the GENERAL MAGIC MARKS (as defined below) and the

MAGIC SOFTWARE MARKS and to assist Magic Software, upon its reasonable request and at Magic Software's expense, to obtain trademark or service mark registration or comparable protection for the MAGIC SOFTWARE MARKS. If Magic Software is nevertheless prevented from registering one or more of the MAGIC SOFTWARE MARKS in any country because of the existence in that country of an application or registration for one or more of the GENERAL MAGIC MARKS, General Magic covenants not to sue Magic Software, its licensees or sublicensees for infringement of the GENERAL MAGIC MARKS in that country.

      2.2 General Magic covenants not to sue Magic Software, its licensees or sublicensees for use or registration of the MAGIC SOFTWARE MARKS world-wide. This Agreement will not affect the ability of Magic Software to license or assign its rights in the MAGIC SOFTWARE MARKS within the scope of the consents set forth in this Article II.

      2.3 General Magic shall not use or file an application to register any "GENERAL MAGIC" or "MAGIC" formative marks, or the mark "MAGIC," for software development tools or programs for developing applications, other than software development tools and programs that aid in the development of either (i) applications, tools or system resources that execute on or in conjunction with the Magic Cap(TM) communications platform or the Telescript(TM) communications language (including extensions and derivatives thereof) or (ii) aid in the creation or implementation of modifications (including derivative works), enhancements or extensions to General Magic's communications platforms or languages.

      2.4 General Magic shall not use the word "MAGIC" in a design format which is identical or confusingly similar to the design formats for the word "MAGIC" used by Magic Software, which design formats are attached hereto as Exhibit "A".

      2.5 Upon execution of this Agreement, General Magic shall sign and return to Magic Software an express consent to the registration in the United Kingdom of Magic Software's "MAGIC" trademark and design, Application Number 1,486,743; "Magic" Application Number 1,556,714; "MAGIC GATE" Application Number 1,556,711; and "Magic Frame" Application Number 1,570,775, in the form annexed hereto as Exhibit "B".

      2.6 General Magic shall add to the words "and for developing applications for personal and business communications" the following with respect to the identification of goods of the MAGIC CAP Application and the MAGIC CAP DESIGN Application, prior to the issuance of Registration for said
Marks:

      "that aid in the development of either (i) applications, tools or system resources that execute on or in conjunction with the Magic Cap(TM) communications platform or the Telescript(TM) communications language (including extensions and derivatives thereof) or (ii) aid in the creation or implementation of modifications (including derivative works), enhancements or extensions to General Magic's communications platforms or languages."

      2.7 General Magic shall take no further actions in connection with its request for an extension of time within which to file a Statement of Opposition to Application No. 728,538 for the registration of the MAGIC mark in Canada by Magic Software.

                                      III

                         OBLIGATIONS OF MAGIC SOFTWARE

        3.0 Magic Software consents to the world-wide registration and use by General Magic of any trademarks or service marks that consist of the term "MAGIC" alone, or comprise the term "MAGIC" as a component portion of the trademark or service mark, and of any design marks comprising the term "MAGIC," including but not limited to the MARK, the DESIGN MARK and the "MAGIC TV" trademark (the "GENERAL MAGIC MARKS").

        3.1 Magic Software will take any reasonably necessary further action in any country, state or other jurisdiction, and execute any further documents, to avoid potential confusion between the MAGIC SOFTWARE MARKS and the GENERAL MAGIC MARKS and assist General Magic, upon its reasonable request and at General Magic's expense, to obtain trademark or service mark registration or comparable protection for the GENERAL MAGIC MARKS. If General Magic is nevertheless prevented from registering one or more of the GENERAL MAGIC MARKS in any country because of the existence in that country of an application or registration for one or more of the MAGIC SOFTWARE MARKS, Magic Software covenants not to sue General Magic, its licensees or sublicensees for infringement of the MAGIC SOFTWARE MARKS in that country.

        3.2 Magic Software covenants not to sue General Magic, its licensees or sublicensees for use or registration of the GENERAL MAGIC MARKS world-wide. This Agreement will not affect the ability of General Magic to license or assign its rights in the GENERAL MAGIC MARKS within the scope of the consents set forth in this
Article III.

    3.3 Promptly upon execution of this Agreement and upon satisfaction of 2.7 above, Magic Software shall withdraw the Oppositions.

    3.4 Magic Software shall take no further actions in connection with its request for an extension of time within which to file a Notice of Opposition to Application No. 74-430,489 for the registration of the "MAGIC TV" mark in International Class 9 in the U.S. by General Magic.

    3.5 Promptly upon execution of this Agreement, Magic Software shall withdraw the cancellation proceeding pending in the United Kingdom against U.K. Registration No. B1168431, previously owned by Reuters Limited, which registration is now owned by General Magic.



                                       IV

                             MUTUAL GENERAL RELEASE

    4.0 Except with respect to the obligations created by, acknowledged, or arising out of this Agreement, General Magic and Magic Software do hereby for themselves and their respective legal successors and assigns, release and absolutely and forever discharge each other and their respective shareholders, officers, directors, employees, agents, attorneys, legal successors and assigns, of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected which either now has, owns or holds or at any time heretofore ever had, owned or held or could, shall or may hereafter have, own or hold against the other based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof (all of which are hereinafter referred to as and included within the "Released Matters").

    4.1 It is the intention of the parties in executing this Agreement that this Agrement shall be effective as a full and final accord and satisfaction and mutual general release of and from all Released Matters.

    4.2 In furtherance of the intentions set forth herein, each of the parties acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

    "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the parties waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California or any similar provision of the statutory or nonstatutory law of any other jurisdiction, including Israel, to the full extent that it may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. In connection with such waiver and relinquishment, each of the parties acknowledges that it is aware that it or its attorneys or accountants may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Agreement or the other party hereto, but that it is its intention hereby fully, finally and forever to settle and release all of the Released Matters, disputes and differences known or unknown, suspected or unsuspected, which now exist, may exist or heretofore have existed between

General Magic and Magic Software, except as otherwise expressly provided. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases notwithstanding the discovery or existence of any such additional or different claim or fact.

      4.3 General Magic and Magic Software each warrant and represent to the other that it is the sole and lawful owner of all right, title and interest in and to all of the respective Released Matters and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person whomsoever any Released Matter or any part or portion thereof of any claim, demand or right against the other. General Magic and Magic Software shall indemnify and hold harmless the other from and against any claim, demand, damage, debt, liability, account, reckoning, obligation, cost, expense, lien, action or cause of action (including payment of attorneys' fees and costs actually incurred whether or not litigation be commenced) based on or in connection with or arising out of any assignment or transfer or purported or claimed assignment or transfer.


                                       V

                                 BENEFICIARIES

      5.0 This Agreement is not for the benefit of any person who is not a party signatory hereto or specifically named a beneficiary in this paragraph. The provisions of this Agreement and the releases contained herein shall extend to and inure to the benefit of and be binding upon, in addition to General Magic and Magic Software, just as if they had executed this Agreement: the respective legal successors and assigns of each of

General Magic and Magic Software; each and every entity which now is or ever was a division, parent or subsidiary of General Magic and Magic Software and their respective legal successors and assigns; the respective past and present shareholders, officers, directors, agents, employees and attorneys of General Magic and Magic Software and of each such division, parent or subsidiary entity and their respective legal successors and assigns; and each of the foregoing.


                                       VI

                                    NOTICES


      6.0 All notices which any party to this Agreement may be required or may wish to give in connection with this Agreement may be given by the party desiring to give such notice or notices by addressing them to the other party at the addresses set forth below (or at such other addresses as may be designated by written notices given in the manner designated herein) and by personal delivery or by depositing such notices, first class postage prepaid in the United States mail or by delivering them toll prepaid to a telegraph or cable company, and if so mailed, telegraphed or cabled, shall be deemed and presumed to have been given on the third business day following the date of mailing or the first business day following the date of delivery to the telegraph or cable company. The addresses of the parties until further notice are:

Magic Software Enterprises, Ltd.          General Magic, Inc.
c/o Perla Kuhn, Esq.                      c/o Ian N. Feinberg, Esq.
Kuhn and Muller                           Gray Cary Ware & Freidenrich
405 Lexington Avenue                      400 Hamilton Avenue
New York, New York 10174                  Palo Alto, California 94301-1825

                                      VII

                                ATTORNEY'S FEES

        7.0 Each party shall bear its own costs and attorney's fees.

        7.1 The prevailing party or parties shall be entitled to recover from the losing party or parties their attorneys' fees and costs incurred in any lawsuit or other action brought to enforce any right arising out of this Agreement.

                                      VIII

                                    GENERAL

        8.0 This Agreement and the releases contained herein shall not be construed as an admission by a party hereto of any liability of any kind to the other party. Each party expressly denies that it is in any way liable or indebted to the party, except as set forth herein.

        8.1 Each party acknowledges to the other party that it has been represented by independent legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement and that it has executed this Agreement with the consent and on the advice of such independent legal counsel. Each party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration specified herein.

        8.2 This Agreement and any other documents referred to herein shall in all respects be interpreted, enforced and governed by and under the laws of the State of

California applicable to instruments, persons and transactions which have legal contacts and relationships solely within the State of California. Counsel for all parties have read and approved the language of this Agreement. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

      8.3 The title of the various articles of this Agreement are used for convenience of reference only and are not intended to and shall not in any way enlarge or diminish the rights or obligations of the parties or affect the meaning or construction of this document.

      8.4 This Agreement may be executed in counterparts which, taken together, shall constitute one and the same agreement and shall be effective as of the date first written above.

      8.5 Whenever in this instrument the context so requires, the masculine gender shall be deemed to refer to and include the feminine and neuter, and the singular to refer to and include the plural.

      8.6 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral. This Agreement may not be altered or amended except by an instrument in writing executed by all of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement and Mutual General Release as of the day and year first written above.


GENERAL MAGIC, INC.                      MAGIC SOFTWARE ENTERPRISES,
                                         LTD.


By:  /s/ MICHAEL STERN                   By:  /s/ D. ASSIA
   --------------------------------         --------------------------------

Its: VP, Business Affairs                Its: CEO & President


APPROVED AS TO FORM:                     APPROVED AS TO FORM:

GRAY CARY WARE & FREIDENRICH             KUHN & MULLER


By:  /s/ IAN N. FEINBERG                 By:  /s/ PERLA M. KUHN
   --------------------------------         --------------------------------

Its: Counsel for General Magic, Inc.     Its: Counsel for Magic Software
                                              Enterprises, Ltd.

                                  [MAGIC LOGO]

                  [Text of letter to be typed on letterhead of
                              General Magic, Inc.]


To:   The Registrar
      The Patent Office
      Trade Marks Registry
      Cardiff Road
      Newport
      Gwent, NP9 1RH
      England

Dear Sir:

Trade Mark Application No.:   1,486,743
for the mark              :   MAGIC & Device
in the name of            :   Magic Software Enterprises Limited
                              (by Change of Name from MSE Ltd.)
___________________________________________________________________________

We are registered proprietors of the following trade mark registrations and applications.

B1168431    MAGIC                   Class 9
1451893     GENERAL MAGIC           Class 9
1539055     MAGIC CAP & Device      Class 9
1539063     MAGIC CAP               Class 9
1484829     GENERAL MAGIC           Class 38

We hereby give our consent to use and registration by Magic Software Enterprises Ltd. (by Change of Name from MSE Ltd.) of the mark MAGIC & Device in relation to the goods covered by their Application No. 1,486,743.


Yours faithfully,


Signed by ______________________
           for and on behalf
           General Magic, Inc.

                  [Text of letter to be typed on letterhead of
                              General Magic, Inc.]


To:   The Registrar
      The Patent Office
      Trade Marks Registry
      Cardiff Road
      Newport
      Gwent, NP9 1RH
      England

Dear Sir:

Trade Mark Application No.:   1,556,714
for the mark              :   MAGIC
in the name of            :   Magic Software Enterprises Limited
                              (by Change of Name from MSE Ltd.)
___________________________________________________________________________

We are registered proprietors of the following trade mark registrations and applications.

B1168431    MAGIC                   Class 9
1451893     GENERAL MAGIC           Class 9
1539055     MAGIC CAP & Device      Class 9
1539063     MAGIC CAP               Class 9
1484829     GENERAL MAGIC           Class 38

We hereby give our consent to use and registration by Magic Software Enterprises Ltd. (by Change of Name from MSE Ltd.) of the mark MAGIC in relation to the goods covered by their Application No. 1,556,714.


Yours faithfully,


Signed by ______________________
           for and on behalf
           General Magic, Inc.

                  [Text of letter to by typed on letterhead of
                              General Magic, Inc.]

To:  The Registrar
     The Patent Office
     Trade Marks Registry
     Cardiff Road
     Newport
     Gwent, NP9 1RH
     England

Dear Sir:

Trade Mark Application No.:   1,570,775
for the mark              :   MAGIC FRAME
in the name of            :   Magic Software Enterprises Limited
                              (by Change of Name from MSE Ltd.)

-----------------------------------------------------------------------------

We are registered proprietors of the following trade mark registrations and applications.

B1168431    MAGIC                    Class 9
1451893     GENERAL MAGIC            Class 9
1539055     MAGIC CAP & Device       Class 9
1539063     MAGIC CAP                Class 9
1484829     GENERAL MAGIC            Class 38

We hereby give our consent to use and registration by Magic Software Enterprises Ltd. (by Change of Name from MSE Ltd.) of the mark MAGIC FRAME in relation to the goods covered by their Application No. 1,570,775.

Yours faithfully,



Signed by
         ----------------------------------
         for and on behalf
         General Magic, Inc.

                  [Text of letter to by typed on letterhead of
                              General Magic, Inc.]

To:  The Registrar
     The Patent Office
     Trade Marks Registry
     Cardiff Road
     Newport
     Gwent, NP9 1RH
     England

Dear Sir:

Trade Mark Application No.:   1,556,711
for the mark              :   MAGICGATE
in the name of            :   Magic Software Enterprises Limited
                              (by Change of Name from MSE Ltd.)

-----------------------------------------------------------------------------

We are registered proprietors of the following trade mark registrations and applications.

B1168431    MAGIC                    Class 9
1451893     GENERAL MAGIC            Class 9
1539055     MAGIC CAP & Device       Class 9
1539063     MAGIC CAP                Class 9
1484829     GENERAL MAGIC            Class 38

We hereby give our consent to use and registration by Magic Software Enterprises Ltd. (by Change of Name from MSE Ltd.) of the mark MAGIC FRAME in relation to the goods covered by their Application No. 1,556,711.

Yours faithfully,



Signed by
         ----------------------------------
         for and on behalf
         General Magic, Inc.

                                  EXHIBIT B-2
                          MAGIC TELEPROMPTER AGREEMENT





















                                       1.

                               CONSENT AGREEMENT



     This Agreement is entered into this 28th day of January, 1993 (the "Agreement") by and between General Magic, Inc., a California corporation, having its principal place of business at 2465 Latham Street, Suite 100, Mountain View, CA 94040 ("General Magic") and Magic Teleprompting, Inc., a California corporation, having its principal place of business at 1390 Waller Street, San Francisco, CA 94117 ("Magic Teleprompting").

     WHEREAS, Magic Teleprompting has adopted and is using a rabbit-in-hat logo design with the word "Magic" (MT Logo Mark"), attached hereto as Exhibit A, for teleprompting goods and services;

     WHEREAS, General Magic has adopted and/or used, a rabbit-in-hat logo design (the GM Logo Mark"), attached hereto as Exhibit B, for which it has applied for registration at the U.S. Patent and Trademark Office ("PTO"), Application Serial Nos. 74/240802 and 74/240801;

     WHEREAS, the parties have considered the actual and prospective uses of the respective marks by the other party and the channels of trade and potential customers of the other party;

     WHEREAS, the parties are not aware of any instances of confusion between their marks, and;

     WHEREAS, the parties wish to avoid any conflict and permit each to use their respective marks in their respective markets.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, the parties agree as follows:

     1.   Acknowledgement of No Confusing Similarity.

          (a) Acknowledgement of General Magic. General Magic acknowledges and agrees that Magic Teleprompting's use of the MT Logo Mark for its teleprompting goods and services (the "MT Goods and/or Services") is not confusingly similar to General Magic's use of the GM Logo Mark for its computer products and telecommunications services (the "GM Goods and/or Services") based upon the differences between the parties' goods and services, the prospective customers and the channels of trade.

          (b) Acknowledgement of Magic Teleprompting. Magic Teleprompting acknowledges and agrees that General Magic's use of the GM Logo Mark for the GM Goods and/or Services is not confusingly similar to Magic Teleprompting's use of the MT Logo Mark for the MT Goods and/or Services based upon the differences between the parties' goods and services, the prospective customers and the channels of trade.

     2.   Obligations of Magic Teleprompting.

          a. Identification of Services and Goods. Magic Teleprompting shall restrict its use of the MT Logo Mark to teleprompting goods and services. General magic consents to the use and registration of the MT Logo Mark by Magic Teleprompting on the MT Goods and/or Services;

          b. Display of Mark. Magic Teleprompting shall prominently display the word "Magic" in close proximity with the MT Logo mark, on all advertisements and other materials used in connection with the MT Services with which the MT Logo mark is used, and on all labelling and packaging for the MT Goods bearing the MT Logo Mark.

     3.   Obligations of General Magic.

          a. Identification of Services and Goods. General Magic shall not use and/or register the GM Logo Mark for teleprompting goods and services. Magic Teleprompting consents to the use and registration of the GM Logo Mark by General Magic on all other goods and services.

          b. Payment to Magic Teleprompting. In consideration of Magic Teleprompting entering into this Agreement, General Magic agrees to pay to Magic Teleprompting the sum of Twenty-Five Thousand Dollars ($25,000.00), by certified check, upon execution of this Agreement by the parties.

     4.   Non-Opposition to Registration.

          a. Non-Opposition by Magic Teleprompting. Magic Teleprompting will not oppose or otherwise challenge the application or registration of the GM Logo Mark for the GM Goods and/or Services (or such other description of the GM Goods and/or Services not including the MT Goods and/or Services as is reasonably requested by the appropriate authorities).

          b. Non-Opposition by General Magic. General Magic will not oppose or otherwise challenge the application or registration of the MT Logo Mark for the MT Goods and/or Services.

          c. Cancellation for Non-Use. Notwithstanding Sections 4(a) and 4(b) above, nothing in this Agreement will prohibit Magic Teleprompting from canceling the GM Logo Mark or General Magic from canceling the MT Logo Mark on the grounds of non-use at any time following five years from the Effective Date of this Agreement.

     5. Efforts to Avoid Confusion Between the Marks. The parties agree to use reasonable efforts to advertise and promote their respective products in a manner the avoids any market confusion with the other party's products. Should either party become aware at any time of any actual confusion between their respective marks, they will cooperate in undertaking such steps as they shall mutually determine are necessary in order to avoid such continued confusion.

     6. Further Actions. The parties may each file copies of this Agreement with the PTO as evidence of their mutual consent to the use and registration of their respective marks. Should the PTO reject the sufficiency of this Agreement as a basis for permitting either party to register their respective marks, then each party shall cooperate with the other in filing such further consents as may be reasonably necessary to effect the intent of this Agreement.

     7. Scope of the Agreement. The scope of this Agreement shall be worldwide.

     8. Miscellaneous. This Agreement and the rights and obligations of any party hereunder may not be assigned by one party without the prior written consent of the other party. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements entered into and performed entirely within California between California residents. This Agreement shall be the entire agreement between the parties with respect to rights in the MT Logo Mark and the GM Logo Mark. This Agreement supersedes and the terms of this Agreement govern any prior agreements, proposals or other communications, oral or written. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing. All notices permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery, telegram, telex or telecopier to the addresses listed in the first paragraph.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Magic Teleprompting, Inc.               General Magic, Inc.

By /s/ JAPJI SINGH KHALSQ               By /s/ MICHAEL STERN
   ----------------------                  ---------------------
Print Japji Singh Khalsq                Print Michael Stern
      -------------------                     ------------------
Title President, CEO                    Title VP/General Counsel
      -------------------                     ------------------
Dated 1-27-93                           Dated 1/28/93
      -------------------                     ------------------

                                  [MAGIC LOGO]


                                   EXHIBIT A

                                     [LOGO]


                                   EXHIBIT B

                                    EXHIBIT C
                                SAFARI TECHNOLOGY

The Safari Technology currently consists of both modified components of the Magic Cap Software, Magic Application Software and Hardware Design Package, and materials that are not based on Magic Cap Technology.

1. The Safari Technology is currently described in the following documentation on Magic's internal website:

   [**]

2. [**]

2. Safari Technology not based on Magic Cap Technology currently includes:

   [**]

3. Safari Technology currently includes Zazu/Safari versions of:

   [**]


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN
     OMITTED AND FILED SEPARATELY WITH THE
     COMMISSION. CONFIDENTIAL TREATMENT
     HAS BEEN REQUESTED WITH RESPECT TO
     THE OMITTED PORTIONS.


                                       1.

                                    EXHIBIT D
                             THIRD PARTY TECHNOLOGY

1. Letter agreement dated November 13, 1997 with Fastline for Fastline's REAL-TIME TRAFFIC MONITORING SYSTEM. Magic may reproduce and distribute the object code of the Fastline real-time traffic monitoring system as ported to the Magic Cap system solely to demonstrate the software to customers or end-users. Magic may sublicense such rights through multiple tiers of sublicensees.

2. Object Incorporation License Agreement dated March 17, 1995 with U.S. Software. U.S. Software grants Magic a non-transferable license to use the software for the sale and limited purpose of incorporating part or all of the software into an unlimited number of Magic's products (in executable form only). No right is granted to Magic's customers to incorporate the software in any of their products or use the software except as incorporated in Magic's products; no right of Magic to sublicense.

3. License Agreement executed October 17, 1996 with Refac International for PATENT NO. 5,167,011 ISSUED ON NOVEMBER 24, 1992 AND PATENT APPLICATION SERIAL NO. 07/979,527 FILED ON NOVEMBER 23, 1992 (for information storage and retrieval technologies). Refac grants Magic and its subsidiaries, successors and assigns, distributors, customers, including OEM and private-label customers, dealers and suppliers of Magic or its Subsidiaries, successors and assigns a license to make, have made, use, sell lease, or otherwise dispose of products using the patent and the patent application in the United States and its territories and possessions. Magic and its subsidiaries may not otherwise grant sublicenses to any third party to manufacture, use or sell products under the patent or patent application. [**]

4. Technology Transfer, Development and License Agreement dated February 19, 1997 with AltoCom for THE V.34 TECHNOLOGY, THE V.34 MODIFICATIONS, THE 56K TECHNOLOGY, AND THE NEW TECHNOLOGY (together, the "Licensed Technology"). The "V.34 Technology" consists of full C source code developed at Magic through December 31, 1996 for: V.34 modulation; V.32bis modulation; V.22bis and V.22 modulation; V.27 and V.29 FAX modulations; V.21 modulation; V.42 and V.42bis error correction and compression; CallerID support; general purpose tone detector; Hayes AT command parser; optimized, ported versions of V.34 Technology for DINO MIPS and Magic Cap; ported versions of V.34 Technology for SGI workstations; and development tools developed by the softmodem group used exclusively for the design, simulation and testing of the V.34 Technology. The
V.34 Technology further includes the following U.S. patent applications:
Efficient Implementation of an FIR filter on a General Purpose Processor (Nov. 13, 1996); System and Method for Improving Convergence During Modem Training and Reducing Computational Load During Steady-State Modem Operations (Dec. 5, 1996); and System and Method for Reducing Processing Requirements of Modem During Idle Receive Time (Jan. 7, 1997). The "V.34 Modifications" consist of the source and object code versions of any modifications made to the V.34 Technology by or on behalf of AltoCom that are commercially released by AltoCom during the term of Magic's license with AltoCom. The "56K Technology" means the 56 kilobits-per-second modem technology developed by AltoCom pursuant to this agreement with Magic, in source and object code form, and any modifications thereto developed by AltoCom during the term of Magic's license with

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN
     OMITTED AND FILED SEPARATELY WITH THE
     COMMISSION. CONFIDENTIAL TREATMENT
     HAS BEEN REQUESTED WITH RESPECT TO
     THE OMITTED PORTIONS.


                                       1.

AltoCom. The "New Technology" means any new technology developed and commercially released by AltoCom during the term of Magic's license with AltoCom, other than the V.34 Modifications, and any modifications thereto developed by AltoCom during the term of Magic's license with AltoCom. Magic may sublicense the right to use and modify the Licensed Technology in source code form for the sole purpose of developing and supporting devices incorporating current and future versions of (i) the Magic Cap hardware reference design, and
(ii) the Magic Cap operating system (provided that the Magic Cap operating system shall not be deemed to include the user interface on a standalone basis). Magic may not further sublicense in source code form. Magic may use, reproduce, modify and distribute the object code for the Licensed Technology as pre-installed and fully-embedded in products incorporating current and future versions of (i) the Magic Cap hardware reference design, and (ii) the Magic Cap operating system (provided that the Magic Cap operating system shall not be deemed to include the user interface on a standalone basis), and to sublicense the use and distribution of such technology as pre-installed and fully embedded in such devices. The Licensed Technology in source code form will be deemed Confidential Information for the purpose of this Agreement. Magic must require each sublicensee to disclaim in writing any representations and warranties and any liability on the part of Magic's suppliers. Magic and its sublicensees may not separate the 56K Technology or the New Technology from the Magic product in which it is embedded or use or distribute it on a standalone basis.

7. Software License Agreement dated November 10, 1997 with Driftwood Systems for MINDBENDER AND MC SOLITAIRE. Driftwood grants Magic a license to use, modify, reproduce, and distribute (through Magic's distribution channels) Mindbender and MC Solitaire (the "Games") as ported by Magic in executable form only to customers who have purchased a product containing, or who otherwise have obtained a license to use, the Magic Cap software. Magic must pay Driftwood [**] per copy of the Games distributed by Magic until May 10, 1999.

8. Software License Agreement dated February 25, 1993 with Halestorm for the MUSIC DRIVER software. Halestorm grants Magic a license to use, modify, copy and distribute the Music Driver, or any portions thereof, in source code and object code form, as incorporated into the Magic Cap operating system or on a standalone basis. Magic may sublicense the source code and object code of the Music Driver through multiple tiers of distribution in the same manner Magic sublicenses the source and object code of the Magic Cap operating system.

9. License Agreement for SPELL FINDER dated November 5, 1993 between Microlytics (succeeded by Inso) and Sony Electronic Publishing, as amended and assigned to Magic pursuant to an amendment dated June 20, 1997. Magic may sublicense use of the object code of the software as ported to Magic Cap for sale and distribution to end-users. Magic may not combine fully functioning Spell Finder software with a version of Magic Cap that is not fully functioning for public distribution without Inso's prior written approval, but this limitation will not apply to alpha or beta versions of Magic Cap. Magic may implement the Spell Finder software using device ROM as a medium, except any such implementation may not include: (i) spelling correction/verification devices in the form of stand-alone calculator-like, handheld, or desktop consumer electronics products; (ii) spelling correction/verification devices in the form of a standalone hardware product, or an external retrofit hardware product; (iii) typewriters, standalone personal word processors, or retrofit products thereto; or (iv) a wrist product.


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN
     OMITTED AND FILED SEPARATELY WITH THE
     COMMISSION. CONFIDENTIAL TREATMENT
     HAS BEEN REQUESTED WITH RESPECT TO
     THE OMITTED PORTIONS.

                                       2.

Notwithstanding the above, Magic may implement the Spell Finder software in laptop, notebook, or other general purpose computers. No sublicensee of Magic may have the right to further sublicense, other than to end-users. Magic must include in all sublicenses: (a) provisions granting Inso the right to terminate such sublicense in the event of termination of the agreement pursuant to Section 6 of the agreement; and (b) a provision requiring the sublicensee to allow Inso to review, or to request Inso's agents or Magic to audit, such sublicensee's records. Magic must place a copyright notice on all products containing the software in the accompanying documentation and display the copyright notice to users using the software. If Magic sublicenses to an OEM, and the OEM agrees to pay a cash advance to Magic, Magic will pay [**] of the advance to Inso. For sublicenses granted to OEMs, Magic shall pay Inso a royalty equal to a minimum of [**] (as defined in the agreement) [**]. For all other units sublicensed and distributed by Magic, Magic shall pay Inso a royalty equal to the [**].

10. Letter agreement dated February 2, 1995 with Matsushita for CERTAIN MATSUSHITA TECHNOLOGY USEFUL IN CREATING INTERNATIONALIZED AND LOCALIZED VERSIONS OF MAGIC CAP (the "Technology"). Matsushita grants Magic a license to use, modify, reproduce and distribute the Technology, including the right to sublicense all such rights through multiple tiers of distribution. Matsushita's expression of the Technology as represented by literal lines of computer code is excluded from the above license unless such expression is reasonably necessary to represent the underlying ideas.

11. Letter agreement dated February 15, 1995 with Sony for CERTAIN SONY TECHNOLOGY USEFUL IN CREATING INTERNATIONALIZED AND LOCALIZED VERSIONS OF MAGIC CAP (the "Technology"). Sony grants Magic a license to use, modify, reproduce and distribute the Technology, including the right to sublicense all such rights through multiple tiers of distribution. Sony's expression of the Technology as represented by literal lines of computer code is excluded from the above license unless such expression is reasonably necessary to represent the underlying ideas.

12. Letter agreement dated February 8, 1995 with Sanyo for CERTAIN SANYO TECHNOLOGY USEFUL IN CREATING INTERNATIONALIZED AND LOCALIZED VERSIONS OF MAGIC CAP (the "Technology"). Sanyo grants Magic a license to use, modify, reproduce and distribute the Technology, including the right to sublicense all such rights through multiple tiers of distribution. Sanyo's expression of the Technology as represented by literal lines of computer code is excluded from the above license unless such expression is reasonably necessary to represent the underlying ideas.

13. Software License dated July 12, 1996 with Nimble Corporation for the FAXRECEIVE software. Nimble grants Magic a license to use, modify, reproduce, distribute, publicly perform, and display FaxReceive and to incorporate FaxReceive into Magic Cap devices, products, and other software and systems that use or incorporate Magic Cap. Magic may sublicense such rights through multiple tiers of sublicensees. Such rights do not extend to use of FaxReceive with any other operating system.

14. Letter agreement dated July 11, 1996 with Oki for PROGRAM CODE OR OTHER MATERIALS FOR USE ON THE ROSEMARY PROJECT (the "Materials"). Oki grants Magic a license to (i) use, modify, reproduce and distribute the Materials, and (ii) sublicense the Materials through multiple tiers of distribution in conjunction with Magic's products.


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN
     OMITTED AND FILED SEPARATELY WITH THE
     COMMISSION. CONFIDENTIAL TREATMENT
     HAS BEEN REQUESTED WITH RESPECT TO
     THE OMITTED PORTIONS.



                                       3.

15. Agreement dated August 13, 1997 with Sony for STAMP SOFTWARE FOR MAGIC CAP 1.X. Sony grants Magic a license to (i) use, copy, and modify the software in source code form internally, and (ii) use, copy, distribute and grant sublicenses of the software in object code form. Magic may not alter the bitmapped images in the software.

16. Development and OEM Distribution Agreement dated March 10, 1996 with Integrated Device Technology for resale of the IDT/SIM SYSTEM INTEGRATION MANAGER V 5.1. Magic may sublicense third parties to use and reproduce the software as part of Magic's products to develop, market, and sell OEM products which copy, merge, or incorporate the software, provided that the software is embedded in the finished OEM product in object code form. Magic may also grant licenses to independent software developers to use the software as part of Magic's products for the purpose of developing, marketing, and selling the software products of that independent software developer. Magic must inform IDT of any sublicense completed with an OEM, and disclose further terms of the agreement with such OEM if that agreement contains less restrictive terms than those of the pre-approved OEM agreement. Magic shall duplicate all IDT proprietary notices incorporated in, marked on, or fixed to the software, and include a notice on all products shipped with the software that the product contains software, portions of which are copyrighted by IDT.

17. Asset Acquisition Agreement dated June 16, 1996 with Active Paper for the PRESTO!MAIL V1.5 AND PRESTO!LINKS V1.0 SOFTWARE. Magic owns the software, but must pay royalties to Active Paper until December 31, 1998. Until that time, Magic must keep, and obligate its sublicensees to keep, accurate records relating to Browser Copies, Email Copies, and Similar Products (as those terms are defined in the agreement) for the payment of royalties. Magic must provide attribution to Active Paper for the design, development, and engineering of the software in all collateral material, and prominently acknowledge Active Paper on the "Package" scene in the storeroom (along with Active Paper's logo) as the designer and developer of the software. Magic will alert Active Paper whenever Active Paper's company or product names are to be used in press, marketing, documentation, or other collateral materials.

18. Asset Purchase Agreement dated March 14, 1997 with Sony for Sony's rights in MAGIC BAG, MAGIC BROKER, FARCAST, SPELL FINDER, AND TRAVEL STAMPS for Magic Cap. Sony assigns ownership of the Magic Bag games and the Travel Stamps artwork. Sony assigns its interest under licenses for Magic Broker, Farcast, and Spell Finder.

19. Magic Cap Software Development and Porting Agreement dated May 20, 1998 with Sands Management Systems for the PARKING PARTNER SOFTWARE. Sands grants Magic a license to use, reproduce, modify, create derivative works of, market, distribute, publicly perform, and publicly display the application in connection with the further development, marketing, distribution, sale, and use of the application (including the right to sublicense through multiple tiers), as ported to Magic Cap, only if Sands fails to "actively market" (as defined in the agreement) and sell the application to police and security organizations in the U.S.

                                       4.

                                    EXHIBIT E
                                 SRE TECHNOLOGY

The Zazu Speech Recognition Engine [**].

The SRE Technology currently consists of the program code in the following files and the associated documentation:

[**]



[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN
     OMITTED AND FILED SEPARATELY WITH THE
     COMMISSION. CONFIDENTIAL TREATMENT
     HAS BEEN REQUESTED WITH RESPECT TO
     THE OMITTED PORTIONS.

                                       1.

                                    EXHIBIT F
                                    ROYALTIES

1. UNIT ROYALTIES FOR PRODUCTS CONTAINING MAGIC CAP SOFTWARE

     (a) After the Effective Date until the occurrence of a Change of Control of DataRover, DataRover shall pay the [**] of the selling price (as defined below) received; or (b) [**], for each unit of all DataRover products outside the DataRover Exclusive Field of Use subject to royalties in accordance with subsection (a) of Section 3.2.1 ("Magic Cap Software") and Section 6.1 ("Unit Royalties") and which are made by or for DataRover or its sublicensees and sold through their normal distribution channels.

     (b) Immediately upon any Change of Control of DataRover, DataRover shall pay the [**] of the selling price received or [**] for each such product sold after the effective date of such Change of Control.

2. UNIT ROYALTIES FOR PRODUCTS CONTAINING OR BASED ON HARDWARE DESIGN PACKAGE

     (a) After the Effective Date until the occurrence of a Change of Control of DataRover, DataRover shall pay the [**] of the selling price (as defined below) received; or (b) [**], for each unit of all DataRover products outside the DataRover Exclusive Field of Use subject to royalties in accordance with Section
3.2 ("Hardware Design Package") and Section 6.1 ("Unit Royalties") and which are made by or for DataRover or its sublicensees and sold through their normal distribution channels.

     (b) Immediately upon any Change of Control of DataRover, DataRover shall pay the [**] of the selling price received or [**] for each such product sold after the effective date of such Change of Control.

3. SELLING PRICE

     For the purposes of this Agreement, "selling price" shall mean the amount invoiced by DataRover or a DataRover Affiliate to an unaffiliated third party, less any separately-stated amount for taxes and less any refunds, rebates or discounts actually granted.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN
     OMITTED AND FILED SEPARATELY WITH THE
     COMMISSION. CONFIDENTIAL TREATMENT
     HAS BEEN REQUESTED WITH RESPECT TO
     THE OMITTED PORTIONS.


                                       1.

                                   EXHIBIT G

                                 MAGIC PATENTS















                                       1.

                                PATENTS GRANTED

            DESCRIPTION                 PATENT NUMBER   FILING DATE   ISSUE DATE
            -----------                 -------------   -----------   ----------
Graphical User Interface For               5611031        4/29/94       3/11/97
Modifying Object Characteristics
Using Coupon Objects

Method For Transmitting Information        5675811        8/18/95       10/07/97
Over An Intelligent Low Power Serial
Bus

Graphical User Interface For               5689669        4/29/94       11/18/97
Navigating Between Levels Displaying
Hallway And Room Metaphors

Shadow Mechanism Having Masterblocks       5692187        6/07/95       11/25/97
For A Modifiable Object Oriented System

Bus Interface Circuit For An               5787298        8/18/95        7/28/98
Intelligent Low Power Serial Bus

Method For Transmitting Bus Commands       5793993        8/18/95        8/11/98
And Data Over Two Wires Of A
Serial Bus

Support Structures For An Intelligent      5812796        8/18/95        9/22/98
Low Power Serial Bus

Shadow Mechanism For A Modifiable          5819306        2/28/97       10/06/98
Object Oriented System

                                PATENTS PENDING

           DESCRIPTION          APPLICATION NUMBER       FILING DATE
           -----------          ------------------       -----------
              [**]                      [**]                 [**]

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN
     OMITTED AND FILED SEPARATELY WITH THE
     COMMISSION. CONFIDENTIAL TREATMENT
     HAS BEEN REQUESTED WITH RESPECT TO
     THE OMITTED PORTIONS.

                            EXHIBIT B TO EXHIBIT 2.1

                                  BILL OF SALE

                                                                       EXHIBIT B

                                  BILL OF SALE

        This Bill of Sale is executed and delivered by General Magic, Inc., a Delaware corporation ("General Magic"), pursuant to that certain Stock Purchase Agreement dated October 28, 1998 (the "Agreement"), by and between DataRover Mobile Systems, Inc., a California corporation (the "Company") and General Magic. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, General Magic does hereby sell, convey, assign, transfer and deliver to the Company, all right, title and interest in and to the DR Assets. The Company and General Magic agree that General Magic shall retain, and the Company shall not acquire, any other assets, properties, contracts, obligations or liabilities of General Magic other than those described in the Agreement. General Magic hereby agrees that it will, from time to time, without further consideration, execute and deliver such further instruments or assignment and transfer as may be reasonably requested to implement and effectuate the Agreement and this Bill of Sale.

        IN WITNESS WHEREOF, each of the following has caused this Bill of Sale to be executed effective on this 4th day of November 1998.

                                          GENERAL MAGIC, INC.,
                                          a Delaware corporation


                                          By:
                                             ---------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                ------------------------------

ACKNOWLEDGED BY:

DATAROVER MOBILE SYSTEMS, INC.,
a California corporation


By:
   ------------------------
Name:
     ----------------------
Title:
     ----------------------

                            EXHIBIT C TO EXHIBIT 2.1

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                                       EXHIBIT C

                     ASSIGNMENT AND ASSUMPTION OF AGREEMENT


        The Assignment and Assumption of Agreement ("Agreement") is entered as of November 4, 1998 (the "Effective Date"), by and between General Magic, Inc., a Delaware corporation ("General Magic"), and DataRover Mobile Systems, Inc., a California corporation (the "Company"), pursuant to that certain Stock Purchase Agreement dated October 28, 1998 (the "Stock Purchase Agreement") by and between the Company and General Magic. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

        1. Assignment. Subject to the terms set forth in the Stock Purchase Agreement, General Magic hereby assigns all of General Magic's right, title and interest in and to the contracts set forth on Appendix A to the Stock Purchase Agreement (the "DR Contracts") to the Company.

        2. Assumptions. Subject to the terms set forth in the Stock Purchase Agreement and Appendix A thereto, the Company accepts the assignment from General Magic and hereby assumes all of General Magic's obligations, duties, responsibilities and liabilities with respect to the DR Contracts and agrees to pay, perform and discharge, when due, all of the duties and obligations on the part of General Magic to be paid, performed or discharged in connection with the DR Contracts from and after the Effective Date or as set forth on Appendix A.

        3. Amendment. This Agreement may not be amended, modified or supplemented except pursuant to an instrument in writing executed and delivered on behalf of the Company and General Magic which instrument, when so executed and delivered, shall thereupon become a part of this Agreement.

        4. Binding Effect. This Agreement and the terms and provisions hereof, shall inure to the benefit of, and be binding upon, the Company and General Magic and each of their respective assigns, successors and legal representatives.

        5. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California as applied to agreements made and performed in California by residents of California.

        6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7. Facsimile Signatures. This Agreement may be executed by facsimile signature, and facsimile signatures shall be fully binding and effective for all purposes and shall be given the same effect as original signatures. If any party delivers a copy of this Agreement containing a facsimile signature, such party shall promptly forward an originally signed executed copy to the other party; however, a failure by any party to so deliver an originally executed copy shall not affect in any way the binding nature of such party's facsimile signature.

        IN WITNESS WHEREOF, each of the following has caused this Assignment and Assumption Agreement to be executed effective on this 4th day of November 1998.


                                          GENERAL MAGIC, INC.,
                                          a Delaware corporation

                                          By:
                                             ---------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                ------------------------------



                                          DATAROVER MOBILE SYSTEMS, INC.,
                                          a California corporation


                                          By:
                                             ---------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                ------------------------------

                            EXHIBIT D TO EXHIBIT 2.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                                                       EXHIBIT D


                              AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION OF

                         DATAROVER MOBILE SYSTEMS, INC.


        The undersigned, Jeffrey J. Ellis and Steven D. Schramm, do hereby certify that:

        1. They are all of the directors of DataRover Mobile Systems, Inc., a California corporation (the "Corporation").

        2. The articles of incorporation of the Corporation are amended and restated to read in their entirety as follows:

                                       I.

        The name of the Corporation is DataRover Mobile Systems, Inc.

                                       II.

        The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

        The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock which this Corporation is authorized to issue is 10,000,000, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 15,000,000. The first series of Preferred Stock shall be comprised of 6,600,000 shares designated as Series A Preferred Stock ("Series A Preferred").

                                       IV.

      The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

        1. Dividend Provisions. The holders of Series A Preferred shall be entitled to receive in any fiscal year, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $0.025 per share of Series A Preferred, adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, payable in preference and priority to any payment of any cash dividend on Common Stock or other capital stock. The right to such cash dividends on the Series A Preferred shall be cumulative, and shall be due and payable quarterly in arrears.

        2. Liquidation Preference.

                (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation will be made in the following manner:

                        (i) The holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.50 for each outstanding share of Series A Preferred plus an amount equal to any unpaid dividends on such share up to the date fixed for distribution. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the amount of such Series A Preferred owned by each such holder.

                        (ii) Upon the completion of the distributions required by subsection (a)(i) of this Section 2, if assets remain in the Corporation, the holders of Common Stock shall receive all of the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each.

                (b) A merger or reorganization in which the shareholders of the Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction, or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2; provided that the holders of Preferred Stock and Common Stock shall be paid in cash or in securities received or in a combination thereof (which combination shall be in the same proportions as the consideration received in the transaction). Any securities to be delivered to the holders of Preferred Stock and Common Stock upon merger, reorganization or sale of substantially all the assets of the Corporation shall be valued as follows:

                        (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

                        (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices (or closing sales prices, whichever is applicable) over the 30-day period ending three (3) business days prior to the closing; and

                        (iii) if there is no active public market, the value shall be the fair market value thereof as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, provided that if the Corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock.

        3. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Series A Preferred at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

        4. Notices. Any notice required by the provisions hereof to be given to the holder of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

        5. Voting Rights. The holders of shares of Series A Preferred shall not have voting rights with respect to such shares, except as otherwise provided herein.

        6. Protective Provisions.

                (a) In addition to any other class vote that may be required by law, so long as any shares of Series A Preferred are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than 50% of the then outstanding shares of Series A Preferred:

                        (i) amend these Articles of Incorporation or the Bylaws of the Corporation if such action would change the rights, preferences, privileges or restrictions of the Series A Preferred;

                        (ii) increase or decrease the aggregate number of authorized shares of Preferred Stock;

                        (iii) create a new class or series of shares having rights, preferences or privileges prior to or on parity with the Series A Preferred;

                        (iv) sell, convey or otherwise dispose of all or substantially all of its property or business, or merge into or effect a reorganization with any other corporation (other than a wholly owned subsidiary of the Corporation) in which the shareholders of the Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction; and

                        (v) repurchase or redeem any of the outstanding shares of Common Stock (except for repurchase of Common Stock from officers, employees, directors and consultants upon termination of their employment or service, as applicable, with the Corporation).

        7. Repurchase of Shares. In connection with repurchases by the Corporation of its Common Stock, pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

        8. Redemption. On November 1, 2005 (the "Redemption Date"), the Corporation shall redeem all, but not less than all, of the outstanding shares of Series A Preferred by paying therefor an amount per share equal to $0.50 (subject to adjustment for stock splits, recapitalization and the like) (the "Redemption Price") plus any dividends unpaid as of the Redemption Date, with respect to such shares. On the Redemption Date, each holder of shares of Series A Preferred shall surrender to the Corporation the certificate or certificates representing such shares, and thereupon the Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares as holders of Series A Preferred (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares are insufficient to redeem all of the outstanding shares of Series A Preferred, those funds which are legally available will be used to redeem the maximum possible number of shares pro rata among the holders of such Series A Preferred shares to be redeemed in proportion to the number of Series A Preferred shares held by each such holder. The shares of Series A Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the Redemption Date but which it has not redeemed.

                                       V.

        1. Limitation of Directors' Liability. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        2. Indemnification of Corporate Agents. The Corporation is authorized to indemnify its agents to the fullest extent permissible under California law. For purposes of this provision the term "agent" has the meaning set forth in Section 317 of the California Corporations Code.

        3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability for an agent of the Corporation relating to acts or omissions occurring prior to such repeal or modification.

                                       VI.

        The name and address in the State of California of this corporation's initial agent for service of process is: Lillie Mae Stephens, c/o Gray, Cary et al, 400 Hamilton Ave., Palo Alto, Ca. 93401.


        3. No shares of the Corporation have been issued.

        IN WITNESS WHEREOF, the undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

DATE:
     ------------------------
                                            ------------------------------------
                                            Jeffrey J. Ellis, Director


                                            ------------------------------------
                                            Steven D. Schramm, Director

                            EXHIBIT E TO EXHIBIT 2.1


                           DR. Employee Offer Letter

                                                                       EXHIBIT E

[LOGO]

                                                                    CONFIDENTIAL

October 5, 1998



Dear      ,

It is a pleasure to restate and formalize our offer for you to join the team of DATAROVER MOBILE SYSTEMS, INC. (DATAROVER). The following details summarize your position, compensation, benefits, and other pertinent information relative to your employment with DataRover.

1.   POSITION:

     You will be employed as a _______ employee in the position ________, beginning on the closing date of the sale of CPD to DataRover Mobile Systems, Inc.

2.   COMPENSATION:

     We are offering you the following compensation package:

     a.   BASE SALARY:

          Your semi-monthly base salary will be _______ ($_____ per year). Pay periods are the 1st through the 15th and the 16th through the end of the month. Paychecks will be delivered on the 1st and the 16th of each month.

     b.   EMPLOYEE STOCK OPTION PROGRAM:

          We will recommend to the DataRover Board of Directors that you be granted an incentive stock option for ______ shares of the Company's Common Stock. Subject to Board approval, your initial vesting date will be twelve months from the date of the option grant and the exercise price of the options will be the fair market value of the Company's stock on the date the Board approves the option grant. Options vest over a two-year period, with one-fourth vesting on the initial vesting date and 1/24th of the shares vesting each month thereafter. Board meetings typically occur once a quarter, and the fair market value of the Company's stock may change based on the Company's financing activities, technical and business success, and other factors.

3.   BENEFITS:

     You will be eligible to participate in our standard benefits package. You will be subject to the group program's terms and provisions, limitations, exclusions, and the company's eligibility requirements as defined (e.g., in the respective plan booklets and company handbook). The hire date used to calculate your PTO accumulation will be your General Magic date of hire.

4.   PERFORMANCE REVIEWS:

     Your performance will be reviewed periodically, and your next formal performance review with DataRover will take place during February, 1999.

5.   AT-WILL EMPLOYMENT:

     DataRover's employment relationship with all employees is an "at-will" arrangement where the employment relationship is voluntary and based on mutual consent. You may leave your employment at any time and DataRover reserves the right to terminate your employment at any time, with or without cause.

6.   COMPANY POLICIES:

     As an employee of DataRover, you will be subject to and required to adhere to all of the company's policies and procedures pertaining to its employees. This includes all policies relating to standards of conduct, conflicts of interest, and compliance with the company's rules and regulations. You will be provided an Employee Handbook as soon as it has been completed.

7.   EMPLOYMENT DOCUMENTS:

     As a condition of your employment with DataRover, you will be required to complete and sign an Employee Proprietary Information Agreement. You will also be required to provide evidence of your identity and eligibility for employment in the United States. It is required that you bring the appropriate documentation for verification with you at time of employment. The required documentation is described within this package.

If you are in agreement with the provisions of this employment offer, please sign, date, and return the original of this letter acknowledging your understanding and acceptance; retain a copy for your records. This letter must be signed and returned by 5PM Friday, October 30, 1998.

     , I am pleased and excited about you joining the team at DATAROVER MOBILE SYSTEMS, INC! I look forward to working with you.



Sincerely,



Steve Schramm
CEO & President
DataRover Mobile Systems, Inc.

enclosures


                         ACKNOWLEDGEMENT AND ACCEPTANCE

My signature below acknowledges my understanding and acceptance of your offer of employment subject to the terms and conditions set forth in this letter.



------------------------------ ----------------
                               Date

                            EXHIBIT F TO EXHIBIT 2.1

                         REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT F


                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of November 4, 1998 is entered into by DataRover Mobile Systems, Inc., a California corporation (the "Company"), General Magic, Inc., a Delaware Corporation ("GMGC"), Steven D. Schramm, Jeffrey J. Ellis, Michael R. Migliore and Eric D. Popejoy (each a "Founder Shareholder", and together with GMGC a "Shareholder").

                                    RECITALS

        A. The Company and GMGC have entered into a Stock Purchase Agreement dated October 28, 1998 (the "Stock Purchase Agreement") pursuant to which, among other things, GMGC purchased from the Company shares of Series A Preferred Stock and Common Stock, par value $0.001 per share ("Common Stock") and a warrant to purchase up to 100,000 shares of Common Stock (the "Warrant").

        B. The Company and each of the Founder Shareholders have entered into a Founder Stock Purchase Agreement of even date herewith pursuant to which each Founder Shareholder purchased from the Company shares of Common Stock.

        C. The execution of this Agreement is a condition to closing of the transactions contemplated by the Stock Purchase Agreement.

                                    AGREEMENT

        1. Definitions. As used herein:

                (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

                (b) "Common Stock" shall have the meaning set forth in the recitals of this Agreement.

                (c) "Company" shall have the meaning set forth in the preamble of this Agreement.

                (d) "Demand Registration" shall have the meaning specified in
Section 2.1.

                (e) "Demand Request" shall have the meaning specified in Section 2.1(a).

                (f) "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any successor registration form under the 1933 Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

                (g) "Holder" shall mean any Shareholder and any person who acquires Registrable Securities in accordance with Section 5.3, directly or indirectly, from a Shareholder from and after the date hereof.

                (h) "Maximum Number of Shares" shall have the meaning specified in Section 2.1(d).

                (i) "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time referenced herein.

                (j) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time referenced herein.

                (k) "Other Holder Notice" shall have the meaning specified in
Section 2.1(a).

                (l) "Piggy-Back Registration" shall have the meaning specified in Section 2.2.

                (m) "Registrable Securities" shall mean, collectively, (i) the shares of Common Stock issued to the Shareholders, including without limitation, shares of Common Stock issuable to GMGC upon exercise of the Warrant, and (ii) any stock dividend, stock split, recapitalization, merger, consolidation or similar event effecting any such shares of Common Stock described in the foregoing clause (i). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement covering such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 or Rule 144A (or any successor provisions) under the 1933 Act, (iii) the Holder of such securities, together with all other persons with whom such Holder would be required to aggregate sales under Rule 144 (or any successor provision) is free to sell such securities without volume limitation under Rule 144(k) (or any successor provision), or (iv) such securities shall have ceased to be outstanding.

                (n) "Selling Holder" shall mean a Holder who is selling Registrable Securities pursuant to a registration statement under the 1933 Act.

                (o) "Underwriter" shall mean a securities dealer who purchases any Registrable Securities as principal in an underwritten public offering pursuant to a registration statement under the 1933 Act and not as part of such dealer's market-making activities.

        2. Registration Rights.

                2.1 Demand Registration.

                        (a) Request for Registration. At any time and from time to time on or after the earlier to occur of (i) the second anniversary of the date of this Agreement and (ii) the expiration of any lock-up period applicable in connection with the Company's first underwritten public offering of Common Stock for its own account, any Holder or Holders owning, individually or in the aggregate, Registrable Securities representing not less than 20% of the outstanding Registrable Securities may make a written request for registration under the 1933 Act of all or part of such Holder's or Holders' Registrable Securities (a "Demand Registration"), subject to the provisions of Section 2.1(f) pursuant to which the Company has a one-time right to convert such Demand Registration into a Piggy-Back Registration. The Company shall not be obligated to effect more than three Demand Registrations under this
Section 2.1, and in no event shall the Company be obligated to effect a registration under this Section 2.1 within six (6) months of the effective date of another registration effected pursuant to this Section 2 or within six (6) months of the effective date of a registration effected pursuant to an underwritten public offering of Common Stock. Any request for a Demand Registration (a "Demand Request") must specify the number of shares of Registrable Securities proposed to be sold and must also specify the intended method of disposition thereof, it being agreed by the parties hereto that, in the event the offering to be made pursuant to such Demand Registration will be the initial public offering of the Company's Common Stock, then the intended method of disposition must be a firm commitment underwriting being underwritten by a reputable investment banking firm selected by the Holder or Holders participating therein as provided in Section 2.1(c) hereof, and reasonably acceptable to the Company. The Company shall give written notice of any such registration request within 10 days after the receipt thereof to all non-initiating Holders of Registrable Securities, if any. Within 10 days after receipt of such notice by any Holder of Registrable Securities, such Holder may request in writing that all or any of such Holder's Registrable Securities be included in such registration and the Company shall, subject to the limitations of Section 2.1(c) and the cut-back provisions of Section 2.1.(d), include in the Demand Registration the Registrable Securities of any such Holder requested to be so included. Each such request by such other Holders (each, an "Other Holder Notice") shall specify the number of shares of Registrable Securities proposed to be sold and the intended method of disposition thereof. Subject to the foregoing, the Company shall file such registration statement covering the Registrable Securities as specified in each Demand Request and Other Holder Notice as soon as practicable, and in no event later than 90 days in the case of filing a registration statement on Form S-1 and 60 days in the case of filing a registration statement other than on Form S-1 or other than pursuant to Section 2.3, after receipt of the Other Holder Notices.

                (b) Effective Registration. A registration will not count as a Demand Registration until it has become effective and has remained effective until all the securities covered by such registration statement have been sold or withdrawn (which period shall not exceed the period required to satisfy the prospectus delivery requirements of the federal securities laws, in the case of an underwritten offering, and 180 days, in the case of any other offering).

                (c) Underwritten Offering. If the Holder or Holders initiating a Demand Registration so elect (and, in the case of the initial public offering of the Company's Common Stock, such Holders must so elect), the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Holder or Holders participating in the Demand Registration shall select one or more firms of investment bankers, which investment bankers must be reasonably acceptable to the Company, to act as the managing Underwriter or Underwriters in connection with such offering. Thereafter, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

                (d) Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advise the Company and the Holder or Holders who have elected to participate in such Demand Registration pursuant to Section 2.1(a), in writing, that the dollar amount or number of shares of Registrable Securities and other shares of Common Stock or securities to be included in the offering exceeds the maximum dollar amount or number that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the "Maximum Number of Shares"), then the Company shall include in such registration: (i) first, the Registrable Securities as to which registration has been requested pursuant to Section 2.1(a) which can be sold without exceeding the Maximum Number of Shares (allocated, pro rata among such Holders, as nearly as practicable, on the basis of the number of shares of Registrable Securities requested by each such Holder to be included in such offering), (ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company proposes to sell which can be sold without exceeding the Maximum Number of Shares, and (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities requested to be included by any other shareholders with registration rights entitling them to request to participate in such offering which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such other shareholders, as nearly as practicable, on the basis of the number of shares of Common Stock or other securities requested by such other shareholders to be included in such offering).

                (e) Withdrawal. If any Holder of Registrable Securities requesting registration disapproves of the terms of any underwriting or is not entitled to include all of such Holder's Registrable Securities in any offering, it may elect to withdraw from such offering by giving written notice to the Company and the Underwriter of its request to withdraw prior to the effectiveness of the registration statement. If, by the withdrawal of such Registrable Securities, a greater number of shares of Registrable Securities, held by other Holders of Registrable Securities, may be included in such registration (up to the maximum of any limitation imposed by the Underwriter), then the Company shall offer to all Holders of Registrable Securities who have included Registrable Securities in the registration, the right to include additional shares of Registrable Securities in the same proportion used in determining the limitation imposed by the provisions of Section 2.1.(d). If all of the Holders of Registrable Securities which have requested to be included in a Demand Registration withdraw from any proposed offering and, as a result, the registration statement is withdrawn prior to being declared effective, such request shall either (i) count as a Demand Registration provided for in Section 2.1, or (ii) not count as a Demand Registration if the withdrawing Holders pay their pro rata share (based on the number of shares initially proposed to be included in such registration statement) of the expenses incurred in connection with such registration statement.

                (f) Company Right to Convert Demand Registration into a Piggy-Back Registration on Initial Public Offering. The provisions of this
Section 2.1 notwithstanding, in the event of a request for a Demand Registration by Holders of Registrable Securities pursuant to Section 2.1 hereof which would constitute the initial public offering of the Common Stock, the Company may, by giving written notice to the Holder or Holders making such registration request within 10 days after the receipt of such request, elect to effect an underwritten public offering of Common Stock for its own account rather than effect the requested Demand Registration, in which an event, the registration will be deemed to be a Piggy-Back Registration pursuant to Section 2.2 hereof and will not count as a Demand Registration and the cutback provisions of
Section 2.2(b)(i) shall apply.

                (g) Delay of Offering. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this
Section 2.1, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement (and if such judgment is based on legal restrictions, the Board shall have obtained written advice confirming such restrictions from outside legal counsel), the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Holders initiating such registration; provided, however, that the Company may not utilize this right more than once in any twelve month period.

                     The Company may include in the registration under this
Section 2.1 any other shares of Common Stock, subject to the priority of the cutback provisions of Section 2.1(d) above.

        2.2 Piggy-Back Registration.

                (a) Piggy-Back Rights. If at any time (but without any obligation to do so) the Company proposes to file a registration statement under the 1933 Act with respect to an offering of Common Stock by the Company for its own account or for the account of any other shareholders solely for cash, other than a registration statement (i) on Form S-4 or S-8 (or any substitute or successor form that may be adopted by the Commission), (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company's existing shareholders, or (iv) for a dividend reinvestment plan, then the Company shall:

                        (i) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but in no event less than 20 days before the anticipated filing date, which notice shall describe the number of shares of Common Stock to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering; and

                        (ii) offer in such notice to the Holders of Registrable Securities the opportunity, subject to Section 2.2(b), to register such number of shares of Registrable Securities as each such Holder may request in writing within 10 days following receipt of such notice (a "Piggy-Back Registration"). The Company shall, subject to Section 2.2(b), cause such Registrable Securities to be included in such registration and shall use reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as the other shares of Common Stock included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

                (b) Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders requesting inclusion in the Piggy-Back Registration, in writing, that the dollar amount or number of shares of Registrable Securities and other shares of Common Stock to be included in the offering exceeds the Maximum Number of Shares, then the Company shall include in such registration:

                        (i) if the registration is a primary offering for the Company, (A) first, the shares of Common Stock that the Company proposes to sell which can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities as to which registration has been requested by the Holders of Registrable Securities which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such Holders of Registrable Securities, as nearly as practicable, on the basis of the number of shares of Registrable Securities requested to be included in such offering by the Holders of Registrable Securities), and (C) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities requested to be included in such registration by other shareholders entitled to request to participate in such offering which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among other shareholders, as nearly as practicable, on the basis of the number of shares of Common Stock or other securities requested to be included in such offering by such other shareholders); and

                        (ii) if the registration is for a secondary offering for any of the Company's shareholders pursuant to any registration rights of such shareholders, (A) first, the shares of Common Stock, including Registrable Securities, that such shareholders have requested to be included in such offering which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such Holders, as nearly as practicable, on the basis of the number of shares of Registrable Securities requested to be included in such offering) and (B) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock that any other shareholder proposes to sell which can be sold without exceeding the Maximum Number of Shares.

                        (c) Withdrawal. Any Holder may elect to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of its request to withdraw prior to the effectiveness of the registration statement. The Company may also elect to withdraw a Piggy-Back Registration at any time prior to the effectiveness of the registration statement, and such withdrawal shall not require the consent of any Holder of Registrable Securities included therein; provided, however that the Company shall reimburse Holders of Registrable Securities requested to be included in such Piggy-Back Registration for all out-of-pocket expenses, if any, incurred by such Holders in connection with such Piggy-Back Registration prior to such withdrawal by the Company.

        2.3 Request for Registration on Form S-3. In case the Company shall receive from any Holder or Holders owning, individually or in the aggregate, Registrable Securities representing not less than 20% of the outstanding Registrable Securities, a written request or requests that the Company effect a registration on Form S-3 or Form S-2, or any successor form to Form S-3 or Form S-2, and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder (an "S-3 Registration"), the Company will promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and at any time after 180 days following the effective date of any firm commitment underwritten initial public offering or after 180 days following the effective date of any subsequent registered underwritten offering of the Company's Common Stock to the general public, as applicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3: (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, (ii) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration for the Holders pursuant to this Section 2.3, (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, or (iv) notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement (and if such judgment is based on legal restrictions, the Board shall have obtained written advice confirming such restrictions from outside legal counsel), the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Holders initiating such registration; provided, however, that the Company may not utilize this right more than once in any twelve-month period. The Company may include in the registration under this Section 2.3 any other shares of Common Stock, subject to the priority of the cutback provisions of Section 2.1(d) above. Subject to the foregoing, the Company shall file such registration statement as is then available to the Company covering the Registrable Securities and other securities so requested to be registered as soon as practicable, and in no event later than 30 days, after receipt of the request or requests of the Holders. The Holders shall have the right to make unlimited requests for registration under this Section 2.3.

        3. Registration Procedures.

                3.1 Filings; Information. If and whenever the Company is required to effect the registration of any Registrable Securities under the 1933 Act pursuant to Section 2.1, 2.2 or 2.3., the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as practicable, and in connection with any such request:

                        (a) Filing Registration Statement. The Company shall, as expeditiously as possible, prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective.

                        (b) Copies. The Company shall, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish without charge to each Selling Holder of the Registrable Securities covered by such registration statement and legal counsel for any such Selling Holder, copies of such registration statement as proposed to be filed, each amendment and supplement to such registration statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

                        (c) Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith, as may be necessary to keep such registration statement effective and in compliance with the provisions of the 1933 Act until all Registrable Securities and other securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition set forth in such registration statement (which period shall not exceed the period required to satisfy the prospectus delivery requirements of the federal securities laws, in the case of an underwritten offering, and nine months, in the case of any other offering) or such securities have been withdrawn.

                        (d) Notification. After the filing of the registration statement, the Company shall promptly notify each Selling Holder, and confirm such advice in writing upon request, (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective, (iii) of any stop order issued or threatened by the Commission (and the Company shall take all reasonable actions required to prevent the entry of such stop order or to remove it if entered) and (iv) of any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment; except that before filing with the Commission a registration statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to each Selling Holder and to legal counsel representing any Selling Holder, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Selling Holders, Underwriters and legal counsel with a reasonable opportunity to review such documents and comment thereon, and any such comments shall be sent by such reviewing party to the Company or its legal counsel within seven (7) days of receiving documents, and the Company shall not file any registration statement or prospectus or amendment or supplement thereto, including documents incorporated by reference to which such Selling Holders or legal counsel shall reasonably object on a timely basis in light of the requirements of the 1933 Act or any other applicable laws and regulations.

                (e) State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the registration statement under such securities or blue sky laws of such jurisdictions in the United States as any Selling Holder (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), or subject itself to taxation in any such jurisdiction.

                (f) Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The Selling Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company in any underwriting agreement to or for the benefit of any Underwriters also be made to and for the benefit of the Selling Holders.

                (g) Cooperation. The Chief Executive Officer of the Company and the Chief Financial Officer of the Company and other members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

                (h) Records. The Company shall make available for inspection by any Selling Holder, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter all financial and other records, pertinent corporate documents and properties of the Company as shall be necessary to enable such persons to exercise their due diligence responsibility, and shall cause the Company's officers, directors and employees to supply all information reasonably requested by any such person in connection with such registration statement.

                (i) Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the 1933 Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section II (a) of the 1933 Act and Rule 158 thereunder.

                (j) Listing. The Company shall use its best efforts to cause all such Registrable Securities to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

                (k) Transfer Agent. The Company shall provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

        3.2 Selling Holder's Obligation to Suspend Distribution. Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.(d)(iv), such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1.(d)(iv), and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

        3.3 Registration Expenses. Except as otherwise provided in the final sentence of Section 2.l(e), the Company shall pay all expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, any S-3 Registration pursuant to Section
2.3 and all expenses incurred in performing or complying with the Company's obligations under this Section 3, whether or not the registration statement becomes effective, in each case including, but not limited to: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.(i),
(vi) National Association of Securities Dealers, Inc. fees, (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company, (viii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (ix) all reasonable fees and expenses incurred by the Selling Holders in connection with their participation in such registration, including, without limitation, the reasonable fees and expenses of one legal counsel for, and chosen by, a majority in interest of the Selling Holders. The Company shall have no obligation to pay any underwriting fees, discounts or selling commissions attributable to the Registrable Securities being sold by the Selling Holders, which expenses shall be borne by the Selling Holders.

        4. Indemnification and Contribution.

                4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, its officers, directors, partners, members and agents, and each person, if any, who controls such Selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any loss, claim, damage or liability and any action in respect thereof to which such Selling Holder, its officers, directors, partners, members or agents, and any such controlling person may become subject under the 1933 Act or the 1934 Act or any other statute or common law, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (a) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, (b) any omission or alleged omission to state a material fact required to be stated in any registration statement or prospectus or necessary to make the statements therein not misleading or (c) any violation by the Company of the 1933 Act, the 1934 Act, any state securities laws or any rule or regulation promulgated thereunder in connection with such registration. The Company also shall pay directly or reimburse each Selling Holder, its officers, directors, partners, members and agents, and each such controlling person for any legal and other expenses incurred by such Selling Holder, its officers, directors, partners, members and agents, or any such controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Company shall either promptly pay directly all amounts which it is required to pay hereunder or shall reimburse the requesting party for such amounts within 30 days after any request for such payment. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, directors, partners, members and agents and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

        The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability or any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Selling Holder or its officers, directors, partners, members or agents in any such case for any loss, claim, damage, liability or any action in respect thereof to the extent that it arises from or is based upon and is in conformity with written information relating to such Selling Holder furnished expressly for use in connection with such registration by such Selling Holder or its agents, nor shall the Company be liable to any Selling Holder for any such loss, claim, damage or liability or any action in respect thereof to the extent it arises from or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable

Securities delivered by such Selling Holder after the Company had provided written notice to such Selling Holder that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to such Selling Holder that such registration statement or prospectus contained such omission or alleged omission, or (iii) the failure of such Selling Holder to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the 1933 Act, to be so delivered, provided that a sufficient number of copies thereof had been timely provided by the Company to such Selling Holder.

                4.2 Indemnification by Holders of Registrable Securities. Each Selling Holder shall indemnify and hold harmless the Company, its officers, directors, partners, members and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but solely with reference to information in conformity with and related to such Selling Holder furnished in writing by such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability or any action in respect thereof if such settlement is effected without the consent of the Selling Holder (which consent shall not be unreasonably withheld). Such Selling Holder also shall pay directly or reimburse the Company, its officers, directors, partners, members and agents, and each such controlling person for any legal and other expenses incurred by the Company, its officers, directors, partners, members and agents, or any such controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. Such Selling Holder shall either promptly pay directly all amounts which it is required to pay hereunder or shall reimburse the requesting party for such amounts within 30 days after any request for such payment. Each Selling Holder shall also indemnify and hold harmless any Underwriter of the Registrable Securities, their officers, directors, partners, members and agents and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2: provided, however, that in no event shall any indemnity obligation under this Section 4.2 exceed the dollar amount of the net proceeds actually received by such Selling Holder from the sale of Registrable Securities which gave rise to such indemnification obligation under such registration statement or prospectus.

                4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the "Indemnifying Party") in writing of the loss, claim damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder unless the Indemnifying Party is prejudiced thereby. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel for all Indemnified Parties) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel at the expense of such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

                4.4 Contribution. If the indemnification provided for in the foregoing Sections 4. 1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Selling Holder shall be required to contribute any amount in excess of the dollar amount of the net proceeds actually received by such Selling Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                4.5 Superseding Provisions. The indemnification provisions of any underwriting agreement entered into by the Company and any Selling Holder with respect to any registration rights granted to such Selling Holder pursuant to this Agreement shall supersede the indemnification provisions of this Section 4.

        5. Underwriting and Distribution.

                5.1 Restrictions on Sale by the Company and Others. The Company agrees (i) not to effect any sale or distribution of any securities similar to those being registered in accordance with Section 2.1, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 120-day period beginning on, the effective date of any registration statement (except as part of such registration statement where the Holder making such Demand Registration consents); and (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, other than a sale pursuant to Rule 144 or 144A under the 1933 Act (except as part of any such registration, if permitted); provided, however, that the provisions of this Section 5.1, shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Company under any employee benefit, stock option or stock subscription plans.

                5.2 Agreement by Holders of Registrable Securities.

                        (a) The Holders of Registrable Securities, by their acceptance thereof, agree that, upon request, in connection with any underwritten public offering by the Company, they will enter into "lock-up" agreements, in customary form, pursuant to which they will agree not to effect any sale or distribution of any securities similar to those being registered by the Company in the Company's first registration which covers Common Stock (or other securities) to be sold on its behalf in an underwritten offering, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or 144A under the 1933 Act, during such period as may be requested by the managing Underwriters, which shall not exceed 180 days, beginning on the effective date of the registration statement relating to such offering (except as part of such registration statement), provided that all officers and directors of the Company and holders of 1% or more of the Company's outstanding shares enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose appropriate stop-transfer instructions with respect to the Registrable Securities of each Holder.

                        (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation (including the obligation to pay expenses pursuant to Section 3.3 hereof) with respect to any registration requested pursuant to Section 2.1 or Section 2.3 if, in light of the information furnished pursuant to the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.1 or Section 2.3, whichever is applicable.

                        (c) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration being made for or on behalf of the Company as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                5.3 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that no such transferee or assignee shall be entitled to registration rights under Sections 2.2 or 2.3 hereof unless it acquires at least 50,000 shares of Registrable Securities (as adjusted for stock splits and combinations) and the Company shall, within a reasonable time, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, that such assignment shall be effective only if immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act. Any such assignee shall be subject to all rights and obligations hereunder and, if requested by the Company, shall agree in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any subsidiary, parent, partner or shareholders of a Holder without restriction as to the percentage of shares acquired by any such subsidiary, parent, partner or shareholder; provided that all such assignees and transferees who do not meet the 50,000 share threshold shall appoint a single Holder as their attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

                5.4 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company covering an underwritten public offering of its securities to the general public;

                (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

        6. Stock Legend. In addition to any other legend that may be required to be placed on the certificates representing the Registrable Securities under applicable law or under the terms of any other agreement of which any of the parties hereto are subject, certificates representing the Registrable Securities shall bear substantially the following legend:

"THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF A REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST OF THE SHARES) WHICH MAY RESTRICT THE TRANSFER OF THE SHARES FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933."

        All certificates representing the Registrable Securities hereafter issued to any party subject to this Agreement shall bear the legend set forth above.

        7. Information Rights.

                7.1 GMGC shall be entitled to receive from the Company, and the Company shall use its best efforts to deliver: (i) within 90 days after the end of each fiscal year of the Company, an audited balance sheet as of the end of such year and the related statements of income and cash flow and stockholders equity for such fiscal year and (ii) within 15 days, but in no event later than 45 days, of the end of each fiscal quarter (except for the last quarter of each fiscal year) of the Company, an unaudited balance sheet as of the end of such quarter and the related statements of income and cash flow for such quarter. All of such financial statements shall be prepared be in accordance with generally accepted accounting principles ("GAAP").

                7.2 The Company shall use its best efforts to deliver to GMGC, solely to assist it in satisfying its reporting obligations as a public company, on or before January 15th of each year, an unaudited balance sheet as of December 31st and the related statements of income and cash flow and stockholders' equity; provided, however, that all parties understand that the financial information provided will not be final, will be subject to change, will be derived from the preliminary year end accounting records of the Company, and may deviate substantially from the Company's final year end financial statements.

                7.3 GMGC shall be entitled to visit and inspect, or have an authorized representative visit and inspect, any of the properties of the Company and its subsidiaries (at GMGC's expense), including inspection of the Company's financial and accounting records and to make copies and take extracts therefrom, and to discuss the Company's affairs, finances and accounts with its officers and accountants, all upon reasonable notice and at such reasonable times during normal business hours as may be reasonably requested and pursuant to any other reasonable procedures the Company may establish to avoid unnecessary interference with its business operations.

        8. Miscellaneous.

                8.1 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights superior to those granted to the Holders pursuant to this Agreement.

                8.2 Successors and Assigns. Subject to the limitations of, and in compliance with the provisions of Section 5.3, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. The provisions of Section 5.2 shall bind the successors and assigns of each Holder, whether or not assigned pursuant to Section 5.3 hereof.

                8.3 Severability. If any provisions of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                8.4 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), by a writing signed by the holders of a majority of the then outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company or any of its successors or assigns.

                8.5 Notices. All notices, demands or other communications which are required or are permitted to be given hereunder shall be in writing and shall be deemed to have been sufficiently given in the manner set forth in the Stock Purchase Agreement.

                8.6 Arbitration. Any dispute or controversy concerning this Agreement, including a dispute pertaining to the validity of this Section 8.6, shall be determined by binding arbitration before a single arbitrator in Santa Clara County, California in accordance with the Commercial Rules of Arbitration of the American Arbitration Association then in effect. The award of the arbitrator may be enforced in any court of competent jurisdiction. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration being made for or on behalf of the Company as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                8.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without regard to conflicts of laws principles.

                8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

                8.9 Facsimile Signatures. This Agreement may be executed by facsimile signature and facsimile signatures shall be fully binding and effective for all purposes and shall be given the same effect as original signatures. If any party delivers a copy of this Agreement containing a facsimile signature, such party shall promptly forward an originally executed copy to the other party; however, the failure by any party to so deliver an originally executed copy shall not affect in any way the binding nature of such party's facsimile signature.

        IN WITNESS WHEREOF, the foregoing Agreement is hereby executed as of the date first above written.

THE "COMPANY":                           THE "SHAREHOLDERS":

DATAROVER MOBILE SYSTEMS, INC.,          GENERAL MAGIC, INC.,
a California corporation                 a Delaware corporation


By:                                      By:
        Steven D. Schramm,                   ------------------------------
        Chief Executive Officer          Name:
                                             ------------------------------
                                         Title:
                                               ----------------------------


                                         ----------------------------------
                                          Steven D. Schramm, an individual


                                         ----------------------------------
                                          Jeffrey J. Ellis, an individual


                                         ----------------------------------
                                           Michael R. Migliore, an individual


                                         ----------------------------------
                                           Eric D. Popejoy, an individual

                            EXHIBIT G TO EXHIBIT 2.1

                         REAL ESTATE LICENSE AGREEMENT

                                                                       EXHIBIT G

                          REAL ESTATE LICENSE AGREEMENT


        THIS REAL ESTATE LICENSE AGREEMENT (this "Agreement"), effective as of November 4, 1998 ("Commencement Date"), is made by and between General Magic, Inc. ("General Magic") and DataRover Mobile Systems, Inc. ("DataRover").

                                    RECITALS

        WHEREAS, General Magic leases space at 420 North Mary Avenue, Sunnyvale, California comprising approximately 78,000 usable square feet of space ("Premises"), under a sublease between ARGO Systems Inc. as "Sublessor" and General Magic as "Sublessee" (the "Sublease") which Sublease has a termination date in June, 2002 (the "Termination Date");

        WHEREAS, DataRover desires permission to use certain space in the Premises for the purpose of conducting its business; and

        WHEREAS, General Magic desires to grant DataRover permission to use a portion of the Premises together with all other services or amenities described on Exhibit A, subject to the terms and conditions set forth herein.

        NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

        1. License. Subject to the terms and conditions set forth herein, General Magic hereby authorizes DataRover to use approximately 10,500 usable square feet of space ("Licensed Area") in the Premises currently occupied by General Magic's DataRover handheld products division. During the term of this Agreement, those employees of DataRover, as designated in Exhibit B hereto (the "Designated Employees") shall have access (a) to the Licensed Area (through the Premises and such other access ways as are available to General Magic), (b) to such other parts of the Premises as the parties may agree upon in writing, and
(c) to such toilet facilities and common areas as are available to General Magic. Only the Designated Employees and invitees related to the business of DataRover shall be entitled to use the Licensed Area and receive the services described in Exhibit A (the "Services").

        2. Term. This Agreement shall begin as of the Commencement Date and shall terminate upon the earlier of (a) the date DataRover shall no longer require the use of the Premises or (b) February 28, 1999.

        3. Termination. Notwithstanding the foregoing, General Magic may terminate this Agreement at any time (a) if the Sublease expires or is otherwise terminated, (b) if DataRover violates any of the terms of the Sublease in its use of the Licensed Area or the Premises and fails to cure same within 10 days or (c) upon no less than thirty (30) days written notice by General Magic.

        4. Use of Premises. DataRover shall use and occupy the Licensed Area only as permitted to General Magic under the terms and conditions of the Sublease, a copy of which has been furnished to DataRover.

        5. Condition of Premises; Fixtures and Equipment.

                (a) DataRover shall accept the Licensed Area in its current "AS IS" condition.

                (b) DataRover shall have the right to utilize furniture and equipment owned or leased by General Magic and in the Licensed Area on the Commencement Date. All such furniture and equipment shall at all times remain the property of General Magic or General Magic's vendor and may not be removed from the Licensed Area by DataRover without General Magic's written consent. DataRover shall not install any trade fixtures within the Licensed Area.

                (c) All furniture and equipment brought onto the Licensed Area by DataRover shall remain at all times the property of DataRover, except that any such furniture or equipment remaining in the Licensed Area after the termination of this Agreement shall be deemed abandoned and shall become the property of General Magic without payment therefor. All such furniture and equipment shall be reasonably appropriate given the nature of the Premises and the commercial usage thereof. DataRover shall be solely liable for all expenses and damages incurred in removing such furniture and equipment after the termination of this Agreement.

        6. Alterations and Improvements. General Magic shall have no obligation to make any alterations or improvements to the Licensed Area or the Premises for DataRover's use or occupancy thereof. DataRover shall not make any alterations and additions to the Premises without the written consent of General Magic and Sublessor, which consent may be granted or withheld in General Magic's and Sublessor's sole and absolute discretion.

        7. Provision of Services. The License Fee (as defined below) shall constitute payment for all the items and services to be furnished to DataRover hereunder. If DataRover requests from General Magic any services not provided for in this Agreement and such services are in fact rendered, DataRover shall be solely responsible for the actual cost therefor, and DataRover shall pay such cost within twenty (20) days after receipt of an invoice from General Magic, accompanied by supporting documentation; provided, however, that General Magic shall have no obligation to provide any services not specified in Exhibit A.

        8. License Fee. DataRover shall pay General Magic, in advance of each month, without credit or offset and without additional notice or demand, a monthly fee of $10,500 for use of the Licensed Area and the Services ("License Fee") so long as this Agreement shall be in effect. The License Fee shall be paid to General Magic on or before the first day of each month to: General Magic, Inc., c/o Chief Financial Officer, 420 North Mary Avenue, Sunnyvale, CA 94086 or to such other place as General Magic shall indicate to DataRover in advance in writing. If this Agreement shall begin or terminate at a time other than at the beginning or ending of a month, General Magic shall prorate the License Fee accordingly.

        9. Subleased Premises. General Magic and DataRover covenant and agree that on or before the termination of this Agreement, they shall enter into a mutually agreeable sublease agreement with respect to new premises which shall be occupied by DataRover (the "New Premises") and which shall be leased by General Magic for at least a twenty-four (24) month term (the "New Sublease"). The New Sublease shall provide that DataRover shall pay General Magic rent equal to $1/per square foot per month during the first twelve (12) month period (the "Rent") and thereafter an amount equal to 100% of General Magic's rent and any additional payments required to be paid under the terms of the master lease between General Magic and the landlord of the New Premises. Such Rent shall include all taxes, insurance, utilities (excluding telephone and data transmission charges), janitorial and groundskeeping services. In addition to the foregoing, General Magic shall pay (i) all of DataRover's reasonable moving expenses from the Premises to the New Premises, (ii) the cost of furnishing the New Premises in a manner consistent with the Licensed Area and (iii) the cost of wiring the New Premises for telephone service and data transmission.

        10. Holding Over. DataRover shall have no right to occupy the Licensed Area after termination of this Agreement. If DataRover remains in possession of the Licensed Area after the expiration or other termination of this Agreement, DataRover shall be responsible for all damages and costs incurred by General Magic as a result of such unauthorized occupancy. Further, in addition to any and all damages and costs incurred by General Magic, DataRover shall be required to pay Two Hundred Percent (200%) of the License Fee throughout the period of its unauthorized occupancy. Nothing in this paragraph shall be construed to grant DataRover any right to occupy the Licensed Premises after termination.

        11. Relationship of Parties. General Magic shall exercise no supervision over DataRover's manner of performance of its obligations hereunder and DataRover's employees and agents shall not be deemed to be employees or agents of General Magic.

        12. Default. In the event DataRover fails to pay the License Fee when due or fails to perform any of its obligations under this Agreement, after five
(5) days written notice from General Magic, then DataRover shall be in default, and General Magic shall have the right to immediately terminate this Agreement and DataRover shall vacate the Premises upon such notice. DataRover shall be responsible for all sums due under this Agreement accruing before such termination and any other costs resulting from the default and termination, which sums shall be immediately due upon receipt by DataRover of written notice thereof from General Magic.

        13. Assignment and Sublicensing. DataRover may not assign this Agreement or further sublet or license all or any part of the Licensed Area.

        14. Notices or Demands. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any return receipt express courier (prepaid), or one (1) business day after transmission by telecopier, addressed to the other party at its address (or facsimile number, in the case of transmission by telecopier) as shown below or to such other address as such party may designate in writing from time to time to the other party:

                  If to General Magic:     General Magic, Inc.
                                           420 North Mary Avenue
                                           Sunnyvale, CA  94086
                                           Attention:  General Counsel
                                           Facsimile:  (408) 774-4023

                  If to DataRover:         DataRover Mobile Systems, Inc.
                                           420 North Mary Avenue
                                           Sunnyvale, CA 94086
                                           Attention:  President
                                           Facsimile: (408) 774-4014

        15. Severability. If any provisions of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        16. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without regard to conflicts of laws principles.

        17. Section and Paragraph Headings. The section and paragraph headings are included only for the convenience of the parties and are not part of this Agreement and shall not be used to interpret the meaning of provisions contained herein or the intent of the parties hereto.

        18. Entire Agreement; Amendments. This Agreement, along with any exhibits and attachments hereto, constitute the entire agreement between General Magic and DataRover relative to the Licensed Area and the Premises, and may be altered or amended only by an instrument in writing signed by both parties hereto. General Magic and DataRover hereby agree that all prior or contemporaneous oral agreements, if any, between and among themselves relative to the Premises and Licensed Area are merged into this Agreement.

        19. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective heirs, administrators, executors, successors and permitted assigns of the parties hereto, provided, however, that any assignment by a party of this Agreement shall not be effective without the written consent of the other party; provided, further, that this provision shall not be construed to allow an assignment or sublicensing which is otherwise specifically prohibited herein.

        20. Attorneys' Fees. If any action or proceeding at law or in equity, or an arbitration proceeding (collectively an "action"), shall be brought to enforce or interpret any of the terms, covenants, or conditions of this Agreement, or for the recovery of possession of the Licensed Area, the prevailing party shall be entitled to recover from the other party as a part of such action, or in a separate action brought for that purpose, its reasonable attorneys' fees and costs and expenses incurred in connection with the prosecution or defense of such action.

        21. Arbitration. Any claim or controversy arising out of or related to this Agreement (or breach thereof), whether arising in tort, contract or otherwise, shall be settled in accordance with the procedures set forth in
Section 9.11 of the Stock Purchase Agreement dated as of October 28, 1998 between the parties hereto.

        22. Facsimile Signatures. This Agreement may be executed by facsimile signature and facsimile signatures shall be fully binding and effective for all purposes and shall be given the same effect as original signatures. If any party delivers a copy of this Agreement containing a facsimile signature, such party shall promptly forward an originally executed copy to the other party; however, the failure by any party to so deliver an originally executed copy shall not affect in any way the binding nature of such party's facsimile signature.

        23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the following parties have caused this Agreement to be executed by their respective officers, duly authorized.


"GENERAL MAGIC":                                "DATAROVER":

GENERAL MAGIC, INC.,                            DATAROVER MOBILE SYSTEMS, INC.,
a Delaware corporation                          a California corporation


By:                                             By:
    ----------------------                         -----------------------------
Name:                                           Name:
     ---------------------                           ---------------------------
Title:                                          Title:
      --------------------                            --------------------------

                                    Exhibit A

                             DESCRIPTION OF SERVICES



Mail service, janitorial service, electrical power, HVAC, parking, use of copy machine, and use of telephones and fax machine (subject to payment by DataRover of all telephone charges).

                                    Exhibit B

                              DESIGNATED EMPLOYEES


        The Designated Employees shall be those persons listed on Schedule 5.6 to the Stock Purchase Agreement dated October 28, 1998 by and between DataRover and General Magic.

                            EXHIBIT H TO EXHIBIT 2.1

                         MANAGEMENT SERVICES AGREEMENT

                                                                       EXHIBIT H

                          MANAGEMENT SERVICES AGREEMENT


        THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement"), effective as of November 4, 1998 ("Effective Date"), is entered into by and between General Magic, Inc., a Delaware corporation, ("General Magic") and DataRover Mobile Systems, Inc., a California corporation (the "Company").

                                    RECITALS

        WHEREAS, General Magic and the Company have agreed to enter into certain related transactions set forth in that certain Stock Purchase Agreement dated October 28, 1998 between the parties hereto (the "Stock Purchase Agreement"), and agreed to execute certain related agreements set forth therein, each of even date herewith (collectively, the Stock Purchase Agreement and the related agreements shall be referred to hereinafter as the "Related Agreements");

        WHEREAS, the Company wishes to procure certain services from General Magic; and

        WHEREAS, General Magic is willing to provide such services on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in the Related Agreements and herein, the parties agree as follows:

                                    AGREEMENT

        1. Services Appendix. The Company will purchase and General Magic will provide the services set forth in Exhibit A, as amended from time to time by mutual agreement of General Magic and the Company ("Services"). The Services are currently being provided by General Magic to its DataRover handheld products division. General Magic will continue to provide these Services for the period of this Agreement.

        2. Fee for Services. The Company will pay General Magic the fees for specific Services in the amounts set forth in Exhibit A (all such fees in the aggregate being the "Monthly Fee"). In the event the Company requests General Magic to provide additional services, the Monthly Fee shall be increased by the mutually determined value of such additional services.

        3. Payment Term. Payment for the Services shall be made on or before the first day of each month, with appropriate proration for the initial month, as may be required.

        4. Term and Termination. The term of this Agreement shall begin on the Closing Date (as defined in the Stock Purchase Agreement) and continue for ninety (90) days thereafter unless earlier terminated as provided herein. Either party may terminate this Agreement for default by the other party of any material obligation, unless the defaulting party cures such material breach within ten (10) days after receipt of written notice from the non-defaulting party.

Additionally, the Company may terminate, in whole or in part, any of the Services provided upon five (5) days written notification to General Magic.

        5. Standard of Services. General Magic shall perform its obligations under this Agreement with the same degree of care, skill and diligence with which General Magic performs or would perform similar services for its own account.

        6. Force Majeure. General Magic shall be excused from performing its obligations hereunder to the extent such nonperformance arises from any cause or causes beyond the control of General Magic. Without limiting the generality of the foregoing, the following causes shall be deemed to be beyond the control of General Magic: strikes, lockouts or other industrial disturbances irrespective of the ability of General Magic to settle the same, acts of an enemy, blockades, insurrections, riots, acts of God, epidemics, landslides, lightning, earthquakes, fires, storms, floods, hurricanes, washouts, governmental restraints, military or civil orders or requirements, civil disturbances, explosions, breakages or accident to machinery or lines of pipe, shortages, interruptions or delays in transportation, inability of General Magic to acquire raw materials or utilities required to supply services hereunder, and any other causes, whether of the kind herein enumerated or otherwise, not within the control of General Magic.

        7. No Liability. So long as General Magic performs the Services hereunder in the same manner as it performs similar services for itself, General Magic shall have no liability to the Company with respect to any of the Services performed by it hereunder. Provided General Magic has met the foregoing standard and the Company has provided General Magic all information, documents or other items on a timely basis necessary to meet such standard, in no event shall General Magic have any obligation, liability, cost or expense to any employee, sales representative, creditor or customer of the Company, or any other person or entity, including, without limitation, any taxing authority, as a result of General Magic's Services hereunder and the Company shall promptly, upon demand, indemnify and hold harmless General Magic and its officers, directors, stockholders and affiliates from and against any and all obligations, liabilities, costs and expenses (including reasonable attorney's fees) incurred by General Magic or any such persons in respect thereof.

        8. No Warranty. ALL SERVICES ARE PROVIDED BY GENERAL MAGIC AS IS, WITH NO WARRANTY, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND. EXCEPT FOR THE EXPRESS OBLIGATIONS UNDERTAKEN BY GENERAL MAGIC HEREIN, GENERAL MAGIC DISCLAIMS ALL WARRANTIES AS TO THE NATURE OR QUALITY OF THE SERVICES. THE COMPANY ASSUMES SOLE RESPONSIBILITY FOR DETERMINING WHETHER THE SERVICES ARE APPROPRIATE TO THE COMPANY'S REQUIREMENTS.

        9. Limits of Liability. GENERAL MAGIC SHALL NOT BE RESPONSIBLE FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR REVENUES), WHETHER OR NOT INFORMED OF THE POSSIBILITY THEREOF, OR FOR DIRECT DAMAGES IN EXCESS OF THE AGGREGATE FEES PAID TO GENERAL MAGIC BY THE COMPANY HEREUNDER.

        10. Taxes. The Monthly Fee does not include any sales, excise, customs or similar tax, charge, duty or cost levied or imposed from and after this date by any federal, state, municipal or other governmental authority upon the provision of any Service, including without limitation, payroll taxes and other employee taxes, and any such tax, charge or cost, as well as any increases therein or any similar taxes or charges levied after the date of this Agreement shall be for the account of the Company and the Company shall indemnify General Magic and its officers, directors, stockholders and affiliates, promptly upon demand, with respect to the payment thereof. Income, franchise, gross receipts, excess profit, and other similar taxes are not to be regarded as taxes, charges or costs within the meaning of this section.

        11. Notices. All notices, demands, or other communications which are required or are permitted to be given hereunder shall be in writing and shall be deemed to have been sufficiently given in the manner set forth in the Stock Purchase Agreement.

        12. Entire Agreement. This Agreement constitutes the entire and only understanding and agreement among the parties hereto with respect to the matters addressed herein, and this Agreement supersedes all prior negotiations, understandings and agreements, if any, among the parties hereto relating to such matters. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

        13. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without regard to conflicts of laws principles.

        14. Arbitration. Any claim or controversy arising out of or related to this Agreement (or breach thereof), whether arising in tort, contract or otherwise, shall be settled in accordance with the procedures set forth in
Section 9.11 of the Stock Purchase Agreement.

        15. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any of the provisions thereof.

        16. Assignment. Neither this Agreement nor any rights or obligations hereunder is assignable by either party without the prior written consent of the other party.

        17. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors, including any successor by reason of amalgamation of any party, and permitted assigns. Nothing herein, express or implied, is intended to confer on any person, other than the parties and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        18. No Relationship. This Agreement is not intended to establish any employment relationship or partnership between or among any of the parties hereto, including their affiliates, subsidiaries, employees, officers, directors or agents. In no event shall any of General Magic's personnel be deemed to be employees of the Company.

        19. Severability. If any provisions of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

        Facsimile Signatures. This Agreement may be executed by facsimile signature and facsimile signatures shall be fully binding and effective for all purposes and shall be given the same effect as original signatures. If any party delivers a copy of this Agreement containing a facsimile signature, such party shall promptly forward an originally executed copy to the other party; however, the failure by any party to so deliver an originally executed copy shall not affect in any way the binding nature of such party's facsimile signature.

        IN WITNESS WHEREOF, the following parties have caused this Agreement to be executed by their respective officers, duly authorized.

"GENERAL MAGIC":                           THE "COMPANY":
GENERAL MAGIC, INC.,                       DATAROVER MOBILE SYSTEMS, INC.,
a Delaware corporation                     a California corporation

By:                                        By:
   ---------------------------                ---------------------------------
Name:                                      Name:
    --------------------------                  --------------------------------
Title:                                     Title:
      ------------------------                   -------------------------------

                                    Exhibit A

                                SERVICES APPENDIX

A. FINANCE SYSTEMS AND SERVICES For a period not to exceed sixty (60) days from the date of this Agreement and at a monthly cost of $6,000, General Magic will:


        - provide an accounts payable function which will record and code invoices. Company checks will be used to pay these liabilities through the same accounts payable function.

        - process the payroll for the Company's employees. The Company will provide the funds in advance to cover the related payroll periods processed.

B. MIS SERVICES Commencing with a $14,000 initial payment and at a monthly cost of $14,000, and for so long as the Company is occupying space at General Magic's current headquarters:

        - General Magic will set up all equipment and services needed to create an independent client entity. This will include the following:

                -  Internet connection
                -  Email
                -  File and directory services
                -  File backup

                General maintenance with respect to the foregoing

        -       General Magic will provide telephone, PBX and Audix support.

C. SHIPPING AND RECEIVING For so long as the Company is occupying space at General Magic's current headquarters and at no cost other than as set forth in Section A above:

        - Assist in the receipt of shipments of DataRover 840 units including counting units received versus the count on the packing slip.

        - Assist in the packaging of the DataRover 840 units for shipment to end customers as well as arranging third-party shipment.

        - All out-of-pocket expenses related to the foregoing will be the responsibility of the Company.

D. MANTIS BUG-TRACKING SYSTEM

        - General Magic will provide the Company access to the server on which the Mantis bug-tracking database is currently maintained until such time as the Company is able to implement an independent bug-tracking system.

                            EXHIBIT I TO EXHIBIT 2.1

                        FOUNDER STOCK PURCHASE AGREEMENT

                                                                       EXHIBIT I


                        FOUNDER STOCK PURCHASE AGREEMENT


        THIS AGREEMENT is made as of the 4th day of November 1998, by and between DataRover Mobile Systems, Inc., a California corporation (the "Corporation"), and _________________ (the "Founder").


                                   WITNESSETH:

        WHEREAS, the Corporation desires to issue and the Founder desires to acquire the Common Stock of the Corporation.

        NOW, THEREFORE, IT IS AGREED between the parties as follows:

        1. Number of Shares and Price Per Share. The Founder hereby agrees to purchase from the Corporation and the Corporation agrees to sell to the Founder _____________________________ (_______) shares of the Corporation's Common Stock
(the "Stock") for an aggregate purchase price of _______________________ Dollars ($_________) (the "Purchase Price") or $0.10 per share. The purchase price shall be payable by check or wire transfer of funds upon execution of this Agreement.

        2. Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

                (a) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                (b) Any legend required to be placed thereon by the California Commissioner of Corporations.

        3. Representations and Warranties. In connection with the proposed purchase of the Stock, the Founder hereby agrees, represents and warrants as follows:

                (a) The Founder is purchasing the Stock solely for his own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act. The Founder further represents that he does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof; and that the entire legal and beneficial interest of the Stock he is purchasing is being purchased for, and will be held for the account of, the Founder only and neither in whole nor in part for any other person.

                (b) The Founder is aware of the Corporation's business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Stock. The Founder further represents and warrants that he has discussed the Corporation and its plans, operations and financial condition with its officers, has received all such information as he deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of the Corporation in response to all inquiries in respect thereof.

                (c) The Founder realizes that his purchase of the Stock will be a highly speculative investment, and he is able, without impairing his financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on his investment.

                (d) The Corporation has disclosed to the Founder that:

                        (i) The sale of the Stock has not been registered under the Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Act or an exemption from such registration is available, and that the Corporation is under no obligation to register the Stock (except as set forth in that certain Registration Rights Agreement of even date herewith by and among the Corporation, General Magic, Inc., a Delaware corporation, Steven D. Schramm, Jeffrey J. Ellis, Michael R. Migliore and Eric
D. Popejoy); and

                        (ii) The Corporation will make a notation in its records of the aforementioned restrictions on transfer and legends.

                (e) The Founder is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than one (1) year from the date the Founder has purchased and paid for the Stock; the availability of certain public information concerning the Corporation; the sale being through a broker in an unsolicited "brokers transaction" or in a transaction directly with a market maker (as said term is defined under the Exchange Act); and that any sale of the Stock may be made by him only in limited amounts during any three-month period not exceeding specified limitations. The Founder further represents that he understands that at the time he wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Corporation may not be satisfying the current public information requirements of Rule 144, and that, in such event, he would be precluded from selling the Stock under Rule 144 even if the two-year minimum holding period had been satisfied. The Founder represents that he understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act or compliance with an exemption from registration will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the

Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

        4. Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

        5. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

        6. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon the Founder, his heirs, executors, administrators, successors and assigns.

        7. Entire Agreement; Amendments. This Agreement shall be construed under the laws of the State of California, and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

        8. Right to Specific Performance. The Founder agrees that the Corporation shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Corporation.

        9. Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE "FOUNDER"                                     THE "CORPORATION"

                                                  DATAROVER MOBILE SYSTEMS, INC.
                                                  a California corporation


By:                                               By:
   -------------------------                         ---------------------------
      _________________                           Name:
                                                      --------------------------
                                                  Title:
                                                        ------------------------

                            EXHIBIT J TO EXHIBIT 2.1


                         EMPLOYMENT TERMINATION LETTER

                                                                       EXHIBIT J

October 28, 1998

VIA HAND DELIVERY

[NAME]

Dear [NAME]:

As you know, General Magic has entered into an agreement to sell the assets and license the technology of its DataRover division to DataRover Mobile Systems, Inc. ("DSI") in a transaction expected to close on October 28, 1998 (the "Closing Date"). As an employee in the DataRover division, you have been offered employment with DSI effective as of the next business day following the Closing Date. The purpose of this letter is to provide you with formal notice of your termination of employment with General Magic effective as of the close of business on the Closing Date.

You will receive your final paycheck, which will include all unpaid wages you have earned through your final day of work with General Magic, as well as any unused vacation which you have accrued. You will continue to be covered under General Magic's applicable group medical and dental plan through your last day worked at General Magic. After that date, you will be able to elect continued insurance coverage (COBRA) in accordance with federal law. Also, you may be entitled to a distribution from the General Magic 401(k) Savings and Retirement Plan in accordance with the Plan's provisions. Please set up an appointment with Human Resources in order to receive information regarding your COBRA election, the 401(k) Plan, completion of General Magic's exit checklist and other matters related to the conclusion of your employment with General Magic.

In recognition of your continued support of General Magic and agreement to join DSI, we would like to offer you the opportunity to have your existing General Magic stock options which are unvested as of the Closing Date amended to provide for continued vesting as long as you remain an employee of DSI. In addition, the amendment will provide for full vesting of those stock options after completion of six months of employment with DSI or upon certain earlier events. However, you will need to exercise your General Magic options within three months following the Closing Date for any shares that have vested as of the Closing Date. These amendments are covered in greater detail in the form of "Amendment of Stock Option" enclosed with this letter. If you wish to have your existing unvested General Magic stock options amended, please sign the Amendment of Stock Option and bring it to your meeting with Human Resources.

Finally, we have attached a copy of the General Magic Proprietary Rights and Information Agreement which you signed when you joined the company. Please review it carefully, as your obligations under this agreement are ongoing and survive the termination of your employment with General Magic.

I would like to take this opportunity to thank you for all your hard work and support of General Magic. I am confident that you'll attain great success with DSI, and I wish you all the best of luck.

Sincerely,

Elena M. Morera

                              GENERAL MAGIC, INC.

                           AMENDMENT OF STOCK OPTION

     THIS AMENDMENT OF STOCK OPTION (the "AGREEMENT") is made and entered into by and between General Magic, Inc., a Delaware corporation (the "COMPANY"), and the undersigned Optionee, effective as of the Closing Date (as defined below).

                                    RECITALS

     A. The Company previously granted to the Optionee prior to September 1998 one or more options (each an "OPTION") to purchase shares of the common stock of the Company pursuant to the Company's 1990 Stock Option Plan (the "PLAN") and the terms and conditions of a Stock Option Agreement between the Company and the Optionee (each an "OPTION AGREEMENT"). A list of such Options is attached to this Agreement as Exhibit A. This Agreement shall be deemed a separate agreement with respect to each such Option and Option Agreement.

     B. The Optionee is currently an employee of the Company working in the Company's DataRover division.

     C. The Company intends to sell the assets of the DataRover division to DataRover Mobile Systems, Inc. ("DataRover") on the date of the closing (the CLOSING DATE") of the transactions contemplated by a Stock Purchase Agreement among DataRover, the Company and others.

     D. A number of shares subject to the Option, as designated in Exhibit A (the "DESIGNATED SHARES"), will remain unvested and unexercisable under the terms of the Option Agreement as of the Closing Date.

     E. In order to induce the Optionee to enter into an employment relationship with DataRover, the Company is willing to amend certain provisions of the Option Agreement with respect to the Designated Shares, as set forth below.

     F. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to such terms by the Option Agreement or the Plan.

                                   AGREEMENT

     In consideration of the mutual covenants and conditions contained herein, it is hereby agreed by and among the parties hereto that the Option Agreement shall be amended effective as of the Closing Date as follows:

     1. Deemed Continuation of Employment. In determining whether the Optionee remains an employee of or has ceased employment with the Participating Company Group for purposes of the treatment of the Designated Shares only, DataRover shall be deemed a "Participating Company" for all purposes applicable to the treatment of the Designated Shares under the Option Agreement and this Agreement. In accordance with the foregoing.

          (a) the Optionee shall be deemed an employee of the Participating Company Group and shall continue to vest in the Designated Shares in accordance with the vesting provisions of the Option Agreement for so long as the Optionee remains an employee of DataRover or any other Participating Company;

          (b) termination of the Optionee's employment with DataRover (unless the Optionee remains or immediately becomes an employee of another Participating Company) shall be deemed termination of employment with the Participating Company Group for purposes of the exercisability of the Designated Shares, and, accordingly, the applicable post-termination exercise periods provided in paragraph 7 of the Option Agreement shall commence with respect to the Designated Shares upon the Optionee's termination of employment with DataRover (unless the Optionee remains or immediately becomes an employee of another Participating Company); and

          (c) upon the Optionee's termination of employment with the Company, the vesting of the shares subject to the Option which are not Designated Shares shall cease, and the applicable post-termination exercise periods provided in paragraph 7 of the Option Agreement shall commence with respect to such shares.

     2.   Acceleration of Vesting.

          (a) Provided that the Optionee accepts employment with DataRover, the Designated Shares shall become immediately exercisable and vested in full (and the Vested Ratio shall be deemed to equal 48/48) on the first to occur of:

               (i) the date occurring six (6) months after the Closing Date, provided that the Optionee's employment with DataRover has not terminated prior to such date;

               (ii) the date on which the Optionee's employment with DataRover terminates, provided that such termination of employment does not result from the Optionee's voluntary resignation or involuntary termination for Cause, as defined below; or

               (iii) the date ten (10) days prior to the consummation of a Transfer of Control of either the Company or DataRover if, in connection with such Transfer of Control, the Acquiring Corporation fails to assume the Company's rights and obligations under the Option or to substitute for the Option a substantially equivalent option for the Acquiring Corporation's stock. In the event of a Transfer of Control of DataRover in which the Acquiring Corporation assumes or substitutes for the Options, the Acquiring Corporation shall be deemed a "Participating Company" for all purposes applicable to the treatment of the Designated Shares under the Option Agreement and this Agreement.

          (b) For purposes of this Section 2, "Cause" shall mean any of the following: (i) the Optionee's theft, dishonesty, or intentional falsification of any Participating Company employment or company records; (ii) the Optionee's improper disclosure of a Participating Company's confidential or proprietary information; (iii) any action by the Optionee which has a detrimental effect on a Participating Company's reputation or business; (iv) the Optionee's failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; or (v) the Optionee's conviction (including any plea of guilty or nolo contendere) of any criminal act that impairs the Optionee's ability to perform his or her duties with the Participating Company Group.

     3. Acknowledgment of Tax Consequences. The Optionee understands and acknowledges that the amendments contemplated by this Agreement may result in the Option ceasing to be an "incentive stock option" within the meaning of
Section 422(b) of the Internal Revenue Code of 1986, as amended, to the extent, if any, that it was an incentive stock option prior to these amendments. In any event, to the extent that the Optionee does not exercise the Option within three months following the date on which the Optionee ceases to be an employee of the Company, the Option will not be an incentive stock option. The Optionee further acknowledges that the tax law applicable to stock options is complex and subject to change, and that the Optionee is advised to consult with his or her tax advisor regarding the tax consequences of the Option and the amendments contemplated by this Agreement.

     4. Continuation of Other Terms. Except as set forth herein, all other terms and conditions of the Option Agreement shall remain in full force and effect.

                                          GENERAL MAGIC, INC.

Date:                                     By:
     --------------------------------        ----------------------------------

                                          Title:
                                                -------------------------------

                                          OPTIONEE

Date:
     --------------------------------     -------------------------------------
                                          Signature

                                          -------------------------------------
                                          Name printed

                            EXHIBIT K TO EXHIBIT 2.1

                                    WARRANT

                                                                       EXHIBIT K


THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                                                NOVEMBER 4, 1998

                         DATAROVER MOBILE SYSTEMS, INC.

                              COMMON STOCK WARRANT

        This certifies that, for good and valuable consideration, DATAROVER MOBILE SYSTEMS, INC., a California corporation (the "Company"), grants to GENERAL MAGIC, INC., a Delaware corporation (the "Warrantholder"), the right to subscribe for and purchase from the Company up to one hundred thousand (100,000), subject to adjustment as per Section 6 below, validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, no par value per share (the "Common Stock"), at the exercise price per share of $.50 (the "Exercise Price"), exercisable at any time and from time to time, subject to the terms, conditions and adjustments herein set forth, during the period (the "Exercise Period") commencing on the date hereof and ending on the earlier of (i) the fifth anniversary of the date hereof, (ii) the closing of the sale and issuance of Common Stock of the Company in a firmly underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended, the gross proceeds of which equal or exceed $10,000,000 or (iii) immediately preceding a Change of Control (as defined below). This Warrant is granted in connection with the purchase by the Warrantholder of 6,600,000 shares of the Company's Series A Preferred Stock and 490,000 shares of the Company's Common Stock pursuant to a Stock Purchase Agreement by and between the Company and the Warrantholder dated as of October 28, 1998.

        1.  Exercise of Warrant; Payment of Taxes; Information.

        1.1 Exercise of Warrant.

        (a) Exercise. This Warrant may be exercised by the Warrantholder by (i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, by (A) cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check in lawful money of the United States of America, or (B) by cancellation by the Warrantholder of indebtedness of the Company to the Warrantholder, or (C) by a combination of (A) and (B), of the Exercise Price for the number of Warrant Shares specified in the Exercise Form. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within 10 days, thereafter. The stock certificate or certificates so delivered shall be in denominations of 100 shares each or such lesser or greater denominations as may be reasonably specified by the Warrantholder in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

        (b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to
Section 1.1(a), if the fair market value of one share of Common Stock is greater than the exercise price, this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect a "Net Issue Exercise" and specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to Warrantholder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

               X = Y(A-B)
                   -----
                     A

Where    X  =  the number of shares of Common Stock to be issued to
               Warrantholder under this Section 1.1(b);

         Y = the number of shares of Common Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

         A  =  the fair market value of one share of the Company's Common
               Stock (at the date of such calculation);

         B = the Exercise Price (as adjusted to the date of such calculation).

        (c) Fair Market Value. For purposes of Section 1.1(b), the fair market value of one share of the Company's Common Stock shall mean:

               (i) the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or,

               (ii) if not listed or traded on any such exchange, the last reported sales price per share on the Nasdaq National Market or the Nasdaq Small-Cap Market (collectively, "Nasdaq") or,

               (iii) if not listed or traded on any such exchange or Nasdaq, the average of the bid and asked price per share as reported in the "pink sheets" published by the National Quotation Bureau, Inc. (the "pink sheets") or,

               (iv) if such quotations are not available, the fair market value per share of the Company's Common Stock on the date such notice was received by the Company as reasonably determined by the Board of Directors of the Company.

        1.2 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

        1.3 Information. Upon receipt of a written request from a Warrantholder, the Company agrees to deliver promptly to such Warrantholder a copy of its current publicly available financial statements and to provide such other publicly available information concerning the business and operations of the Company as such Warrantholder may reasonably request in order to assist the Warrantholder in evaluating the merits and risks of exercising the Warrant and to make an informed investment decision in connection with such exercise.

        2. Transfer of Warrant.

        2.1 Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Warrantholder or Warrantholders. Any Warrantholder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Warrantholder may be delivered or given by mail to such Warrantholder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Warrantholder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

        2.2 Warrant Agent. The Company may, by written notice to the Warrantholder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 2.1 above, issuing the Warrant Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

        2.3 Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act, title to this Warrant may be transferred by endorsement (by the Warrantholder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

        2.4 Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 2, the Company at its expense shall issue to or on the order of the Warrantholder a new warrant or warrants of like tenor, in the name of the Warrantholder or as the Warrantholder (on payment by the Warrantholder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

        2.5 Compliance with Securities Laws.

        (a) The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Warrantholder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Warrant Shares so purchased are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

        (b)(i) This Warrant shall (and each Warrant issued in substitution for this Warrant issued pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

        "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

        (ii) Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

        2.6 Removal of Legends. Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without a legend if (i) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or (ii) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares.

        3. Reservation and Registration of Shares, Etc. The Company covenants and agrees that all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and will, at its expense, upon each such reservation of shares, procure such listing of such shares of Common Stock (subject to issuance or notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed or on Nasdaq.

        4. Exchange, Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

        5. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

        6. Certain Adjustments.

        6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

        (a) Stock Dividends. If at any time prior to the exercise of this Warrant in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

        (b) Combination of Stock. If at any time prior to the exercise of this Warrant in full the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

        (c) Reorganization, etc. If at any time prior to the exercise of this Warrant in full any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

        (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Closing Price per share of Common Stock.

        (e) Carryover. Notwithstanding any other provision of this Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

        (f) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

        (g) No Duplicate Adjustments. Notwithstanding anything else to the contrary contained herein, in no event will an adjustment be made under the provisions of this Section 6 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this Section 6 is made by the Company for any such event to the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant.

        6.2 No Adjustment for Dividends. Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of this Warrant.

        6.3 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

        7. Notices of Corporate Action. In the event of:

        (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

        (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control, or

        (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, the Warrants are exercisable immediately prior to the consummation of such Change of Control. Such notice shall be mailed at least 20 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i) or (ii).

        8. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

        Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the City of San Francisco, State of California.

        Change of Control: shall mean (i) the acquisition of the Company pursuant to a consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation (other than a reincorporation), (ii) the sale of all or substantially all of the assets of the Company to any other person or (iii) any merger or reorganization after which the shareholders of the Company immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction.

        Company:  DATAROVER MOBILE SYSTEMS, INC., a California corporation.

        Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

        Exercise Form: an Exercise Form in the form annexed hereto as Exhibit A.

        Exercise Price: the meaning specified on the cover of this Warrant, as such price may be adjusted pursuant to Section 6 hereof.

        Nasdaq:  the meaning specified in Section 1.1(c)(ii).

        SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

        Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

        Warrantholder: the meaning specified on the cover of this Warrant.

        Warrant Shares: the meaning specified on the cover of this Warrant, subject to the provisions of Section 6.

        9. Miscellaneous.

        9.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant.

        9.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

        9.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Warrantholder. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

        9.4 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

        9.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

        9.6 Notices. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any return receipt express courier (prepaid), or one (1) business day after transmission by telecopier, addressed to the other party at its address (or facsimile number, in the case of transmission by telecopier) as shown below, or to such other address as such party may designate in writing from time to time to the other party.


        (a) if to the Company, addressed to:

               DATAROVER MOBILE SYSTEMS, INC.
               420 North Mary Avenue
               Sunnyvale, CA 94086
               Attention: President
               Telecopier No.: (408) 744-4014

        (b) if to the Warrantholder, addressed to:

               General Magic, Inc.
               420 North Mary Avenue
               Sunnyvale, CA 94086
               Attention: General Counsel
               Telecopier No.: (408) 744-4023

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

        9.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

        9.8 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California as entered into in California between residents of California.

        9.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

        Dated:  November 4, 1998

                                             DATAROVER MOBILE SYSTEMS, INC.



                                             By
                                                --------------------------------
                                                  Steven D. Schramm, President

                                    EXHIBIT A

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):

                -------herewith tenders payment for _______ of the Warrant Shares to the order of DATAROVER MOBILE SYSTEMS, INC. in the amount of $_________ in accordance with the terms of this Warrant; or

                -------herewith tenders this Warrant for _______ Warrant Shares pursuant to the Net Issue Exercise provisions of Section 1.1(b) of the Warrant.

        The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

        In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

        Dated:  ___________________.
                                                --------------------------------
                                                           (Signature)

                                                --------------------------------
                                                          (Print Name)

                                                --------------------------------
                                                        (Street Address)

                                                --------------------------------
                                                 (City)    (State)    (Zip Code)

        If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                                    EXHIBIT B

                                 ASSIGNMENT FORM


        FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee             Address        No. of Shares







and does hereby irrevocably constitute and appoint ___________________, as Attorney-In-Fact, to make such transfer on the books of DATAROVER MOBILE SYSTEMS, INC., maintained for the purpose, with full power of substitution in the premises.

        The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

        Dated:  __________, 19___.



                                                     --------------------------
                                                     Signature of Warrantholder

                            EXHIBIT L TO EXHIBIT 2.1

                               STOCK OPTION PLAN

                                                                       EXHIBIT L

                         DATAROVER MOBILE SYSTEMS, INC.
                             1998 STOCK OPTION PLAN

                      Adopted by Board on October 28, 1998

        1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

                1.1 ESTABLISHMENT. This 1998 Stock Option Plan (the "PLAN") is hereby established effective as of October 28, 1998 (the "EFFECTIVE DATE").

                1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

                1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

        2. DEFINITIONS AND CONSTRUCTION.

                2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                        (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "BOARD" also means such Committee(s).

                        (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                        (c) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                        (d) "COMPANY" means DataRover Mobile Systems, Inc., a California corporation, or any successor corporation thereto.

                        (e) "CONSULTANT" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

                        (f) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

                        (g) "DISABILITY" means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Participating Company Group because of the sickness or injury of the Optionee.

                        (h) "EMPLOYEE" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

                        (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                        (j) "FAIR MARKET VALUE" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                                (i) If, on such date, the Stock is listed on a
national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

                                (ii) If, on such date, there is no public market
for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

                        (k) "INCENTIVE STOCK OPTION" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

                        (l) "INSIDER" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

                        (m) "NONSTATUTORY STOCK OPTION" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

                        (n) "OPTION" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

                        (o) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

                        (p) "OPTIONEE" means a person who has been granted one or more Options.

                        (q) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                        (r) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

                        (s) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

                        (t) "RULE 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

                        (u) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                        (v) "SERVICE" means an Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, an Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee's Service shall be deemed to have terminated unless the Optionee's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's Option Agreement. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

                        (w) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

                        (x) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                        (y) "TEN PERCENT OWNER OPTIONEE" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

                2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        3. ADMINISTRATION.

                3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

                3.2 AUTHORITY OF OFFICERS. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

                3.3 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

                3.4 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

                (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

                (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

                (c) to determine the Fair Market Value of shares of Stock or other property;

                (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

                (e) to approve one or more forms of Option Agreement;

                (f) to amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

                (g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of Service with the Participating Company Group;

                (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

                (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

        4. SHARES SUBJECT TO PLAN.

                4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be seven hundred and fifty thousand shares (750,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee's exercise price, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan. Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations ("SECTION 260.140.45"), the total number of shares of Stock issuable upon the exercise of all outstanding Options (together with options outstanding under any other stock option plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the shareholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.

                4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this
Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

        5. ELIGIBILITY AND OPTION LIMITATIONS.

                5.1 PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationships with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

                5.2 OPTION GRANT RESTRICTIONS. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

                5.3 FAIR MARKET VALUE LIMITATION. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this
Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

        6. TERMS AND CONDITIONS OF OPTIONS.

        Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

                6.2 EXERCISE PERIOD. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option,
(c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company, and (d) with the exception of an Option granted to an officer, Director or Consultant, no Option shall become exercisable at a rate less than twenty percent (20%) per year over a period of five (5) years from the effective date of grant of such Option, subject to the Optionee's continued Service. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

                6.3 PAYMENT OF EXERCISE PRICE.

                        (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) by the Optionee's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                        (b) LIMITATIONS ON FORMS OF CONSIDERATION.

                                (i) TENDER OF STOCK. Notwithstanding the
foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                                (ii) CASHLESS EXERCISE. The Company reserves, at
any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                                (iii) PAYMENT BY PROMISSORY NOTE. No promissory
note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

                6.4 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

                6.5 REPURCHASE RIGHTS. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

        6.6 EFFECT OF TERMINATION OF SERVICE.

                (a) OPTION EXERCISABILITY. Subject to earlier termination of the Option as otherwise provided herein, an Option shall be exercisable after an Optionee's termination of Service as follows:

                        (i) DISABILITY. If the Optionee's Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "OPTION EXPIRATION DATE").

                        (ii) DEATH. If the Optionee's Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the Optionee's termination of Service.

                        (iii) OTHER TERMINATION OF SERVICE. If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within ninety (90) days (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                (b) EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 11 below, the Option shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

                (c) EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth


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

(10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

        7. STANDARD FORMS OF OPTION AGREEMENT.

                7.1 OPTION AGREEMENT. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

                7.2 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

        8. CHANGE IN CONTROL.

                8.1 DEFINITIONS.

                        (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                        (b) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a "TRANSACTION") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                8.2 EFFECT OF CHANGE IN CONTROL ON OPTIONS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. For purposes of this
Section 8.2, an Option shall be deemed assumed if, following the Change in Control, the Option confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Change in Control, any unexercisable or unvested portions of outstanding Options held by Optionees whose Service has not terminated prior to such date shall become immediately exercisable and vested in full (and any unvested share repurchase option shall lapse) as of the date ten (10) days prior to the date of the Change in Control. The accelerated exercise or vesting of any Option that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion.

        9. PROVISION OF INFORMATION.

               At least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year shall be made available to each Optionee and purchaser of shares of Stock upon the exercise of an Option. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information.

        10. NONTRANSFERABILITY OF OPTIONS.

               During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

        11. COMPLIANCE WITH SECURITIES LAW.

               The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        12. INDEMNIFICATION.

               In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        13. TERMINATION OR AMENDMENT OF PLAN.

               The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's shareholders, there shall be
(a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2),
(b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's shareholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

        14. SHAREHOLDER APPROVAL.

               The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the "AUTHORIZED SHARES") shall be approved by the shareholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to shareholder approval of the Plan or in excess of the Authorized Shares previously approved by the shareholders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Authorized Shares, as the case may be.

                                STANDARD FORM OF

                         TERMS OF STOCK OPTION AGREEMENT

                         DATAROVER MOBILE SYSTEMS, INC.
                         TERMS OF STOCK OPTION AGREEMENT

        The Company has granted to the Optionee, pursuant to a Stock Option Grant Agreement (the "GRANT AGREEMENT") and the Company's 1998 Stock Option Plan (the "PLAN"), an Option to purchase certain shares of Stock, upon the terms and conditions set forth in this Agreement. The Option shall in all respects be subject to the terms and conditions of the Grant Agreement and the Plan, the provisions of which are incorporated herein by reference.

        1. DEFINITIONS AND CONSTRUCTION.

                1.1 DEFINITIONS. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Agreement or the Plan.

                1.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        2. TAX CONSEQUENCES.

                2.1 TAX STATUS OF OPTION. As indicated in the Grant Agreement, this Option is intended to be either an Incentive Stock Option ("ISO") within the meaning of Section 422(b) of the Code or a nonstatutory stock option, which is not intended to qualify as an ISO. The Optionee should consult with the Optionee's own tax advisor regarding the tax effects of this Option (and any requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements).

                2.2 ISO FAIR MARKET VALUE LIMITATION. If this Option is designated an ISO in the Grant Agreement, to the extent that the Option (together with all Incentive Stock Options granted to the Optionee under all stock option plans of the Participating Company Group, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as Nonstatutory Stock Options. For purposes of this Section 2.2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 2.2, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. (NOTE TO OPTIONEE: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate

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

exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Participating Company Group) is greater than $100,000, you should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)

                2.3 ELECTION UNDER SECTION 83(b) OF THE CODE. If this Option is designated in the Grant Agreement as Immediately Exercisable and the Optionee exercises this Option prior to vesting (or option is otherwise nontransferable and subject to a substantial risk of forfeiture), the Optionee understands that the Optionee should consult with the Optionee's tax advisor regarding the advisability of filing with the Internal Revenue Service an election under
Section 83(b) of the Code. This election must be filed no later than thirty (30) days after the date on which the Optionee exercises the Option. Shares acquired upon exercise of the Option are nontransferable and subject to a substantial risk of forfeiture if, for example, (a) they are unvested and are subject to a right of the Company to repurchase such shares at the Optionee's original purchase price if the Optionee's Service terminates, (b) the Optionee is an Insider and, under certain circumstances, exercises the Option within six (6) months of the Date of Option Grant (if a class of equity security of the Company is registered under Section 12 of the Exchange Act), or (c) the Optionee is subject to a restriction on transfer to comply with "Pooling-of-Interests Accounting" rules. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Optionee. The Optionee acknowledges that the Optionee has been advised to consult with a tax advisor prior to the exercise of the Option regarding the tax consequences to the Optionee of the exercise of the Option. AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH THE OPTIONEE EXERCISES OPTIONS. THIS TIME PERIOD CANNOT BE EXTENDED. THE OPTIONEE ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE OPTIONEE'S SOLE RESPONSIBILITY, EVEN IF THE OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

        3. EXERCISE OF THE OPTION.

                3.1 RIGHT TO EXERCISE. Except as otherwise provided herein, the Option shall be exercisable on and after the Date of Option Grant and prior to the termination of the Option (as provided in Section 5) in an amount not to exceed the Number of Option Shares less the number of shares previously acquired upon exercise of the Option, subject to the Optionee's agreement that any shares purchased upon exercise are subject to the Company's Unvested Share Repurchase Option and Right of First Refusal (as such terms are defined herein).

                3.2 METHOD OF EXERCISE. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Section 5, accompanied by

(i) full payment of the aggregate Exercise Price for the number of shares of Stock being purchased and (ii) an executed copy, if required herein, of the then current form of escrow agreement referenced below. The Option shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Exercise Price, and, if required by the Company, such executed agreement.

                3.3 PAYMENT OF EXERCISE PRICE.

                        (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of whole shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 3.3(b), or (iv) by any combination of the foregoing.

                        (b) LIMITATIONS ON FORMS OF CONSIDERATION.

                                (i) TENDER OF STOCK. Notwithstanding the
foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender, or attestation to the ownership, of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. The Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                                (ii) CASHLESS EXERCISE. A "CASHLESS EXERCISE"
means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve or terminate any such program or procedure. Generally, and without limiting the Company's absolute discretion, a "cashless exercise" will only be permitted at such times in which the shares underlying this Option are publicly traded.

                3.4 TAX WITHHOLDING. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Participating Company Group are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

                3.5 CERTIFICATE REGISTRATION. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the Optionee's heirs.

                3.6 RESTRICTIONS ON GRANT OF THE OPTION AND ISSUANCE OF SHARES. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

                3.7 FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise of the Option.

        4. NONTRANSFERABILITY OF THE OPTION.

               The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 6, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

        5. TERMINATION OF THE OPTION.

               The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee's Service as described in Section 6, or (c) pursuant to a Change in Control, to the extent provided in the Plan.

        6. EFFECT OF TERMINATION OF SERVICE.

                6.1 OPTION EXERCISABILITY.

                        (a) DISABILITY. If the Optionee's Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. (NOTE: If the Option is exercised more than three (3) months after the date on which the Optionee's Service as an Employee terminated as a result of a Disability other than a permanent and total disability as defined in Section 22(e)(3) of the Code, the Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

                        (b) DEATH. If the Optionee's Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve
(12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within one
(1) month after the Optionee's termination of Service.

                        (c) OTHER TERMINATION OF SERVICE. If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within ninety (90) days (or such other longer period of time as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                6.2 ADDITIONAL LIMITATIONS ON OPTION EXERCISE. Notwithstanding the provisions of Section 6.1, the Option may not be exercised after the Optionee's termination of Service to the extent that the shares to be acquired upon exercise of the Option would be subject to the Unvested Share Repurchase Option.

                6.3 EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 6.1 is prevented by the provisions of Section 3.6, the Option shall remain exercisable until one (1) month after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisor as to the tax consequences of any such delayed exercise.

                6.4 EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisor as to the tax consequences of any such delayed exercise.

        7. RIGHTS AS A STOCKHOLDER, EMPLOYEE OR CONSULTANT.

               The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2 of the Plan. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Optionee, the Optionee's employment is "at will" and is for no specified term. Nothing in this Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's Service as an Employee or Consultant, as the case may be, at any time.

        8. UNVESTED SHARE REPURCHASE OPTION.

                8.1 GRANT OF UNVESTED SHARE REPURCHASE OPTION. In the event this Option is designated as Immediately Exercisable in the Grant Agreement and subsequently Optionee's Service with the Participating Company Group is terminated for any reason or no reason, with or without cause, or, if the Optionee, the Optionee's legal representative, or other holder of shares acquired upon exercise of the Option attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change Event) any shares acquired upon exercise of the Option which exceed the Vested Shares as defined in Section 8.2 below (the "UNVESTED SHARES"), the Company shall have the right to repurchase the Unvested Shares under the terms and subject to the conditions set forth in this Section 8 (the "UNVESTED SHARE REPURCHASE OPTION").

                8.2 VESTED SHARES AND UNVESTED SHARES DEFINED. The "VESTED SHARES" shall mean, on any given date, a number of shares of Stock equal to the Number of Option Shares multiplied by the Vested Ratio determined as of such date and rounded down to the nearest whole share. On such given date, the "UNVESTED SHARES" shall mean the number of shares of

Stock acquired upon exercise of the Option which exceed the Vested Shares determined as of such date.

                8.3 EXERCISE OF UNVESTED SHARE REPURCHASE OPTION. The Company may exercise the Unvested Share Repurchase Option by written notice to the Optionee within sixty (60) days after (a) termination of the Optionee's Service (or exercise of the Option, if later) or (b) the Company has received notice of the attempted disposition of Unvested Shares. If the Company fails to give notice within such sixty (60) day period, the Unvested Share Repurchase Option shall terminate unless the Company and the Optionee have extended the time for the exercise of the Unvested Share Repurchase Option. The Unvested Share Repurchase Option must be exercised, if at all, for all of the Unvested Shares, except as the Company and the Optionee otherwise agree.

                8.4 PAYMENT FOR SHARES AND RETURN OF SHARES TO COMPANY. The purchase price per share being repurchased by the Company shall be an amount equal to the Optionee's original cost per share, as adjusted pursuant to Section
4.2 of the Plan (the "REPURCHASE PRICE"). The Company shall pay the aggregate Repurchase Price to the Optionee in cash within thirty (30) days after the date of the written notice to the Optionee of the Company's exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any purchase money indebtedness of the Optionee to any Participating Company for the shares shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled. The shares being repurchased shall be delivered to the Company by the Optionee at the same time as the delivery of the Repurchase Price to the Optionee.

                8.5 ASSIGNMENT OF UNVESTED SHARE REPURCHASE OPTION. The Company shall have the right to assign the Unvested Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

                8.6 OWNERSHIP CHANGE EVENT. Upon the occurrence of an Ownership Change Event, any and all new, substituted or additional securities or other property to which the Optionee is entitled by reason of the Optionee's ownership of Unvested Shares shall be immediately subject to the Unvested Share Repurchase Option and included in the terms "Stock" and "Unvested Shares" for all purposes of the Unvested Share Repurchase Option with the same force and effect as the Unvested Shares immediately prior to the Ownership Change Event. While the aggregate Repurchase Price shall remain the same after such Ownership Change Event, the Repurchase Price per Unvested Share upon exercise of the Unvested Share Repurchase Option following such Ownership Change Event shall be adjusted as appropriate. For purposes of determining the Vested Ratio following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

        9. RIGHT OF FIRST REFUSAL.

                9.1 GRANT OF RIGHT OF FIRST REFUSAL. Except as provided in
Section 9.7 below, in the event the Optionee, the Optionee's legal representative, or other holder of shares acquired upon exercise of the Option proposes to sell, exchange, transfer, pledge, or otherwise dispose of any Vested Shares (the "TRANSFER SHARES") to any person or entity, including, without limitation, any stockholder of a Participating Company, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 9 (the "RIGHT OF FIRST REFUSAL"). This Right of First Refusal terminates in accordance with Section 9.9.

                9.2 NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of the Transfer Shares, the Optionee shall deliver written notice (the "TRANSFER NOTICE") to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the "PROPOSED TRANSFEREE") and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. If the Optionee proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Optionee shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Optionee and the Proposed Transferee and must constitute a binding commitment of the Optionee and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

                9.3 BONA FIDE TRANSFER. If the Company determines that the information provided by the Optionee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Optionee written notice of the Optionee's failure to comply with the procedure described in this Section 9, and the Optionee shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 9. The Optionee shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

                9.4 EXERCISE OF RIGHT OF FIRST REFUSAL. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Optionee otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Optionee of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company's exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company's right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Optionee or issued by a person other than the Optionee with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Optionee shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to any Participating Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled.

                9.5 FAILURE TO EXERCISE RIGHT OF FIRST REFUSAL. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Optionee otherwise agree) within the period specified in
Section 9.4 above, the Optionee may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the Optionee and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in this Section 9.

                9.6 TRANSFEREES OF TRANSFER SHARES. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Option Agreement, including this Section 9 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of the Option shall be void unless the provisions of this Section 9 are met.

                9.7 TRANSFERS NOT SUBJECT TO RIGHT OF FIRST REFUSAL. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired upon exercise of the Option if such transfer or exchange is in connection with an Ownership Change Event. If the consideration received pursuant to such transfer or exchange consists of stock of a Participating Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 9.9 below result in a termination of the Right of First Refusal.

                9.8 ASSIGNMENT OF RIGHT OF FIRST REFUSAL. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

                9.9 EARLY TERMINATION OF RIGHT OF FIRST REFUSAL. The other provisions of this Option Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a Change in Control, unless the Acquiring Corporation assumes the Company's rights and obligations under the Option or substitutes a substantially equivalent option for the Acquiring Corporation's stock for the Option, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A "PUBLIC MARKET" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange
Act) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

        10. ESCROW.

                10.1 ESTABLISHMENT OF ESCROW. To ensure that shares subject to the Unvested Share Repurchase Option will be available for repurchase, the Company may require the Optionee to deposit the certificate evidencing the shares which the Optionee purchases upon exercise of the Option with an agent designated by the Company under the terms and conditions of escrow and security agreements approved by the Company. If the Company does not require such deposit as a condition of exercise of the Option, the Company reserves the right at any time to require the Optionee to so deposit the certificate in escrow. Upon the occurrence of an Ownership Change Event or a change, as described in Section 9, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, any and all new, substituted or additional securities or other property to which the Optionee is entitled by reason of the Optionee's ownership of shares of Stock acquired upon exercise of the Option that remain, following such Ownership Change Event or change described in Section 4.2 of the Plan, subject to the Unvested Share Repurchase Option shall be immediately subject to the escrow to the same extent as such shares of Stock immediately before such event. The Company shall bear the expenses of the escrow.

                10.2 DELIVERY OF SHARES TO OPTIONEE. As soon as practicable after the expiration of the Unvested Share Repurchase Option, but not more frequently than twice each calendar year, the escrow agent shall deliver to the Optionee the shares and any other property no longer subject to such restriction.

                10.3 NOTICES AND PAYMENTS. In the event the shares and any other property held in escrow are subject to the Company's exercise of the Unvested Share Repurchase Option or the Right of First Refusal, the notices required to be given to the Optionee shall be given to the escrow agent, and any payment required to be given to the Optionee shall be given to the escrow agent. Within thirty (30) days after payment by the Company, the escrow agent shall deliver the shares and any other property which the Company has purchased to the Company and shall deliver the payment received from the Company to the Optionee.

        11. STOCK DISTRIBUTIONS SUBJECT TO THIS AGREEMENT.

               If, from time to time, there is any stock dividend, stock split or other change, as described in Section 4.2 of the Plan, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Agreement, then in such event any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee's ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Unvested Share Repurchase Option and the Right of First Refusal with the same force and effect as the shares subject to the Unvested Share Repurchase Option and the Right of First Refusal immediately before such event.

        12. NOTICE OF SALES UPON DISQUALIFYING DISPOSITION.

               The Optionee shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Agreement. In addition, the Optionee shall promptly notify the Chief Financial Officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one (1) year after the date of the Optionee exercises all or part of the Option or within two (2) years after the Date of Grant. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee's name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company's stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

        13. LEGENDS.

               The Company may at any time place legends referencing the Unvested Share Repurchase Option, the Right of First Refusal, and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

                13.1 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

                13.2 "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN UNVESTED SHARE REPURCHASE OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

                13.3 "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE

CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

                13.4 "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("ISO"). IN ORDER TO OBTAIN THE PREFERENTIAL TAX TREATMENT AFFORDED TO ISOs, THE SHARES SHOULD NOT BE TRANSFERRED PRIOR TO [INSERT DISQUALIFYING DISPOSITION DATE HERE]. SHOULD THE REGISTERED HOLDER ELECT TO TRANSFER ANY OF THE SHARES PRIOR TO THIS DATE AND FOREGO ISO TAX TREATMENT, THE TRANSFER AGENT FOR THE SHARES SHALL NOTIFY THE CORPORATION IMMEDIATELY. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE INCENTIVE STOCK OPTION IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE."

        14. PUBLIC OFFERING.

               The Optionee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. The Optionee shall be subject to this Section provided and only if the officers and directors of the Company are also subject to similar arrangements.

        15. RESTRICTIONS ON TRANSFER OF SHARES.

               No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Optionee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement and, except pursuant to an Ownership Change Event, until the date on which such shares become Vested Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

        16. BINDING EFFECT.

               Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

        17. TERMINATION OR AMENDMENT.

               The Board may terminate or amend the Plan or the Option at any time; provided, however, that except in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation or is required to enable the Option to qualify as an Incentive Stock Option. No amendment or addition to this Agreement shall be effective unless in writing.

        18. NOTICES.

               Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown on the Notice or at such other address as such party may designate in writing from time to time to the other party.

        19. INTEGRATED AGREEMENT.

               The Grant Agreement, this Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein and therein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Agreement and this Agreement shall survive any exercise of the Option and shall remain in full force and effect.

        20. APPLICABLE LAW.

               This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                                                   Optionee:
                                                           ---------------------
                                                   Date:
                                                        ------------------------
                                  STOCK OPTION
                                 EXERCISE NOTICE


DataRover Mobile Systems, Inc.

--------------------------
--------------------------


Attention: Chief Financial Officer

Ladies and Gentlemen:

        1. Exercise of Option. I was granted a stock option (the "OPTION") to purchase shares of the common stock of DataRover Mobile Systems, Inc. (the "COMPANY") on _____________, _____, pursuant to the Company's 1998 Stock Option Plan (the "PLAN") and pursuant to the Stock Option Grant Agreement dated ______, 19__ and the related Terms of Stock Option Agreement (together, the "OPTION AGREEMENT"). I hereby elect to exercise the Option as to a total of ______________ shares of the common stock of the Company (the "SHARES"), of which ___________ are Vested Shares and __________ are Unvested Shares as determined in accordance with the Option Agreement.

        2. Payments. Enclosed herewith is full payment in the aggregate amount of $_____________ (representing $_______ per share) for the Shares in the manner set forth in the Option Agreement. I authorize payroll withholding and otherwise will make adequate provision for federal, state, local and foreign tax withholding obligations of the Company, if any.

        3. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement, including the Unvested Share Repurchase Option (if applicable) and the Right of First Refusal set forth therein, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns. I agree, that if required by the Company, I will deposit the certificate or certificates evidencing the Shares, along with a blank stock assignment separate from certificate executed by me, with an escrow agent designated by the Company, to be held by such escrow agent pursuant to the Company's standard Joint Escrow Instructions, an executed copy of which I have delivered herewith.

        4. Transfer. I am aware that Rule 144, promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. I understand that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon request.

        I agree that, if the Option is designated an Incentive Stock Option in the Grant Agreement I will promptly notify the Chief Financial Officer of the Company if I transfer any of the Shares acquired pursuant to such incentive stock option within one (1) year from the date I exercise all or part of the Option or within two (2) years of the date of grant of the Option.

        My address of record is:

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        My Social Security Number is:

        -------------------------------------

        5. Election Under Section 83(b) of the Code. (NOTE: This section only applies if the Option was designated as Immediately Exercisable.) I understand and acknowledge that if I am exercising the Option to purchase Unvested Shares (i.e., shares that remain subject to the Company's Unvested Share Repurchase Option), that I should consult with my tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date on which I exercise the Option.

        I acknowledge that I have been advised to consult with a tax advisor prior to the exercise of the Option regarding the tax consequences to me of exercising the Option. AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH I PURCHASE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. I ACKNOWLEDGE THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS MY SOLE RESPONSIBILITY, EVEN IF I REQUEST THE COMPANY OR ITS REPRESENTATIVES TO FILE SUCH ELECTION ON MY BEHALF.

        I understand that I am purchasing the Shares pursuant to the terms of the 1998 Stock Option Plan and my Option Agreement, copies of which I have received and carefully read and understand.

                                                   Very truly yours,



                                                   -----------------------------



Receipt of the above is hereby acknowledged.

DATAROVER MOBILE SYSTEMS, INC.

By:
   ------------------------------------
Title:
     ----------------------------------
Dated:
     ----------------------------------

                                STANDARD FORM OF

                          STOCK OPTION GRANT AGREEMENT

                         DATAROVER MOBILE SYSTEMS, INC.

                          STOCK OPTION GRANT AGREEMENT



___________________ (the "OPTIONEE") has been granted an option (the "OPTION") to purchase shares of the Common Stock of DataRover Mobile Systems, Inc. (the "COMPANY") pursuant to this Stock Option Grant Agreement, the Company's 1998 Stock Option Plan (the "Plan") and a standard form of the Terms of Stock Option Agreement (the "OPTION AGREEMENT"), the provisions of which are incorporated herein by reference. The following terms shall have their respective meanings as set forth below or in the Plan.

     "DATE OF OPTION GRANT" means _____________________________________.

     "NUMBER OF OPTIONS SHARES" means__________________ shares of Stock.

     "EXERCISE PRICE" means $________________________________ per share.

     "IMMEDIATELY EXERCISABLE" ___ (Yes or No. If left blank, deemed NO)

     "INCENTIVE STOCK OPTION" ____ (Yes or No. If left blank, deemed NO)

     "INITIAL VESTING DATE" means the date occurring one (1) year after

      _________________________________________________________________.

     "OPTION EXPIRATION DATE" means the date ten (10) years after the Date of Option Grant.

     "VESTED RATIO" means, on any relevant date, the ratio determined as follows:

              Prior to Initial Vesting Date:                    0

              On Initial Vesting Date, provided Optionee's
              Service has not terminated prior to the
              Initial Vesting Date:                           1/2

              For each month of Optionee's Service from the
              Initial Vesting Date until the Vested Ratio
              equals 1/1, an additional:                     1/24


     The Optionee represents that he/she is familiar with the terms and provisions of the Option Agreement, including the Unvested Share Repurchase Option and the Right of First Refusal, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Option. The Optionee acknowledges receipt of a copy of the Plan.

OPTIONEE                               DATAROVER MOBILE SYSTEMS, INC.



                                       By:
----------------------------              ---------------------------------
                                       Its:
                                          ---------------------------------

Address:                               Address:
        --------------------                   ----------------------------

----------------------------                   ----------------------------



Attachments: 1998 Stock Option Plan
             Terms of Stock Option Agreement